Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-208544 and
333-208544-07

Prospectus

$1,000,000,000

Nissan Auto Receivables 2018-A Owner Trust

Issuing Entity

Central Index Key Number: 0001730276

Nissan Auto Receivables Corporation II Depositor Central Index Key Number: 0001129068	Nissan Motor Acceptance Corporation Servicer/Originator/Sponsor Central Index Key Number: 0001540639

You should review carefully the factors set forth under “Risk Factors” beginning on page 10 of this prospectus.

The main sources for payments of the notes are collections on a pool of motor vehicle retail installment contracts and monies on deposit in a reserve account. The notes are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the notes nor the motor vehicle retail installment contracts are insured or guaranteed by any government agency.

The issuing entity will issue the notes described in the table below.

	Initial Principal Amount	Interest Rate	Final Scheduled Distribution Date
Class A-1 notes	$200,000,000	1.90000%	March 15, 2019
Class A-2a notes	$295,000,000	2.39%	December 15, 2020
Class A-2b notes	$75,000,000	LIBOR(1) + 0.09%	December 15, 2020
Class A-3 notes	$300,000,000	2.65%	May 16, 2022
Class A-4 notes	$130,000,000	2.89%	June 17, 2024

Total	$1,000,000,000

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 note	100.00000%	0.140%	99.86000%
Per Class A-2a note	99.99998%	0.170%	99.82998%
Per Class A-2b note	100.00000%	0.170%	99.83000%
Per Class A-3 note	99.98857%	0.255%	99.73357%
Per Class A-4 note	99.97565%	0.300%	99.67565%

Total	$999,933,966.00	$ 2,064,000.00	$ 997,869,996.00

(1) The interest rate on the Class A-2b notes will be based on one-month LIBOR. For a description of how one-month LIBOR is determined, see “The Notes—Calculation of Floating Rate Interest” in this prospectus. If the sum of one-month LIBOR + 0.09% is less than 0.00% for any interest period, then the interest rate for the Class A-2b notes for such interest period will be deemed to be 0.00%.

●	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a business day, the next business day, starting on March 15, 2018.

●	The notes will accrue interest from and including the closing date.

●	Credit enhancement for the notes will consist of a reserve account with an initial deposit in an amount equal to at least 0.25% of the adjusted pool balance as of the cut-off date and subject to adjustment as described in this prospectus, a yield supplement overcollateralization amount as described in this prospectus, and overcollateralization in an amount equal to at least 4.00% of the adjusted pool balance as of the cut-off date as described in this prospectus.

●	The issuing entity will also issue certificates that represent fractional undivided interests in the issuing entity, will not bear interest, and are not being offered hereby. Some or all of one or more classes of notes may be retained by the depositor or conveyed to affiliates of the depositor.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	HSBC	Lloyds Securities	MUFG
BNP PARIBAS	Scotiabank	SOCIETE GENERALE	TD Securities

The date of this prospectus is February 21, 2018

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(continued)

Important Notice About Information Presented in this Prospectus

We have started this prospectus with two introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

1.	Summary of Terms—gives a brief introduction to the notes to be offered; and

2.	Risk Factors—describes briefly some of the risks to investors of a purchase of the notes.

Cross-references are included in this prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents in this prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 125 in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to give you different information. We make no claim with respect to the accuracy of the information in this prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any jurisdiction where it is not permitted.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Nissan Auto Receivables Corporation II.

Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

Reports to Noteholders

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Nissan Motor Acceptance Corporation (“NMAC”), as servicer, and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports available to noteholders each month via its Internet website, which is presently located at http://www.usbank.com/abs. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. NMAC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset data files on Form ABS-EE and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Nissan Auto Receivables 2018-A Owner Trust” and file number 333-208544-07. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes.

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. Copies of the Registration Statement will be provided free of charge upon written request to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee 37067. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, (THE “ORDER”), OR TO PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE IN THE UNITED KINGDOM TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS IN THE UNITED KINGDOM WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES IS AVAILABLE IN THE UNITED KINGDOM ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN, IN THE UNITED KINGDOM, ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”).

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AS DEFINED IN THE PROSPECTUS DIRECTIVE). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE ONLY TO ONE OR MORE QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES TO ANY PERSON OR LEGAL ENTITY OTHER THAN A QUALIFIED INVESTOR. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

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SUMMARY OF TRANSACTION PARTIES(1)(2)

(1)	This chart provides only a simplified overview of the relationships between the key parties to the transaction. Please refer to this prospectus for a further description of the relationships between the key parties.
(2)	The certificates initially will be held by the depositor but may be transferred by the depositor on or after the closing date. However, the portion of the certificates being retained by the depositor to satisfy the credit risk retention rules will not be sold or transferred except as permitted under those rules.

FLOW OF FUNDS(1)

(1)	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred and the notes have not been accelerated. For more detailed information regarding the flow of funds, including information regarding the flow of funds upon the occurrence of an event of default and acceleration of the notes, please refer to “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus. You should carefully read this prospectus in its entirety to understand all of the terms of the offering.

Issuing Entity	Nissan Auto Receivables 2018-A Owner Trust, or the “issuing entity.” The issuing entity was established by a trust agreement dated as of February 1, 2018, as amended and restated as of the closing date, and will be the entity that issues the notes and the certificates.

Depositor	Nissan Auto Receivables Corporation II, or the “depositor.” You may contact the depositor by mail at One Nissan Way, Room 5-124, Franklin, Tennessee 37067 or by calling (615) 725-1121.

Originator, Servicer, Sponsor and Administrator	Nissan Motor Acceptance Corporation, or “NMAC.”

Indenture Trustee	U.S. Bank National Association, or the “indenture trustee.”

Owner Trustee	Wilmington Trust, National Association, or the “owner trustee.”

Asset Representations Reviewer	Clayton Fixed Income Services LLC, or the “asset representations reviewer.”

Cut-off Date	Close of business on January 31, 2018.

Closing Date	On or about February 28, 2018.

Offered Notes

The offered notes will consist of the Class A-1 notes, the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, as described on the cover page of this prospectus.

The Class A-2a notes and the Class A-2b notes are referred to in this prospectus collectively as the “Class A-2 notes.” The Class A-2b notes will be floating rate notes. All other classes of offered notes will be fixed rate notes.

Certificates

The issuing entity will also issue certificates, which represent 100% of the undivided beneficial interest in the issuing entity. The issuing entity is not offering the certificates hereby. All of the certificates will initially be issued to the depositor but may be transferred by the depositor on or after the closing date. However, the portion of certificates retained by the depositor to satisfy the credit risk retention rules will not be sold or transferred except as permitted under those rules. See “The Sponsor—Credit Risk Retention” in this prospectus.

The certificates will represent fractional undivided interests in the issuing entity and will not bear interest. The issuing entity will not make any distributions to the holders of the certificates on any distribution date until all interest on and principal of the notes then due and payable on that distribution date have been paid in full.

Terms of the Notes

Distribution Dates:

Interest on and principal of each class of notes will be payable on the 15th day of each month, unless the 15th day is not a business day, in which case such payment will be made on the following business day. The first payment will be made on March 15, 2018.

Denominations:

The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Per annum interest rates:

Each class of notes will have a fixed or adjustable rate of interest (which we refer to in this prospectus as “fixed rate notes” or “floating rate notes,” respectively), as follows:

Class	Interest Rates
A-1	1.90000%
A-2a	2.39%
A-2b	LIBOR + 0.09%
A-3	2.65%
A-4	2.89%

If the sum of LIBOR and the applicable spread for the Class A-2b notes is less than 0.00% for any interest period, then the interest rate for the Class A-2b notes for such interest period will be deemed to be 0.00%. See “Risk Factors — Negative LIBOR would reduce the rate of interest on the Class A-2b notes” and “The Notes—Calculation of Floating Rate Interest” in this prospectus.

Interest Periods and Payments:

The issuing entity will pay interest on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “distribution date.” The first distribution date is March 15, 2018. On each distribution date, payments on the notes will be made to holders of record as of the last business day preceding that distribution date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

•	Interest on the Class A-1 notes and the Class A-2b notes will accrue from and including the prior distribution date (or, with respect to the first distribution date, from and including the closing date) to but excluding the current distribution date.

•	Interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will accrue from and including the 15th day of the calendar month preceding each distribution date (or, with respect to the first distribution date, from and including the closing date) to but excluding the
15th day of the month in which such distribution date occurs.

•	Interest accrued as of any distribution date but not paid on that distribution date will be payable on the next distribution date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuing entity will pay interest on the Class A-1 notes and the Class A-2b notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each distribution date for the Class A-1 notes and Class A-2b notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any principal payments made on that distribution date, (ii) the applicable interest rate and (iii) the actual number of days from and including the prior distribution date (or, with respect to the first distribution date, from and including the closing date) to but excluding the current distribution date, divided by 360.

•	The issuing entity will pay interest on the Class A-2a notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each distribution date for the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any principal payments made on that distribution date, (ii) the applicable interest rate and (iii) 30 (or, with respect to the first distribution date, the number of days from and including the closing date to but excluding March 15, 2018 (assuming a 30 day calendar month)), divided by 360.

•	Interest payments on all classes of notes will have the same priority and will be paid on a pro rata basis.

Principal:

Principal of the notes will be payable on each distribution date (other than after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded)) to the Class A-1 notes, until the principal amount thereof is reduced to zero, then to the Class A-2 notes (pro rata between the Class A-2a notes and the Class A-2b notes), until the amount thereof is reduced to zero, then to the Class A-3 notes, until the amount thereof is reduced to zero and then to the Class A-4 notes, until the amount thereof is reduced to zero, in an amount equal to the sum of (i) the excess, if any, of (x) the adjusted pool balance of the receivables as of the beginning of the related collection period (or, in case of the first collection period, as of the cut-off date) over (y) the adjusted pool balance as of the end of the related collection period, and (ii) any amounts due in respect of principal on the notes but not previously paid because sufficient funds were not available to make such payments. At any time the “adjusted pool balance” shall equal the pool balance minus the yield supplement overcollateralization amount, which represents the aggregate present value (as described below) of the receivables for the related collection period.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee has been paid and after payment of interest on the notes.

Interest and Principal Payments after an Event of Default and Acceleration of the Notes:

On each distribution date after the occurrence of an event of default under the indenture and an acceleration of the notes (unless and until the acceleration has been rescinded), available amounts (after payment of fees and expenses to the servicer, the asset representations reviewer, the indenture trustee and the owner trustee) will be applied to pay: (a) first, interest on the Class A-1 notes, the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the amount of the noteholders’ interest distributable amount due to such class, until the accrued interest on such classes has been paid in full, (b) second, principal of the Class A-1 notes, until the outstanding principal amount of the Class A-1 notes has been paid in full, and (c) third, principal of the Class A-2a notes, the Class A-2b notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis, based on the respective outstanding principal amounts of those classes of notes, until the outstanding principal amounts of those classes of notes have been paid in full.

Final Scheduled Distribution Dates:

The outstanding principal amount of each class of notes is due on the final scheduled distribution date for that class:

Class	Final Scheduled Distribution Date
A-1	March 15, 2019
A-2a	December 15, 2020
A-2b	December 15, 2020
A-3	May 16, 2022
A-4	June 17, 2024

You should refer to “The Notes—Payments of Principal” and “Distributions on the Notes—Calculation of Available Amounts” in this prospectus for more detailed information regarding payments of principal.

In addition, the notes are subject to early redemption on any distribution date on which the servicer exercises its option to purchase the issuing entity’s property (other than the reserve account) as described under “—Optional Purchase” below.

Priority of Payments

On each distribution date prior to an acceleration of the notes (or after any such acceleration has been rescinded), the servicer will allocate available amounts with respect to the related collection period as described below and will instruct the indenture trustee (or, if the notes have been paid in full, the owner trustee) to make the following deposits and distributions, to the extent of available amounts on deposit in the collection account for such distribution date, in the following order of priority:

•	to the servicer, the servicing fee and all unpaid servicing fees with respect to prior periods;

•	on a pro rata basis (based on the amounts due to each class) to the noteholders, interest on the notes;

•	to the noteholders, principal on the notes in the amounts and priority described under “—Terms of the Notes—Principal” above;

•	to the reserve account, an amount, if any, necessary to increase the balance of funds therein to the specified reserve account balance;

•	to the indenture trustee, fees, expenses and indemnity payments due pursuant to the indenture that have not been paid by the administrator and have been outstanding for at least 60 days;

•	to the owner trustee, fees, expenses and indemnity payments due pursuant to the trust agreement that have not been paid by the administrator and have been outstanding for at least 60 days;

•	to the asset representations reviewer, fees, expenses and indemnity payments due pursuant to the asset representations review agreement that have not been paid by the sponsor and have been outstanding for at least 60 days; and

•	to an account for distribution to the certificateholders, any remaining amounts.

Optional Purchase

NMAC, as servicer, may purchase the issuing entity’s property (other than the reserve account) on any distribution date on which the outstanding aggregate principal balance of the receivables, as of the last day of the related collection period, declines to 5% or less of the original aggregate principal balance of the receivables on the cut-off date. If the servicer exercises this option, the notes will be redeemed in whole, but not in part, on the related distribution date.

You should refer to “Description of the Transfer and Servicing Agreements—Optional Purchase” in this prospectus for more detailed information regarding the optional purchase of the issuing entity’s property.

Events of Default

The occurrence and continuation of any of the following events will be an “event of default” under the indenture:

•	the issuing entity fails to pay interest on any note within five days after its due date;

•	the issuing entity fails to pay the principal of any note in full on its final scheduled distribution date or redemption date;

•	the issuing entity materially defaults in the observance or performance of any covenant or agreement of the issuing entity made in the indenture and the continuation of the default for a period of 90 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class;

•	any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture proves to have been inaccurate in any material respect at the time made, and the breach not having been cured within 60 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

If an event of default occurs and is continuing, the indenture trustee or holders of at least a majority of the outstanding principal amount of the notes, voting as a single class, may declare the principal of the notes immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes voting as a single class.

After an event of default and the acceleration of the notes (unless and until the acceleration has been rescinded), funds on deposit in the collection account and the reserve account will be applied to pay principal of and interest on the notes in the order and amounts specified under “Distribution on the Notes—Priority of Payments” in this prospectus. In addition, after an event of default and acceleration of the notes, the indenture trustee or the noteholders may elect to exercise certain remedies described in “Description of the Indenture—Remedies Upon an Event of Default.”

You should refer to “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default” in this prospectus for more detailed information regarding the events constituting an event of default and the remedies available following such default.

Pool Information

The information concerning the receivables presented throughout this prospectus is based on the pool of receivables that will be sold to the issuing entity on the closing date.

Issuing Entity Property

The primary assets of the issuing entity will consist of a pool of receivables, collections on the receivables after the close of business on January 31, 2018, which is referred to as the “cut-off date”, and security interests in the vehicles financed by the receivables, together with the amounts on deposit in various accounts.

The receivables will be sold by the sponsor to the depositor and then transferred by the depositor to the issuing entity in exchange for the notes and the certificates.

The receivables in the pool described in this prospectus had the following characteristics as of the close of business on the cut-off date:

•	an aggregate initial principal balance of $1,114,467,625.30;

•	a contractual annual percentage rate that ranges from 0.00% to 11.26%;

•	a remaining term to maturity of not less than 3 payments and not greater than 70 payments;

•	an original principal balance of not more than $80,000.00 and a remaining principal balance of not less than $2,000.00 or more than $75,324.09; and

•	an origination date on or after March 22, 2012.

As discussed under “The Receivables—Underwriting Procedures” in this prospectus, under NMAC’s origination process, retail installment contract applications are reviewed when received by NMAC’s auto-decisioning system, which then approves, rejects or forwards the application for review by an NMAC credit analyst.

22,193 receivables, having an aggregate principal balance of $469,849,701.95 (approximately 42.16% of the aggregate principal balance of the receivables as of the cut-off date) were automatically approved by NMAC’s auto-decisioning system, while 27,154 receivables, having an aggregate principal balance of $644,617,923.35 (approximately 57.84% of the aggregate principal balance of the receivables as of the cut-off date) were evaluated and approved by an

NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. As described in this prospectus, NMAC does not consider any of the receivables in the pool of receivables described in this prospectus to constitute exceptions to NMAC’s written underwriting guidelines.

You should refer to “The Issuing Entity—Property of the Issuing Entity” and “The Receivables” in this prospectus for more information on the property of the issuing entity.

The Receivables

Purchasers of automobiles and light-duty trucks from Nissan- and Infiniti-branded dealers and, in limited circumstances, other dealers not affiliated with Nissan- or Infiniti-branded dealers that operate dealerships franchised by other manufacturers often finance their purchases by entering into retail installment contracts with such dealers, who then sell the contracts to NMAC, including its Infiniti Financial Services division. These contracts are referred to as “receivables,” and the underlying new, near-new and used automobiles and light-duty trucks, together with all accessions thereto, are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet requirements specified by NMAC.

Representations and Warranties

NMAC and the depositor will each make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. Breach of these representations may, subject to certain conditions, result in NMAC or the depositor, as applicable, being obligated to repurchase the related receivable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by NMAC or the depositor of those representations and warranties.

If the issuing entity, the owner trustee, the indenture trustee, or an investor requests that NMAC or the depositor repurchase any receivable due to a breach of representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the depositor or NMAC, as applicable, the requesting party will have the right to refer the matter, at its discretion, to either mediation or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “Description of the Transfer and Servicing Agreements—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “Description of the Transfer and Servicing Agreements—Asset Representations Review” in this prospectus, if the aggregate amount of delinquent receivables exceeds a certain threshold, then, subject to certain conditions, investors representing at least a majority of the voting investors may direct the asset representations reviewer to perform a review of the delinquent receivables for compliance with the representations and warranties made by NMAC and the depositor. See “Description of the Transfer and Servicing Agreements—Asset Representations Review” in this prospectus.

Servicing of the Receivables

NMAC will service the receivables. On each distribution date, NMAC will be paid a fee by the issuing entity for performing its servicing obligations in an amount equal to one-twelfth of 1.00% of the principal balance of the receivables as of the last day of the preceding collection period (or in the case of the first distribution date, as of the cut-off date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees, if any, and any income from investments of funds on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior distribution dates, will be payable on each distribution date from available amounts on deposit in the collection account, and will be paid to the servicer prior to the payment of principal of and interest on the notes. You should refer to “Description of the Transfer and Servicing Agreements—Compensation for Servicer and Administrator” in this prospectus for more detailed information regarding the servicing fees to be paid to NMAC.

Servicer Purchase Obligation:

As described in “Description of the Transfer and Servicing Agreements—Servicing Procedures,” the servicer will be obligated to repurchase any receivables affected by any breach by the servicer of certain of its duties and covenants with respect to those receivables, subject to certain conditions described in “Description of the Transfer and Servicing Agreements—Servicing Procedures.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by the servicer of those duties and covenants.

Administration of the Issuing Entity

NMAC will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture, the trust agreement and certain other basic documents. On each distribution date, NMAC will be paid a fee by the servicer for performing its administrative obligations in an amount to be agreed to between the administrator and the servicer.

Enhancement

The enhancement for the offered notes will be overcollateralization, the reserve account, and the yield supplement overcollateralization amount. The enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows.

Overcollateralization:

Overcollateralization is the amount by which the adjusted pool balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets (in addition to the yield supplement overcollateralization amount described below) generating collections that will be available to cover credit losses on the receivables. The initial amount of overcollateralization will be at least $41,666,671.80, or approximately 4.00% of the adjusted pool balance as of the cut-off date and approximately 4.17% of the initial principal amount of the notes.

Reserve Account:

On each distribution date, the issuing entity will use funds in the reserve account for distribution to the noteholders to cover any shortfalls in servicing fees and interest and principal required to be paid on the notes.

If the principal amount of a class of notes is not paid in full on the related final scheduled distribution date,

the indenture trustee will withdraw amounts from the reserve account (if available) to pay that class in full.

On the closing date, the issuing entity will cause to be deposited an amount equal to at least $2,604,166.68 into the reserve account, which is approximately 0.25% of the adjusted pool balance as of the cut-off date. Thereafter, on any distribution date while the notes are outstanding, the “specified reserve account balance” will be approximately 0.25% of the adjusted pool balance as of the cut-off date. On each distribution date, after making required payments to the servicer and on the notes, and prior to making payments on the certificates, the issuing entity will make a deposit into the reserve account to fund and maintain the specified reserve account balance.

On each distribution date, after all appropriate deposits to and withdrawals from the reserve account, any amounts on deposit in the reserve account in excess of the specified reserve account balance will be released to holders of the certificates.

You should refer to “Credit Enhancement—Reserve Account” in this prospectus for more detailed information regarding the reserve account.

The Yield Supplement Overcollateralization Amount:

The yield supplement overcollateralization amount with respect to any collection period and the related distribution date is the aggregate amount by which the principal balance as of the last day of such collection period of each receivable owned by the issuing entity (other than a defaulted receivable), exceeds the present value of each scheduled payment of each such receivable assuming the discount rate of that receivable is the greater of 5.40% or the receivable’s contract rate and that the scheduled payments (assumed to be equal monthly payments that amortize the receivable principal balance to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days. The actual initial yield supplement overcollateralization amount for the actual pool of receivables will be calculated on or prior to the closing date.

You should refer to “Credit Enhancement—YSOC Amount” in this prospectus for more detailed information regarding the yield supplement overcollateralization amount.

Tax Status

On the closing date, Mayer Brown LLP, tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that the notes (other than such notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt for U.S. federal income tax purposes and that the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. At closing, the issuing entity will be disregarded as separate from the depositor for U.S. federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for U.S. federal income tax purposes) or should any of the notes be characterized by the Internal Revenue Service as equity of the issuing entity.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting the notes or a beneficial interest therein, to treat the notes as debt for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

You should refer to “Material U.S. Federal Income Tax Consequences” in this prospectus.

Certain Considerations for ERISA and other U.S. Benefit Plans

Subject to the considerations discussed under “Certain Considerations for ERISA and other U.S. Benefit Plans” in this prospectus, the notes are eligible for purchase by employee benefit plans and other retirement accounts.

Fiduciaries of employee benefit plans and retirement accounts considering the purchase of notes are urged to carefully review the matters discussed in this prospectus and to consult with their counsel before making an investment decision.

Eligibility for Purchase by Money Market Funds

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and classifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult their counsel before making a purchase.

Certain Investment Considerations

The issuing entity will rely on the exemption or exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although other exceptions or exclusions may be available to the issuing entity. The issuing entity will be structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the statutory provision known as the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (the “hired rating agencies”).

The ratings of the notes will address the likelihood of payment of principal of, and interest on, the notes according to their terms. Although the hired rating agencies are not contractually obligated to do so, we believe that each hired rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any hired rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. Any rating action taken by a rating agency, whether hired or otherwise, may not necessarily be taken by any other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus.

Credit Risk Retention

The depositor, a wholly owned subsidiary of NMAC, will be the initial holder of the issuing entity’s certificates. NMAC, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity. For a description of the issuing entity’s assets and liabilities as of the closing date see “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” in this prospectus.

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), NMAC, as sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. NMAC intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value of all of the notes and certificates issued by the issuing entity.

The eligible horizontal residual interest retained by the depositor will consist of the issuing entity’s certificates. NMAC expects such certificates to have a fair value of approximately $72,940,058, which is approximately 6.80% of the fair value of all of the notes and certificates issued by the issuing entity. For a description of the valuation methodology used to calculate the fair value of the notes and certificates and of the eligible horizontal residual interest set forth in the preceding sentence, see “The Sponsor—Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Certificates.”

The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of NMAC on or after the closing date.

The depositor does not intend to transfer or hedge the portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR.

Registration under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes of any class.

The notes are not suitable investments for all investors	The notes are complex investments that are not a suitable investment if you require a regular predictable schedule of payments. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of such an investment and the interaction of these factors.

You must rely only upon payments from the issuing entity’s assets for repayment which may not be sufficient to make full payments on your notes	The notes represent indebtedness solely of the issuing entity and will not be insured or guaranteed by NMAC, the depositor, or any of their respective affiliates, or the indenture trustee or any other person or entity other than the issuing entity. The only sources of payment on your notes are payments received on the receivables and the credit enhancement for the issuing entity, including overcollateralization, amounts on deposit in the reserve account and the yield supplement overcollateralization amount. However, although funds in the reserve account will be available to cover shortfalls in distributions of interest on and principal of your notes, funds to be deposited in this account are limited. If the funds in this account are exhausted, your notes will be paid solely from current distributions on the receivables. See “Credit Enhancement” in this prospectus.

Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the note

You may receive payment of principal of your notes earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the sponsor, the depositor and the servicer will affect the life of the notes to an extent that cannot be fully predicted.

The sponsor and the depositor will be required to repurchase receivables from the issuing entity if there is a breach of the representations and warranties relating to those receivables that materially and adversely affects the interests of the noteholders or certificateholders in such receivables. NMAC, as the servicer, also will be required to purchase receivables from the issuing entity if it breaches certain of its servicing obligations with respect to those receivables. The servicer also will be entitled to purchase all remaining receivables from the issuing entity once the outstanding aggregate principal balance of the receivables declines to 5% or less of the original aggregate principal balance of the receivables on the cut-off date.

The receivables may be prepaid, in full or in part, either voluntarily or as a result of defaults, theft of or damage to the related vehicle or for other reasons. If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the additional payment will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepaid period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional payment, but the obligor’s contract would not be considered delinquent. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract. The weighted average life of the notes will generally be shortened if the issuing entity applies principal prepayments on the receivables to the outstanding principal amount of the notes. However, depending on the length of time during which a prepaid simple interest contract is not amortizing as described above, the weighted average life of the notes may be extended.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. In addition, NMAC is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For data regarding prepayment experience in NMAC’s prior securitized pools of receivables, see “Static Pool Information Regarding Certain Previous Securitizations–Prepayment Speeds.” However, NMAC cannot predict the actual prepayment rates for the receivables sold to the issuing entity on the closing date. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its final scheduled distribution date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than that date.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default or breach until the Final Scheduled Distribution Date	If so directed by the holders of the requisite percentage of outstanding notes, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuing entity. If a liquidation occurs close to the date when one or more classes of notes of that series would otherwise be paid in full, repayment of those classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. Also, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay the notes in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled distribution date or redemption date for your notes. See “Description of the Indenture—Events of Default” and “—Remedies Upon an Event of Default” in this prospectus. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled distribution date will involve the prepayment risks described under “Risk Factors—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the note” in this prospectus.

Bankruptcy of NMAC or the depositor could result in delays in payments or losses on your notes

If NMAC or the depositor were to become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. NMAC will sell the receivables to the depositor, and the depositor will in turn transfer the receivables to the issuing entity. However, if NMAC or the depositor were to become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that NMAC or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of NMAC, that the depositor or the issuing entity should be consolidated with NMAC for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the notes as a result of, among other things:

1. the “automatic stay,” which generally prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

2. tax or government liens on NMAC’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

3. the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by NMAC at the time NMAC becomes the subject of a bankruptcy proceeding.

The depositor will take steps in structuring the transactions described in this prospectus to minimize the risk that a court would consolidate the depositor with NMAC for bankruptcy purposes or conclude that the sale of receivables to the depositor or the issuing entity was not a “true sale.” See “Material Legal Aspects of the Receivables—Material Bankruptcy Considerations” in this prospectus.

Bankruptcy of the issuing entity could result in delays in payments or losses on your notes	If the issuing entity were to become subject to bankruptcy proceedings, you could experience delays in the payments or losses on your notes as a result of, among other things, the “automatic stay,” which generally prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances.

Interests of other persons in the receivables could be superior to the issuing entity’s interest, which may result in reduced payments on your notes	Another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in that receivable because the receivables will not be segregated or marked as belonging to the issuing entity. The depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity’s interest in the receivables. However, except to the extent the contracts are in electronic form, the servicer will continue to hold the physical contracts, if any, evidencing the receivables. If another party purchases (or takes a security interest in) one or more receivables for new value in the ordinary course of business in good faith and obtains possession of the physical documents evidencing those receivables (or, in the case of electronic contracts, “control” of the electronic contracts under the Uniform Commercial Code) without knowledge that doing so violates the rights of the issuing entity because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the issuing entity.

The issuing entity will not be identified as the secured party on the certificate of title related to a financed vehicle, which could result in delays in payments or losses on your notes	Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity’s interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title. While NMAC, as sponsor, will assign its security interests in the financed vehicles to the depositor, and the depositor will assign to the issuing entity such security interests in the financed vehicles, the servicer will continue to hold the certificates of title for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title to identify the issuing entity as the new secured party. Because the issuing entity will not be identified as the secured party on any certificates of title, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error. As a result of any of these events, the issuing entity may not have a perfected security interest in the financed vehicles in every state. The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors. See “Material Legal Aspects of the Receivables—Security Interests” in this prospectus.

The issuing entity may not have a perfected security interest in receivables evidenced by electronic contracts which could result in delays in payments or losses on your notes

As described in “The Receivables—Tangible and Electronic Contracting” in this prospectus, NMAC has contracted with a third-party to originate and maintain custody of certain of the contracts in electronic form through the third-party custodian’s technology system. The third-party custodian’s technology system is designed to enable NMAC to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper. In order for NMAC to have “control” of an electronic contract, (a) there must be a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies NMAC as the owner, (b) all other copies of the electronic contract must indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract must be readily identifiable as either authorized or unauthorized revisions, and (d) authorized revisions of the electronic contract cannot be made without NMAC’s participation.

However, another person could acquire an interest in an electronic contract that is superior to NMAC’s interest (and accordingly the issuing entity’s interest) if NMAC ceases to have “control” over the electronic contract that is maintained on behalf of NMAC by the third-party custodian and another party purchases that electronic contract without knowledge that doing so violates NMAC’s rights, or if NMAC transfers “control” over the electronic contract to a third party. NMAC also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the third-party custodian’s technology system a person other than the NMAC were able to modify or duplicate the authoritative copy of the contract.

Although NMAC will perfect its assignment of its security interests in the electronic contracts to the depositor and the depositor’s assignment of such security interests to the issuing entity by filing financing statements, the fact that NMAC may not have a security interest in the receivables perfected by control may affect the priority of the issuing entity’s security interest in the receivables. The issuing entity’s interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer. There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that NMAC maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

NMAC will represent that NMAC has a perfected security interest in the receivables, including the receivables that constitute electronic chattel paper. Such security interest has been transferred to the depositor and thereafter to the issuing entity. From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date. The Servicer will covenant that it will at all times maintain control of the receivables constituting electronic chattel paper, which means that to the extent any of those amendments is evidenced in tangible form, NMAC will maintain its perfected security interest in the receivables by possession of the tangible amendment and control of the electronic contract.

However, the law governing perfecting security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by the third-party to maintain control of the electronic contracts may not be sufficient as a matter of law to give NMAC (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts. Moreover, there is a risk that maintaining control of the electronic contract and possession of all tangible amendments may not be sufficient as a matter of law to give NMAC a perfected security interest in the receivables that are evidenced both by electronic records and tangible records.

As a result of the foregoing, NMAC (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its interest, although perfected, could be junior to that of another party. The fact that NMAC (and accordingly, the issuing entity) may not have a perfected security interest in the receivables, or may have a perfected security interest that is junior to that of another party, may affect NMAC’s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your notes.

Payment priorities increase risk of loss or delay in payment to certain notes

Based on the priorities described under “Distributions on the Notes—Priority of Payments” in this prospectus, classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially (so long as no event of default and acceleration of the notes has occurred), classes of notes that have higher (i.e., 2 being higher than 1) sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes. Accordingly, the Class A-2 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes; the Class A-3 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes and the Class A-2 notes; and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of those losses than the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise

The receivables will provide for level monthly payments, while the floating rate notes will bear interest at a floating rate based on LIBOR plus an applicable spread. Even though the issuing entity will issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the floating rate payable by the issuing entity increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificates, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all securities, not just the holders of any floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all securities.

Negative LIBOR would reduce the rate of interest on the Class A-2b notes

The interest rate to be borne by the Class A-2b notes is based on a spread over LIBOR, which serves as a global benchmark for home mortgages, student loans and the rate that various issuers pay to borrow money.

Changes in LIBOR will affect the rate at which the Class A-2b notes accrue interest and the amount of interest payments on the Class A-2b notes. To the extent that LIBOR decreases below 0.00% for any interest period, the rate at which the Class A-2b notes accrue interest for such interest period will be reduced by the amount by which LIBOR is negative, provided that the interest rate on the Class A-2b notes for any interest period will not be less than 0.00%. A negative LIBOR rate could result in the interest rate applied to the Class A-2b notes decreasing to 0.00% for the related interest period. See “The Notes—Calculation of Floating Rate Interest” in this prospectus.

Uncertainty about the future of the LIBOR industry may have an adverse impact on the Class A-2b Notes.	On September 28, 2012, Britain’s Financial Services Authority recommended that the British Bankers’ Association be removed from its rate-setting responsibility and proposed additional reforms in connection with the determination of LIBOR. In July 2013, a subsidiary of the parent company of the New York Stock Exchange was appointed to take over the administration of LIBOR in 2014. Following the acquisition of the parent company of the New York Stock Exchange, the appointment of the subsidiary, renamed ICE Benchmark Administration Limited (“IBA”), became effective and such entity assumed the administration of LIBOR. No assurance can be provided as to what effect this appointment and change in administration will have on setting the applicable rates of LIBOR or what other changes may occur in the future with respect to the administration of LIBOR. In addition, various individual and class actions have been filed in U.S. federal and state courts in recent years in which plaintiffs make allegations that in various periods, starting in 2000 or later, certain banks either individually or collectively manipulated the U.S. dollar LIBOR index and other benchmark rates, or otherwise committed fraud or violated antitrust and other laws. Certain of these actions are ongoing. No assurance can be provided as to which entity or entities will assume responsibility for setting the applicable rates in the future. In addition, no assurance can be provided that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one month period between leading European banks or that LIBOR’s prominence as a benchmark interest rate will be preserved. Further, the chief executive of the Financial Conduct Authority of the United Kingdom (the “FCA”), in a speech on July 27, 2017, indicated that the FCA intends to phase out LIBOR by the end of 2021, and after such time will no longer seek to compel panel banks to provide LIBOR submissions. The FCA has indicated that it expects that the current panel banks will voluntarily sustain LIBOR until the end of 2021, although there can be no assurance that they will not cease to do so sooner. No prediction can be made as to future levels of the one-month LIBOR index, the timing of any changes thereto, the effect of the FCA’s recent announcement, or whether panel banks will continue to provide LIBOR submissions to the IBA, each of which may directly affect the yield of the Class A-2b notes and/or the liquidity of the Class A-2b notes.

If a published LIBOR rate is unavailable at any time after the closing date, the rate of interest on the Class A-2b notes will be determined using the alternative methods stated in “The Notes—Calculation of Floating Rate Interest.” These alternative methods may result in lower interest payments than would have been made if LIBOR were available in its current form. These alternative methods may also be subject to factors that make LIBOR impossible or impracticable to determine. If a published LIBOR rate is unavailable and the reference banks are unwilling to provide quotations, the rate of interest on the Class A-2b notes for an interest determination date will be the LIBOR rate in effect on the preceding interest determination date, and such rate could remain the rate of interest on the Class A-2b notes for the life of the Class A-2b notes.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables and therefore losses on your notes	Information regarding credit scores for the receivables obtained at the time of origination is presented in “Prepayments, Delinquencies, Repossessions and Net Credit Losses” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus under “The Receivables” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus with respect to NMAC’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus with respect to NMAC’s managed portfolio. The issuing entity’s ability to make payments on the notes could be adversely affected if the obligors default in payments at a greater rate than expected based on an obligor’s credit score.

Varying economic circumstances may adversely affect the performance of the receivables, which could result in losses on your notes	Periods of economic slowdown or other market disruptions may adversely affect the performance and market value of your notes. High unemployment or reduced availability of credit may lead to increased default rates. These periods may also be accompanied by decreased consumer demand for motor vehicles and declining values of motor vehicles securing outstanding motor vehicle retail installment contracts, which could weaken collateral coverage and increase the amount of a loss in the event of default. Significant increases in the inventory of used motor vehicles may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of these sales. If an economic downturn continues for a prolonged period of time, delinquencies and losses with respect to motor vehicle retail installment contracts generally could increase. In addition, market disruptions, such as the current uncertainty surrounding the effect of the United Kingdom’s withdrawal from the European Union, have caused or may in the future cause a significant reduction in liquidity in the secondary market for asset-backed securities. Any of these factors could affect the performance of your notes and your ability to sell your notes in the secondary market.

In addition, higher future energy and fuel prices could reduce the amount of disposable income that consumers have available to make monthly payments on their motor vehicle retail installment contracts. Higher energy costs could cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they are unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors are unable to make timely payments.

See “Prepayments, Delinquencies, Repossessions and Net Credit Losses—Delinquency, Repossession and Credit Loss Information” and “Static Pool Information” in this prospectus for delinquency and loss information regarding certain motor vehicle retail installment contracts originated and serviced by NMAC.

Natural or man-made disasters may adversely affect the performance of the receivables and could result in losses or delays in payments or losses on your notes	Extreme weather conditions or natural or man-made disasters and their immediate consequences and responses thereto could cause substantial business disruptions, economic losses, unemployment and an economic downturn. When any of these events occur, the obligor’s ability or willingness to make payments on the receivables, the value of used vehicles or the servicer’s ability to administer the receivables could be adversely affected and accordingly the issuing entity’s ability to make payments on the notes could be adversely affected.

The return on your notes could be reduced by shortfalls due to military action, terrorism or similar national concerns

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The Servicemembers Civil Relief Act and similar state legislation provides relief to obligors who enter active military service and to obligors in reserve or national guard status who are called to active duty after they have entered into an obligation, such as a retail installment contract for the purchase of a vehicle. In particular, under such legislation, members of the military on active duty, including reservists, who have entered into such retail installment contracts before entering into military service, may be entitled to reductions in interest rates and a stay of foreclosure and similar actions. The Servicemembers Civil Relief Act and similar state legislation also limit the ability of the servicer to repossess the vehicle securing the retail installment contract during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the retail installment contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables, and you may suffer a loss.

Because the Servicemembers Civil Relief Act and similar state legislation apply to obligors who enter military service after origination, no information can be provided as to the number of receivables that may be affected by the Servicemembers Civil Relief Act or similar state legislation.

If an obligor’s obligation to make payments is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act, you should refer to “Material Legal Aspects of the Receivables—Other Limitations” in this prospectus.

Geographic concentration of the obligors may increase the risk of loss on your notes	As of the cut-off date, NMAC’s records indicate that the billing addresses of the obligors of the receivables in the pool were most highly concentrated in the following states:

Percentage of Aggregate Cut-off Date Principal Balance
Texas	17.31%
California	11.01%
Florida	7.62%

No other state, based on the billing addresses of the obligors, accounted for more than 5% of the aggregate principal balance of the receivables as of the cut-off date.

Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the loan on those financed vehicles, which may result in losses on your notes	There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable’s term. Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above and potential decline in used car prices.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and other factors and could increase the risk of loss on your notes	Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new cars may have the effect of reducing consumer demand for, and prices of, used cars. Additionally, the pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new car models and other factors. The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by Nissan North America, Inc. or any of its competitors or other factors may reduce the prices consumers will be willing to pay for used cars, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

You may experience reduced returns and delays on your notes resulting from a vehicle recall

The vehicles securing the receivables in the pool may be the subject of existing or future vehicle recalls. Obligors that own motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected.

You may suffer losses on your notes due to receivables with low annual percentage rates	The receivables transferred to the issuing entity on the closing date may include receivables that have annual percentage rates that are less than the interest rates on the notes. If that is the case, interest paid on the receivables with higher annual percentage rates and collections related to the yield supplement overcollateralization amount will compensate for the receivables with lower annual percentage rates. Prepayments on receivables with higher annual percentage rates may adversely impact your notes by reducing the amount of interest available in the future to make payments on your notes.

Adverse events with respect to NMAC, its affiliates or a third-party service provider may affect the timing of payments on your notes or have other adverse effects on your notes	Adverse events with respect to NMAC, its affiliates or a third-party provider to whom NMAC outsources its activities may result in servicing disruptions or reduce the market value of your notes. NMAC currently outsources some of its activities as servicer to third-party providers. In the event of a termination and replacement of NMAC as the servicer, or if any of the third-party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. NMAC will be required to repurchase certain receivables that do not comply with representations and warranties made by NMAC, and in its capacity as servicer, NMAC will be required to repurchase receivables if it breaches specific servicing obligations with respect to those receivables. If NMAC were to become unable to repurchase any of those receivables and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. Although Nissan Motor Co., Ltd. is not guaranteeing the obligations of the issuing entity for any series of notes, if Nissan Motor Co., Ltd. ceased to manufacture vehicles or support the sale of vehicles or if Nissan Motor Co., Ltd. faced financial or operational difficulties, those events may reduce the market value of Nissan or Infiniti vehicles. Any reduction in the market value of Nissan and Infiniti vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles or self-help repossessions and dispositions and as a result, reduce amounts available to pay the notes.

Risk of loss or delays in payments on your notes may result from delays in the transfer of servicing due to the servicing fee structure	Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the outstanding aggregate principal balance of the receivables has been repaid. Due to the reduction in the servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under those circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds	So long as NMAC is the servicer, if each condition to making monthly deposits described under “Description of the Transfer and Servicing Agreements—Collections” is satisfied, NMAC, as the servicer, may retain all payments on receivables received from obligors and all proceeds of receivables collected during a collection period until the business day preceding the related distribution date. Currently, NMAC satisfies these conditions. On or before the business day preceding each distribution date, the servicer must deposit into the collection account all payments on receivables received from obligors and all proceeds of receivables collected during the related collection period. Before these amounts are required to be deposited into the collection account, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. If the servicer is unable to pay these amounts to the issuing entity on a distribution date, you might incur a loss on your notes.

Factors affecting the servicer’s information management systems may increase the risk of loss on your notes	The success of your investment depends upon the ability of the servicer, NMAC, to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or losses in its information processing capabilities, its business, financial conditions or results of operations, ultimately, your notes may suffer.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the rating agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Potential rating agency conflict of interest and regulatory scrutiny of the rating agencies could adversely affect the market value of your notes and/or limit your ability to resell the notes	The sponsor has hired two NRSROs to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services. Furthermore, rating agencies, including the hired rating agencies, have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the market value of the notes and your ability to resell your notes.

Federal financial regulatory reform could have a significant impact on the servicer, any sub-servicer, the sponsor, the originator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Although the Dodd-Frank Act itself became effective on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. Some of these implementing regulations still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things: created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on financial stability or economic conditions of the United States; created a new framework for the regulation of over-the-counter derivatives activities; expanded the regulatory oversight of securities and capital markets activities by the SEC; and created the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of certain entities for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. In June 2015, the CFPB issued a final rule, expanding its authority to larger participants in the automobile financing market. The final rule became effective August 31, 2015. Under the definitions included in the final rule, NMAC is considered a larger participant. Consequently, NMAC is subject to the supervisory and examination authority of the CFPB. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, implementing regulations require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as NMAC. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Some of these implementing rules still have not been issued. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, any sub-servicer, the sponsor, the originator, the depositor, the issuing entity and/or their respective affiliates. In addition, no assurance can be given that the liquidation framework for the resolution of covered financial companies or the covered subsidiaries would not apply to NMAC or its affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework” in this prospectus.

Receivables that fail to comply with consumer protection or other laws may be unenforceable, which may result in losses on your notes

Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables.

A recent regulatory interpretation of the Military Lending Act indicates that retail installment sale contracts that include credit-related ancillary products (guaranteed asset protection (GAP), credit life, and similar credit products) may need to comply with the requirements of the Military Lending Act. Regulations implementing the Military Lending Act limit the military annual percentage rate, adjust arbitration rules and require additional disclosures. Failure to comply with these requirements could render the related receivables void and/or subject the issuing entity to liability. Financial services industry groups are continuing to seek further clarification from the Department of Defense on the interpretations of the Military Lending Act.

Each of the depositor and NMAC will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts. If the recent interpretation with respect to the Military Lending Act is ultimately unchanged and if any of these laws or other federal or state consumer protection laws applicable to consumer loans such as the receivables has not been complied with, it could result in an obligation of the depositor and NMAC to repurchase such receivables, thereby shortening the weighted average life of your notes, or may materially affect collection on such receivables and, in either event, you may experience delays in payments or losses on your notes. For a description of the impact of repurchases on the weighted average life of the notes, see “Weighted Average Life of the Notes” in this prospectus. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

Recent changes to U.S. tax law could adversely affect the business, financial condition and results of operations of NMAC, the depositor, the issuing entity or their affiliates	New U.S. federal tax laws were recently enacted that provide for significant changes to U.S. tax law, some of which could have an adverse impact on the business, financial condition and results of operations of NMAC, the depositor, the issuing entity or their affiliates, or an adverse impact on you. The new rules are complex and lack developed administrative guidance; thus, the impact of certain aspects of its provisions on NMAC, the depositor, the issuing entity or their affiliates, or on you, is currently unclear. You should consult your tax advisors regarding the possible effects of the new rules on this investment.

Retention of notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes	Some or all of one or more classes of notes may be retained by the depositor or conveyed to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand for and market price for notes of that class already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the notes may be diluted.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market

The issuing entity will not list the notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities and, thus, there has been a lack of liquidity. There may be similar lack of liquidity at times in the future.

As a result of the foregoing restrictions and circumstances, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Because the notes are in book-entry form, your rights can only be exercised indirectly	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Book-Entry Registration” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “Noteholder” and the owner trustee will not recognize you as a “Securityholder,” as those terms are used in the indenture, the trust agreement, the sale and servicing agreement and the purchase agreement. As a result, you will only be able to exercise the rights of Securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market because certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

THE ISSUING ENTITY

General

The “issuing entity”, Nissan Auto Receivables 2018-A Owner Trust, is a Delaware statutory trust and will be governed by the amended and restated trust agreement to be dated as of the closing date (the “Trust Agreement”), between Nissan Auto Receivables Corporation II (“NARC II”), as depositor (the “depositor”), and Wilmington Trust, National Association, as owner trustee (the “owner trustee”). The issuing entity will not engage in any activity other than as duly authorized in accordance with the terms of the Basic Documents. On the closing date, the authorized purposes of the issuing entity will be limited to:

1.	acquiring, holding and managing the receivables and the other assets of the issuing entity and proceeds therefrom;

2.	issuing the notes and the certificates;

3.	making payments on the notes and the certificates;

4.	entering into and performing its obligations under each Basic Document to which it is a party;

5.	subject to compliance with the Basic Documents, engaging in such other activities as may be required in connection with conservation of the issuing entity’s property and the making of distributions to the holders of the notes and certificates; and

6.	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The term “Basic Documents” refers collectively to the Indenture, the Trust Agreement, the Purchase Agreement, the Certificate of Trust, the Sale and Servicing Agreement, the Administration Agreement, the Asset Representations Review Agreement and the other documents and certificates to be delivered in connection with this transaction.

The issuing entity will issue (a) the Class A-1 notes, the Class A-2 notes (which may consist of the Class A-2a notes and/or the Class A-2b notes), the Class A-3 notes and the Class A-4 notes (collectively, the “notes”) and (b) certificates (the “certificates”), which represent 100% of the undivided beneficial interest in the issuing entity. The issuing entity will exchange the notes and the certificates for the receivables and certain other assets from the depositor pursuant to the Sale and Servicing Agreement among the issuing entity, the servicer, the depositor and the indenture trustee (the “Sale and Servicing Agreement”). The notes that will be received by the depositor in exchange for the receivables, other than notes, if any, retained by the depositor or conveyed to affiliates of the depositor (the “retained notes”), are being offered hereby. The certificates will initially be held by the depositor but may be transferred by the depositor on or after the closing date.

Nissan Motor Acceptance Corporation (“NMAC”) will be appointed to act as the servicer of the receivables (in that capacity, the “servicer”). The servicer will service the receivables pursuant to the Sale and Servicing Agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements—Compensation for Servicer and Administrator” in this prospectus.

Notes owned by the issuing entity, the depositor, the servicer and their respective affiliates will be entitled to all benefits afforded to the notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the Basic Documents unless the issuing entity, the depositor, the servicer or any of their respective affiliates, either individually or collectively, constitute all the owners of all the notes outstanding.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee” in this prospectus. The fiscal year of the issuing entity begins on April 1st of each year.

The depositor, on behalf of the issuing entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the issuing entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Reports to Noteholders” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

The expected capitalization and liabilities of the issuing entity as of the closing date will be as follows:

Capitalization

Receivables (Adjusted Pool Balance)	$1,041,666,671.80
Reserve Account – Initial Balance	$2,604,166.68
YSOC Amount	$72,800,953.50

Total	$1,117,071,791.98

Liabilities

Class A-1 notes		$200,000,000
Class A-2a notes	$ $	295,000,000 75,000,000
Class A-2b notes
Class A-3 notes		$300,000,000
Class A-4 notes		$130,000,000

Total		$1,000,000,000

Property of the Issuing Entity

After giving effect to the transactions described in this prospectus, the property of the issuing entity will include:

1.	the receivables (including all related receivables files);

2.	the Collection Account and the Reserve Account and funds on deposit therein;

3.	security interests in the Financed Vehicles and any related property;

4.	amounts due or collected under the receivables after the close of business on January 31, 2018 (the “cut-off date”);

5.	the rights to proceeds from claims on physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the obligors;

6.	NMAC’s right to receive payments from Dealers pursuant to repurchase by the Dealers of receivables which do not meet specified representations made by the Dealers;

7.	the rights of the depositor under the Purchase Agreement;

8.	the rights of the issuing entity under the Sale and Servicing Agreement and the Administration Agreement;

9.	the right of the NMAC to realize upon any property (including the right to receive future net liquidation proceeds) that secures a receivable;

10.	the right of the NMAC to rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables in effect as of the cut-off date; and

11.	all proceeds of the foregoing.

The Collection Account and the Reserve Account will initially be established with and maintained by U.S. Bank National Association as the indenture trustee (the “indenture trustee”).

Holders of the notes and certificates will be dependent on payments made on the receivables and proceeds received in connection with the sale or other disposition of the related Financed Vehicles for payments on the notes and certificates. Pursuant to the Purchase Agreement, NMAC will sell and assign to the depositor, without recourse, its entire interest in the receivables, including the security interest in the Financed Vehicles. On the closing date, the depositor will transfer and assign to the issuing entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the receivables, including the security interests in the Financed Vehicles. See “Material Legal Aspects of the Receivables—Security Interests” in this prospectus.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

The Owner Trustee

Wilmington Trust, National Association (formerly called M & T Bank, National Association) – also referred to herein as the Owner Trustee – is a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust, National Association is an affiliate of Wilmington Trust Company and both Wilmington Trust, National Association and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as Owner Trustee in numerous asset-backed securities transactions involving motor vehicle receivables.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust, National Association, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation (“M&T”), a New York corporation.

Wilmington Trust, National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust, National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

Wilmington Trust, National Association has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, Wilmington Trust, National Association has not provided or verified the accuracy of, and is not responsible for, any other information contained in this prospectus.

The fees and expenses and indemnity payments of the owner trustee due pursuant to the Trust Agreement will be paid by the administrator under the Administration Agreement. To the extent these fees and expenses and indemnity payments are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Distributions on the Notes—Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

For a description of the roles and responsibilities of the owner trustee, see “Description of the Trust Agreement” in this prospectus.

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as indenture trustee, registrar and paying agent under the Indenture. U.S. Bancorp, with total assets exceeding $459 billion as of September 30, 2017, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of September 30, 2017, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 53 Domestic and 2 International cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2017, U.S. Bank was acting as trustee with respect to over 91,000 issuances of securities with an aggregate outstanding principal balance of over $3.6 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee will make each monthly statement available to the Noteholders via the indenture trustee’s internet website at www.usbank.com/abs. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of September 30, 2017, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 137 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $58,640,000,000.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts. The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo. The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 770 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S Bank National Association, No. 14-cv-9401 (S.D.N.Y.). Some of the trusts implicated in the aforementioned BlackRock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

There can be no assurance as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

At all times, the indenture trustee or its parent must have a long-term debt rating of “Baa3” or better by Moody’s Investors Service, Inc. and “BBB” or better by S&P Global Ratings, or otherwise acceptable to each of the Rating Agencies. The indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recently published annual report of condition).

The indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the indenture trustee set forth in the Indenture. The indenture trustee may resign at any time with 30 days prior written notice, in which event the servicer, or its successor, will be obligated to appoint a successor thereto. Noteholders representing at least a majority of the outstanding principal amount of the notes may remove the indenture trustee at any time and appoint a successor indenture trustee by so notifying the indenture trustee in writing. The administrator of the issuing entity may also remove the indenture trustee with 30 days prior written notice if the indenture trustee becomes insolvent or bankrupt, becomes subject to a receiver that takes charge of it or its property, ceases to be eligible to continue in that capacity under the Indenture, or otherwise becomes legally or practically incapable of fulfilling its duties under the Indenture. In those circumstances, the servicer will be obligated to appoint a successor thereto. Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

NMAC, the depositor and their respective affiliates may maintain normal commercial banking relationships with the indenture trustee and its affiliates.

The fees and expenses and indemnity payments of the indenture trustee due pursuant to the Indenture will be paid by the administrator under the Administration Agreement. To the extent these fees and expenses and indemnity payments are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Distributions on the Notes—Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Indenture.”

THE DEPOSITOR

NARC II, the depositor, is a wholly-owned subsidiary of NMAC and was incorporated in the State of Delaware on November 9, 2000. The depositor was organized for limited purposes, which include purchasing receivables from NMAC and transferring those receivables to third parties.

The certificate of incorporation of the depositor limits the activities of the depositor to the following purposes:

1.	acquire from time to time all right, title and interest in and to (or beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of new or used motor vehicles, including automobiles and light and heavy duty trucks, monies due thereunder, security interests in the motor vehicles financed thereby, proceeds from claims on the related insurance policies, and related rights (collectively, the “Depositor Interests”);

2.	acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Depositor Interests, the collateral securing the Depositor Interests, related insurance policies, agreements with motor vehicle dealers or lessors or other originators or servicers of the Depositor Interests or other similar or related assets and any proceeds or further rights associated with any of the foregoing;

3.	transfer the Depositor Interests to trusts or other entities pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (each, a “Transfer Agreement”) to be entered into by, among others, NARC II, the related trustee and the servicer of the Depositor Interests;

4.	authorize, sell and deliver any class of certificates or other securties issued by the trusts or other entities under the Transfer Agreements;

5.	acquire from NMAC the certificates issued by one or more trusts or other entities to which NMAC or one of its subsidiaries transferred the Depositor Interests;

6.	issue, sell, authorize and deliver one or more series and classes of bonds, notes or other evidence of indebtedness secured by or collateralized by one or more pools of Depositor Interests or by certificates issued by one or more trusts or by certificates of any class issued by a trust or other entity established by NMAC;

7.	hold and enjoy all rights and privileges of any certificates or notes issued by trusts or other entities to NARC II under the Transfer Agreements;

8.	loan to affiliates or others or otherwise invest or apply funds received as a result of NARC II’s interest in any of the notes or certificates and any other income;

9.	perform its obligations under the Transfer Agreements and any indenture or other agreement pursuant to which any certificates or notes are issued; and

10.	engage in any activity and exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenience or advisable to accomplish the foregoing.

Since its formation in November 2000, NARC II has been the depositor in each of NMAC’s retail securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s retail securitization program, you should refer to “The Sponsor—Securitization” in this prospectus.

On the closing date, the depositor will convey the receivables to the issuing entity in exchange for the notes and certificates. The depositor will then sell the notes to the underwriters pursuant to an underwriting agreement.

The depositor initially will retain all of the certificates. As the holder of certificates, the depositor will have various rights and obligations under the Trust Agreement, including the right to direct the owner trustee (i) to remove the administrator of the issuing entity, and (ii) to appoint a successor administrator upon resignation and removal of the administrator of the issuing entity. Notwithstanding the foregoing, the rights of any holder of the certificates to take any action affecting the issuing entity’s property will be subject to the rights of the indenture trustee under the Indenture. For more information regarding the rights and obligations of the depositor upon the initial issuance of the notes, you should refer to “Description of the Trust Agreement” in this prospectus.

The principal executive offices of NARC II are located at One Nissan Way, Room 5-124, Franklin, Tennessee 37067 and its telephone number is (615) 725-1121.

THE SPONSOR

General

NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States and the District of Columbia. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“NML”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

NMAC provides indirect retail automobile and light-duty truck sale and lease financing by purchasing retail installment contracts and leases from Dealers in all 50 states of the United States, District of Columbia and Puerto Rico. NMAC also provides direct wholesale financing to many of those Dealers by financing inventories and other Dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.

The principal executive offices of NMAC are located at One Nissan Way, Franklin, Tennessee 37067. NMAC also has a centralized operations center in Irving, Texas that performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. NMAC’s primary telephone number is (214) 596-4000.

NMAC is an indirect wholly-owned subsidiary of NML. Although NML is not guaranteeing the issuing entity’s obligations under the notes, NML’s financial condition may affect NMAC’s ability to service the receivables. See “Risk Factors—Adverse events with respect to NMAC, its affiliates or a third-party service provider may affect the timing of payments on your notes or have other adverse effects on your notes” in this prospectus.

Securitization

Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of retail installment contracts, loans and leases through asset-backed securitization transactions (each, an “Asset-Backed Securitization”). These retail installment contracts, loans and leases are purchased by NMAC from Dealers or are loans made by or on behalf of NMAC to Dealers. NMAC generally holds these loans and leases for an interim period prior to transferring them in connection with an Asset-Backed Securitization transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of retail installment contracts, loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities.

For the fiscal years ended March 31, 2013, 2014, 2015, 2016 and 2017 and the nine months ended December 31, 2017, NMAC securitized approximately $5.8 billion, $5.3 billion, $3.5 billion, $6.6 billion, $7.7 billion and $9.0 billion, respectively, through public Asset-Backed Securitization debt offerings.

A significant portion of NMAC’s assets are sold in Asset-Backed Securitization transactions, although the assets remain on NMAC’s balance sheet. These assets support payments on the Asset-Backed Securitization securities and are not available to NMAC’s creditors generally. At December 31, 2017, NMAC had approximately $23.75 billion, or 32.79% of its consolidated assets, pledged in connection with Asset-Backed Securitization transactions. NMAC expects that Asset-Backed Securitization debt offerings will continue to be a material funding source for NMAC. No public securitizations sponsored by NMAC have defaulted or experienced an early amortization triggering event in any material respect.

NMAC’s auto loan Asset-Backed Securitization program was first established and utilized for the Nissan Auto Receivables 1986-A Grantor Trust transaction. For more information regarding NMAC’s experience with respect to its entire portfolio of retail installment contracts for new, near-new and used automobiles and light-duty trucks, you should refer to “Prepayments, Delinquencies, Repossessions and Net Credit Losses,” “Static Pool Information Regarding Certain Previous Securitizations” and “Historical Pool Performance” in this prospectus.

Credit Risk Retention

The depositor, a wholly owned subsidiary of NMAC, will be the initial holder of the issuing entity’s certificates. NMAC, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity. For a description of the issuing entity’s assets and liabilities as of the closing date see “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” in this prospectus.

Pursuant to Regulation RR, NMAC, as sponsor, is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. NMAC intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5%, as of the closing date, of the fair value of all of the notes and certificates issued by the issuing entity.

The eligible horizontal residual interest retained by the depositor will consist of the issuing entity’s certificates. Based on the assumptions provided below, NMAC expects such certificates to have a fair value of approximately $72,940,058, which is approximately 6.80% of the fair value of all of the notes and certificates issued by the issuing entity.

NMAC determined the fair value of the notes and the issuing entity’s certificates in accordance with the fair value assessment described in the FASB Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820”), under generally accepted accounting principles. Under ASC 820, fair value of the notes and the certificates generally would be the price that would be received by the seller in a sale of the notes and certificates, respectively, in an orderly transaction between unaffiliated market participants. Under ASC 820, buyers and sellers are both assumed to be knowledgeable and possess a reasonable understanding of the asset using all available information. Additionally, both the buyer and the seller are assumed to be able and willing to transact without an external force specifically compelling them to do so. For example, forced sales, forced liquidations and distress sales are not considered to be “orderly transactions.”

ASC 820 establishes a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

•	Level 1: fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

•	Level 2: fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

•	Level 3: fair value is calculated using unobservable inputs, such as the sponsor’s data.

NMAC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. NMAC believes that the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy assessment, reflecting the use of data not observable in the market and reflecting NMAC’s judgment regarding the assumptions market participants would use in pricing the certificates in a hypothetical sale.

The fair value of each class of notes is assumed to be approximately equal to the initial principal amount set forth for such class on the front cover of this prospectus, or par, and interest will accrue on the notes based on the following per annum interest rates:

Class	Interest Rate
Class A-1	1.90000%
Class A-2a	2.39%
Class A-2b	LIBOR + 0.09%
Class A-3	2.65%
Class A-4	2.89%

To calculate the fair value of the issuing entity’s certificates, NMAC used a discounted cash flow method, which is calculated using the forecasted cash flows payable to the holders of the certificates and discounts the value of those cash flows to a present value using a rate intended to reflect a hypothetical market yield. NMAC used an internal model to project future interest payments and principal payments on the receivables to be transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee and deposits necessary to fund the reserve account to an amount equal to the specified reserve account balance. The forecasted cash flow model assumes that the administrator (and not the issuing entity) will pay the indenture trustee, owner trustee and asset representations reviewer fees and expenses. The resulting net cash flows to the certificateholder are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificate cash flows and the credit risk of the receivables.

In connection with the discounted cash flow calculation described above and after considering NMAC’s actual historical performance of its previous securitized portfolios of retail installment contracts (see “Static Pool Information” below), prepayment, delinquency and loss assumptions used in structuring the notes, the composition of the receivables pool to be transferred to the issuing entity, trends in used vehicle values, general macroeconomic conditions and other factors discussed below, NMAC made the assumptions described under “Weighted Average Life of the Notes” (other than (1), (6) and (10) thereunder) as well as the following additional assumptions:

•	the Class A-1 notes and the Class A-2b notes will be paid interest at the applicable “Interest Rate” described above on the basis of the actual number of days in an interest accrual period and a 360-day year;

•	the Class A-2a notes, Class A-3 notes and Class A-4 notes will be paid interest at the applicable “Interest Rate” described above on the basis of a 360-day year consisting of twelve 30-day months;

•	the interest payments on the Class A-2b notes are determined based on the applicable one-month LIBOR forward rate curve as of February 21, 2018;

•	interest and principal payments on the receivables are calculated using the hypothetical pools and related pool characteristics described under “Weighted Average Life of the Notes”;

•	the receivables prepay in full at a 1.30% ABS rate based on amortization arising from both prepayments and losses, where “ABS” means the “Absolute Prepayment Model,” which represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables monthly; this assumption used to calculate the fair value of the certificates is one of the various prepayment scenarios presented in the ABS Tables set forth in “Weighted Average Life of the Notes”;

•	cumulative net losses on the receivables from the cut-off date through the optional purchase of the issuing entity’s property by the servicer, equal approximately 0.95% as a percentage of the aggregate initial principal balance of the receivables as of the cut-off date;

•	a default timing curve that assumes that 30% of defaults occur in the first year after the cut-off date, 30% of defaults occur in the second year after the cut-off date, 25% of defaults occur in the third year after the cut-off date and 15% of defaults occur in the fourth year after the cut-off date;

•	the servicer exercises its option to purchase the issuing entity’s property (other than the Reserve Account) at the earliest time such option may be exercised;

•	the amount on deposit in the Reserve Account is released to the certificateholder on the distribution date on which the notes are paid in full; and

•	projected cash flows to the certificateholder are discounted at 10% (which reflects an expected market yield derived using qualitative factors which take into account the first loss exposure of the certificate cash flows and credit risk of the receivables, and the rate of return that third-party investors would require to purchase residual interests similar to the certificates).

NMAC developed the discount rate, cumulative net loss on the receivables and loss timing curve based on the following additional factors:

•	Discount rate— due to the lack of an actively traded market in residual interests similar to the issuing entity’s certificates, this rate reflects a determination by NMAC and the depositor based on, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests and qualitative factors that consider the subordinate nature of the first-loss exposure.

•	Cumulative net losses— the cumulative net loss assumption and the shape of the cumulative net loss curve reflect a determination by NMAC and the depositor based on, among other items, the composition of the pool, experience with similar receivables underwritten by NMAC, and the expected cumulative net loss rates as determined by the hired rating agencies. Default and recovery rate estimates are included in the cumulative net loss assumption.

Based upon the foregoing inputs and assumptions, the fair value of the issuing entity’s certificates is expected to be approximately $72,940,058, which is approximately 6.80% of the aggregate fair value of the notes and the certificates on the closing date. NMAC believes that the inputs and assumptions that could have a material impact on the fair value calculation, or that would be material to an evaluation of NMAC’s fair value calculation, are described above. A differing opinion regarding the appropriate inputs and assumptions could materially change the determination of the fair value of the certificates. Further, the actual characteristics of the receivables to be transferred to the issuing entity on the closing date differ from the assumptions described above (for example, the use of hypothetical pools rather than the individual characteristics of each receivable) and the actual performance of the receivables is likely to differ from the assumed performance (such as the actual timing and amount of net losses on the receivables). Consequently, the present value of the projected cash flows on the certificates is expected to vary somewhat from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

NMAC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates, as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value of the notes and the issuing entity’s certificates.

As described under “Distributions on the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments” below, payments to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by, and other expenses of, the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any distribution date on which the issuing entity has insufficient funds to make all of the distributions described under “Distributions on the Notes—Priority of Payments”, any resulting shortfall will, through operation of the priority of payments, reduce amounts payable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “The Certificates.”

The depositor does not intend to transfer or hedge the portion of the retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of NMAC on or after the closing date.

THE SERVICER

NMAC will be the servicer. NMAC has been servicing motor vehicle receivables for over two decades. NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Dealers in the United States. As used herein, “Dealer” means Nissan- and Infiniti-branded dealers and, in limited circumstances, other dealers not affiliated with Nissan- or Infiniti-branded dealers that operate dealerships franchised by other manufacturers. NMAC is the servicer for all of the loans and leases that it finances. For a description of the servicing procedures NMAC will utilize in servicing the receivables, see “The Receivables—Servicing of the Receivables” in this prospectus. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the loans and leases financed in an Asset-Backed Securitization for the life of that transaction. The servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that the duties thereunder are no longer permissible under applicable law. For more information regarding the circumstances under which NMAC may be replaced or removed or may resign as servicer of the receivables, you should refer to “Description of the Transfer and Servicing Agreements—Servicer Resignation and Termination” in this prospectus.

THE ORIGINATOR

NMAC is responsible for originating the receivables included in the transaction described in this prospectus. NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Dealers. During the nine months ended December 31, 2017, approximately 23.4% of NMAC’s total revenues came from retail loans, approximately 70.5% from retail lease financing and approximately 4.8% from direct dealer financing.

The following chart provides, respectively, market penetration information regarding NMAC’s entire portfolio of retail installment contracts for new, near-new and used automobiles and light-duty trucks purchased in the United States and NMAC’s total revenues from retail installment contracts for the fiscal years ended March 31, 2013, 2014, 2015, 2016 and 2017 and for the nine months ended December 31, 2016 and 2017.

Overview of NMAC Retail Installment Contract Financing Operations

	For the Nine Months Ended December 31,		For the Twelve Months Ended March 31,
	2017	2016	2017	2016	2015	2014	2013
Number of retail installment contracts purchased by NMAC(1)	382,395	392,130	522,367	606,158	563,339	528,177	432,409
Revenues(2)	$1,295,969	$1,050,435	$1,425,742	$1,305,284	$1,130,812	$1,071,504	$1,047,915

(1)	Includes receivables originated by NMAC, including its Infiniti Financial Services division, in the United States only.
(2)	Dollars in thousands. Includes receivables originated in the United States and Mexico.

NMAC primarily purchases retail installment contracts for new, near-new, used and certified pre-owned vehicles from Nissan- and Infiniti-branded Dealers. A used vehicle is defined as any pre-owned Nissan or Infiniti vehicles four to seven model years old, and other makes of pre-owned vehicles up to seven model years old. Certified pre-owned vehicles are Nissan or Infiniti vehicles which have been inspected by Dealers and meet published standards. Retail installment contracts that are purchased are required to comply with NMAC’s underwriting standards, which emphasize, among other factors, the applicant’s willingness and ability to pay the value of the vehicle to be financed and other requirements under existing agreements between NMAC and the Dealers. After purchasing the financing contracts, NMAC has responsibility for contract administration and collection. See “The Receivables—Underwriting Procedures” in this prospectus.

The retail installment contracts NMAC acquires from the Dealers are assigned to NMAC. NMAC also takes steps under the relevant laws of the state in which the related Financed Vehicle is located to perfect its security interest, including, where applicable, having a notation of NMAC’s lien recorded on the related certificate of title and, where permitted by law, obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the obligors under the contracts. Upon default and after repossession, NMAC sells the vehicles through auctions. Substantially all of NMAC’s retail financing receivables are non-recourse to the Dealers, which relieves the Dealers from financial responsibility in the event of repossession. The Dealer is responsible for properly submitting the title application. If NMAC discovers that the Dealer did not record NMAC’s lien on the title, NMAC has the right to reassign that contract back to the Dealer.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement (the “asset representations review agreement”) between the sponsor, the servicer and Clayton, as asset representations reviewer (the “asset representations reviewer”). Clayton has been engaged as the asset representations reviewer on more than 150 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a wholly-owned subsidiary of Radian Group, Inc., and has provided independent due diligence loan review and servicer oversight services since 1989. Clayton is a leading provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and Clayton has performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or any underwriter to perform pre-closing due diligence work on the receivables, (b) the asset representations reviewer no longer meets the eligibility requirements of the asset representations review agreement or (c) upon a determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law. Upon the occurrence of one of the foregoing events, the asset representations reviewer will promptly resign and the sponsor will appoint a successor asset representations reviewer. Further, the indenture trustee, at the direction of noteholders evidencing a majority of the voting interests of the notes, shall terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•	the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) a Person that was engaged by the sponsor or any underwriter to perform any due diligence on the receivables prior to the closing date;

•	the asset representations reviewer breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement; or

•	an insolvency event with respect to the asset representations reviewer occurs.

Upon a termination of the asset representations reviewer, the sponsor shall appoint a successor asset representations reviewer. The asset representations reviewer shall pay the reasonable expenses associated with the resignation or removal of the asset representations reviewer and the appointment of a successor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review” below) for compliance with the representations and warranties made by the sponsor and the depositor on the receivables if the conditions described below under “Description of the Transfer and Servicing Agreements—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “Description of the Transfer and Servicing Agreements—Asset Representations Review—Fees and Expenses for Asset Review” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “Description of the Transfer and Servicing Agreements—Asset Representations Review” below. The asset representations reviewer is not liable for any action taken, or not taken, in good faith under the asset representations review agreement, or for errors in judgment. However, the asset representations reviewer will be liable for its willful misfeasance, bad faith, breach of agreement or negligence in performing its obligations. The sponsor will indemnify the asset representations reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the asset representations review agreement and the performance of its duties thereunder, other than any such loss, liability or expense incurred by the asset representations reviewer through the asset representations reviewer’s own bad faith, willful misfeasance or negligence in performing its obligations under the asset representations review agreement or breach of the asset representations review agreement. The fees and expenses and indemnity payments of the asset representations reviewer due pursuant to the asset representations review agreement will be paid by the sponsor under the asset representations review agreement. To the extent these fees and expenses and indemnity payments are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Distributions on the Notes—Priority of Payments” and “Distributions on the Notes—Post-Acceleration Priority of Payments” in this prospectus.

THE RECEIVABLES

The property of the issuing entity will generally consist of motor vehicle retail installment contracts or installment loans sold by the depositor to the issuing entity on the closing date (the “receivables”) originated on or after March 3, 2012 between the Dealers and retail purchasers (the “obligors”). The receivables were originated by Dealers in accordance with NMAC’s requirements under agreements with Dealers governing the assignment of the receivables to NMAC (the “Dealer Agreements”). The receivables evidence the indirect financing made available by NMAC to the obligors. Each receivable is a simple interest contract and provides for level monthly payments that provide interest at a specified APR and fully amortizes the amount financed over an original term to maturity. The receivables are secured by new, near-new and used automobiles and light-duty trucks, together with all accessions thereto (collectively, the “Financed Vehicles”). “Near-new” automobiles and light-duty trucks are pre-owned vehicles that are not greater than three model-years old as of the contract origination year. “New” vehicles may include “demonstration” vehicles, which may or may not be titled to the Dealer in some states and as such may be classified as new or used vehicles in those states.

General

NMAC purchased the receivables pursuant to agreements between NMAC and Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards described under “—Underwriting Procedures.” Each Dealer will be obligated to repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this prospectus as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not relate to the creditworthiness of the related obligors or the collectability of those contracts. The sales by the Dealers of installment contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor, other than in connection with the breach of the aforementioned representations and warranties.

The receivables to be held by the issuing entity will be selected from those automobile and/or light-duty truck retail installment contracts in NMAC’s portfolio that meet several criteria. NMAC generally selects a pool of receivables that is a representative sample of its overall portfolio of retail installment contracts, subject to the eligibility requirements described under “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies” in this prospectus.

All of the receivables are simple interest contracts. In general, under a simple interest contract, as payments are received they are applied first to pay accrued interest; second, to pay principal until the principal balance is brought current; and third, to reduce any unpaid late charges or associated fees as provided in the receivable. Any remaining amounts are then applied to reduce the remaining principal balance of the receivable.

Because interest accrues daily throughout each payment period, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that payment period will be less than it would be if the payment were made on the due date. Similarly, the portion of that monthly payment allocable to principal will be correspondingly greater. Conversely, if the obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for that payment period will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to principal will be correspondingly smaller. Accordingly, the timing and amount of prior payments will determine the amount of the scheduled final monthly payment.

Tangible and Electronic Contracting

Following Dealer and obligor signing of a tangible contract, the Dealer sends the documentation constituting the tangible record related to the applicable receivable to an imaging center, where a third-party contractor images the documentation and transmits the image directly to the servicer’s computer systems for review by the originator, and funding will occur if the documentation meets compliance and policy requirements. The imaged contract documents are available for use by personnel in the ordinary course of servicing the applicable receivable. Following the imaging, the original contract is shipped to a third-party document retention center that has various locations within the continental United States, which use sophisticated vaulting and security conditions and techniques including advanced fire suppression technology. The servicer may request retrieval of the original contract from the document retention center in the event of the need for re-imaging or for various servicing, re-assignment or enforcement purposes.

Approximately 65.14% of the receivables (by aggregate principal balance as of the cut-off date) were originated as electronic contracts. NMAC has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a Dealer originates electronic retail installment contracts and then transfers these electronic contracts to NMAC.

The third party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify NMAC as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing of the Receivables

Monthly statements are (1) delivered to obligors by mail, (2) provided to the obligors via their financial institution’s website, or (3) provided to the obligors on NMAC’s website. Generally, monthly payments are remitted by mail, a vendor web and phone-pay system, electronically through the customer’s bank, MoneyGram, NMAC Portal or by an automated clearing system. Mailed payments are received and processed at a lockbox. A daily payment file is submitted to NMAC electronically and posted to the customer account. The lockboxes utilize optical character recognition billing statement coupons for automated processing.

On a weekly basis, NMAC transmits a look-up file to the lockbox vendor by a secure file transmittal protocol for account number verification and check identification. Insurance checks and unidentified payments are out-sorted and placed in a web decisioning tool for NMAC’s operations center in Dallas, Texas (“NCCD”), to instruct the lockbox vendor for appropriate identification and processing. Payoffs are generally processed at NCCD with the exception of those that are sent by the customers to the lockbox. Payments associated with bankruptcies and recoveries are also processed at NCCD. Payments that cannot be identified are deposited and entered into the Unidentified Payment System and a letter is mailed to the remitter requesting them to contact NCCD with the correct account number. Payments that cannot be deposited because they are damaged, blank or not signed are returned to the customer and the legacy system is documented accordingly.

Under NMAC’s current servicing policies, NMAC considers a receivable to be past due when the obligor fails to make at least 80% of a payment by the due date and delinquent when 20% or more of a scheduled payment is past due for 15 days. If a payment is delinquent, NMAC may soon thereafter attempt to initiate telephone contacts and may mail notices requesting payment. Since August 2000, NMAC has utilized behavioral based campaigns in its collection activities. The behavioral based campaigns are comprised of two areas in addressing delinquent obligors. The first assesses the risk of the delinquent obligor through a behavioral scoring algorithm. The algorithm prioritizes the obligor from high to low risk and calling campaigns are structured to target high-risk obligors. Secondly, based on the score, management determines the best strategy for collection activity. Assessing the score allows the managers to focus resources on higher risk obligors. Lower risk obligors may receive no communication from NMAC unless the delinquency becomes more severe. When an obligor becomes delinquent by 30 days or more, the account is assigned to the Consumer Collections Mid-Stage Unit where the account becomes the responsibility of one person. A Customer Account Representative will work with the obligor, utilizing a collection strategy that incorporates accountability, follow-up calls and regionalization. If the delinquent receivable cannot be brought current or completely collected within 60 days, the account will be assigned to the Late-Stage Collections & Recovery Unit and assigned to a new Consumer Collections Representative until resolution (repayment, charge-off, etc.). If the account reaches 75 days delinquency, the account is assigned to a Senior Late Stage Customer Account Representative and NMAC generally attempts to repossess the vehicle while still trying to collect the payments. If the account reaches 120 days without being repossessed or payments received, NMAC’s general policy is to charge off that account. In certain limited circumstances, such as when the 120th day of account delinquency falls on a weekend or holiday, or when approval authority for a given charge-off is pending, or when the processing of an obligor payment that NMAC believes will make the account current is pending, the general policy of 120 day charge off may be extended by a small number of days to account for such circumstances. After charge off, in limited circumstances, we may reverse the charge-off when the obligor agrees to bring the receivable current and it would not be feasible to repossess the vehicle. However, in those circumstances, the receivable will still be treated as a defaulted receivable for purposes of the Transfer and Servicing Agreements. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted.

Insurance on Financed Vehicles

Each receivable requires the related obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by the obligors at the time of origination of the receivables, but performs no verification of continued coverage after origination. NMAC will not be obligated to make payments to the issuing entity for any loss as to which third-party insurance has not been maintained, except to the extent of its obligations under the Purchase Agreement.

Extensions

On occasion, NMAC may extend the term of a receivable if the obligor requests such extension, the extension will result in the obligor’s payments under the receivable being brought current and the obligor agrees to continue to make monthly payments (each, a “Term Extension”). NMAC also grants extensions as required by state or federal law. NMAC has established authority levels for approval of Term Extensions. Under NMAC’s current customary servicing practices, and subject to the requirements of state and federal law, Term Extensions do not exceed eight months in the life of the receivable. Additionally, NMAC may from time to time, in accordance with its customary servicing practices, lower the monthly payments due on a receivable without reducing the Principal Balance of the related receivable by extending the maturity of the related receivable by up to twelve months on a case-by-case basis. See “Description of the Transfer and Servicing Agreements—Modifications of Receivables” in this prospectus.

Characteristics of the Receivables

NMAC purchased the receivables from the Dealers in the ordinary course of business in accordance with NMAC’s underwriting standards. Although NMAC generally selects a pool of receivables that is a representative sample of its overall portfolio, it is possible that delinquencies or losses on the receivables could exceed those on other retail installment contracts included in NMAC’s portfolio of retail installment contracts for new, near-new and used automobiles and light-duty trucks. On or before the closing date, NMAC will sell the receivables and other assets relating thereto to the depositor. The depositor will, in turn, transfer the receivables and other assets relating thereto to the issuing entity on the closing date pursuant to the Sale and Servicing Agreement in exchange for the notes and the certificates. The notes that will be received by the depositor in exchange for the receivables are being offered by this prospectus (other than the retained notes, if any). NMAC will continue to service the receivables.

The receivables to be held by the issuing entity will be selected from those automobile and/or light-duty truck retail installment contracts in NMAC’s portfolio that meet several criteria. Each of the depositor and NMAC will make certain representations and warranties with respect to the receivables which, if breached, could result in the depositor or NMAC, as applicable, being required to repurchase the related receivable. See “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies” in this prospectus.

The information concerning the receivables presented throughout this prospectus is based on the pool of receivables that will be sold to the issuing entity on the closing date. As of the cut-off date, each receivable in the pool of receivables described in this prospectus:

•	had a contractual annual percentage rate (“APR”) between 0.00% and 11.26%;

•	had a remaining term to maturity of not less than 3 payments and not greater than 70 payments;

•	had an original principal balance of not more than $80,000.00 and a remaining principal balance of not less than $2,000.00 or more than $75,324.09; and

•	was originated on or after March 22, 2012.

The receivables in the pool as of the cut-off date had an aggregate principal balance of $1,114,467,625.30.

There are no material direct or contingent claims that parties other than the secured parties under the Indenture have on any receivable.

Underwriting Procedures

NMAC purchases automobile and light-duty truck retail installment contracts from Dealers located throughout the United States. These contracts are underwritten using NMAC’s standard underwriting procedures. The receivables are originated by the Dealers in accordance with NMAC’s requirements under existing Dealer Agreements and are purchased in accordance with NMAC’s underwriting procedures and other requirements, as described below. NMAC’s underwriting procedures emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

NMAC requires that retail installment contract applications received from the Dealers be signed by the applicant. In addition, NMAC requests that the applicant provide his or her name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment, if applicable, in the application. NMAC uses the obligor’s monthly self-reported gross income, including any income reported by a co-obligor, on the application at origination, for purposes of calculating the obligor’s payment-to-income ratio. Upon receipt, NMAC obtains one or more credit reports from Equifax, Experian and/or TransUnion. NMAC’s credit decision is influenced by the information provided by the applicant in the application and the credit scores reflected in the credit bureau reports.

Upon receipt, retail installment contract applications are first processed through NMAC’s computer auto-decisioning system. The auto-decisioning system considers an applicant’s FICO®1 score, as well as other credit related metrics of the loan (such as the minimum number of positive credit items or maximum level of derogatory credit items on an applicant’s credit history) when selecting applications to approve, reject or forward for review by an NMAC credit analyst. An application may be forwarded for review by an NMAC credit analyst because, for example, one or more credit-related criteria are not within certain guidance levels. After receiving the application for review, the NMAC credit analyst will evaluate the application in accordance with NMAC’s written underwriting guidelines and then either approve the application, reject the application or forward the application for review by an NMAC credit analyst with higher approval authority, depending on the circumstances and the authority level and experience of the credit analyst.

22,193 receivables, having an aggregate principal balance of $469,849,701.95 (approximately 42.16% of the aggregate principal balance of the receivables as of the cut-off date) were automatically approved by NMAC’s auto-decisioning system, while 27,154 receivables, having an aggregate principal balance of $644,617,923.35 (approximately 57.84% of the aggregate principal balance of the receivables as of the cut-off date) were evaluated and approved by an NMAC credit analyst with appropriate authority in accordance with NMAC’s written underwriting guidelines. As described in this prospectus, NMAC does not consider any of the receivables in the pool of receivables described in this prospectus to constitute exceptions to NMAC’s written underwriting guidelines.

NMAC makes its final credit decision based upon its assessment of the degree of credit risk with respect to each retail installment contract applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing retail installment contract customers. As discussed further under “The Receivables—Credit Scores” below, NMAC utilizes risk models developed by Fair Isaac Corporation. These FICO® scores allow Dealers to evaluate customers’ credit quality during the hours that NMAC is not open for business.

NMAC uses risk-based pricing that includes a tiered system of interest rates and advance rates representing different ranges of credit risk. If NMAC considers an obligor to be relatively less credit-worthy (and, as a result, a greater risk), NMAC will assign the obligor a higher interest rate and a lower permissible advance rate.

Credit Scores

As of the cut-off date, the weighted average FICO® score of the receivables in the pool of receivables described in this prospectus, excluding receivables for which no FICO® score is available (the “Non-Zero Weighted Average Credit Score”) is 776, with the minimum FICO® score being 660 and the maximum FICO® score being 900.

[1]	FICO® is a federally registered trademark of Fair Isaac Corporation.

NMAC, like most of the auto finance industry, utilizes a generic score developed by Fair Isaac Corporation. This FICO® score is sold through the three major credit reporting agencies, each using a different trade name for the product. NMAC purchases the automobile specific version of FICO®. FICO® scores are based solely on independent third party information from the credit reporting agency. The accuracy of independent third-party information provided to the credit reporting agency cannot be verified. An applicant’s credit score is one of several factors that are used by NMAC to determine its credit decisions. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Risk Factors—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables and therefore losses on your notes” in this prospectus. The table below illustrates the distribution of receivables by FICO® Score.

No selection procedures believed to be adverse to the noteholders were utilized in selecting the receivables from qualifying retail installment contracts. The receivables were not selected on the basis of their APRs, except to ensure that each receivable’s APR fell within the range set forth under “—Characteristics of the Receivables” above.

Distribution by FICO® Score of the Receivables

The distribution of the receivables as of the cut-off date by FICO® score was as follows:

Distribution by FICO® Score of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
651 – 700	4,325	8.76%	$98,447,709.32	8.83%
701 – 750	12,805	25.95	322,916,144.95	28.97
751 – 800	13,004	26.35	280,145,915.95	25.14
801 – 850	13,363	27.08	283,017,669.72	25.39
851 – 900	5,850	11.85	129,940,185.36	11.66

Total(1)	49,347	100.00%	$1,114,467,625.30	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

The receivables in the aggregate possess the following characteristics as of the cut-off date:

Aggregate Principal Balance	$1,114,467,625.30
Number of Receivables	49,347
Average Principal Balance	$22,584.30
Range of Principal Balances	$2,000.00 to $75,324.09
Average Original Amount Financed	$27,952.48
Range of Original Amounts Financed	$4,484.09 to $80,000.00
Weighted Average APR	2.47%
Range of APRs	0.00% to 11.26%
Approximate Weighted Average Original Payments to Maturity	67 payments
Range of Original Payments to Maturity	12 payments to 75 payments
Approximate Weighted Average Remaining Payments to Maturity	55 payments
Range of Remaining Payments to Maturity	3 payments to 70 payments
Approximate Percentage by Principal Balance of Receivables with an Original Payment Term of 72 Months or Longer	60.17%
Approximate Non-Zero Weighted Average Credit Score(1)	776
Range of FICO® Scores(1)	660 to 900
Approximate Non-Zero Weighted Average Credit Score of Receivables with an Original Payment Term of 72 Months or Longer(1)	769
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	94.39% (New) 5.61% (Near-New) 0.00% (Used)
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles for Receivables with an Original Payment Term of 72 Months or Longer(2)	97.61% (New) 2.39% (Near-New) 0.00% (Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	85.13% (Nissan) 14.87% (Infiniti)

(1)	Excluding receivables for which no FICO® score is available.
(2)	Percentages may not add to 100.00% due to rounding.

We have not provided delinquency, repossession and loss data on the receivables, because none of the receivables in the pool described in this prospectus, as of the cut-off date, were more than 29 days delinquent. See “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies.”

Distribution by APR of the Receivables

The distribution of the receivables as of the cut-off date by APR was as follows:

Distribution by APR of the Receivables (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)	Non-Zero Weighted Average Credit Score(2)
0.00 – 0.49	13,796	27.96%	$330,031,114.45	29.61%	778
0.50 – 0.99	3,119	6.32	82,548,570.73	7.41	776
1.00 – 1.99	3,295	6.68	90,377,210.76	8.11	788
2.00 – 2.99	8,817	17.87	183,894,724.60	16.50	801
3.00 – 3.99	7,395	14.99	153,524,223.62	13.78	783
4.00 – 4.99	7,678	15.56	148,141,856.20	13.29	774
5.00 – 5.99	3,148	6.38	72,873,803.35	6.54	734
6.00 – 6.99	1,214	2.46	30,563,070.31	2.74	708
7.00 – 7.99	576	1.17	15,168,547.69	1.36	687
8.00 – 8.99	222	0.45	5,105,634.07	0.46	678
9.00 – 9.99	63	0.13	1,618,596.38	0.15	671
10.00 – 10.99	22	0.04	566,575.97	0.05	668
11.00 – 11.99	2	0.00 (3)	53,697.17	0.00 (3)	673

Total(1)	49,347	100.00%	$1,114,467,625.30	100.00%	776

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Excluding receivables for which no FICO® Score is available.
(3)	Less than 0.005% but greater than 0.000%.

Geographic Distribution of the Receivables(1)

The geographic distribution of the receivables as of the cut-off date was as follows:

Geographic Distribution of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Alabama	996	2.02%	$23,532,098.30	2.11%
Alaska	22	0.04	556,713.73	0.05
Arizona	1,163	2.36	24,726,332.79	2.22
Arkansas	811	1.64	17,986,548.31	1.61
California	5,543	11.23	122,735,788.17	11.01
Colorado	452	0.92	10,756,642.14	0.97
Connecticut	540	1.09	11,879,120.08	1.07
Delaware	155	0.31	3,145,261.78	0.28
District of Columbia	40	0.08	876,078.74	0.08
Florida	3,807	7.71	84,937,095.04	7.62
Georgia	2,163	4.38	50,829,008.11	4.56
Hawaii	180	0.36	3,804,863.78	0.34
Idaho	59	0.12	1,298,449.99	0.12
Illinois	2,240	4.54	50,012,967.71	4.49
Indiana	497	1.01	11,405,138.92	1.02
Iowa	321	0.65	7,023,574.62	0.63
Kansas	303	0.61	6,715,300.09	0.60
Kentucky	520	1.05	11,713,477.97	1.05
Louisiana	1,422	2.88	34,509,583.63	3.10
Maine	142	0.29	3,231,280.89	0.29
Maryland	1,075	2.18	23,362,920.23	2.10
Massachusetts	751	1.52	15,022,540.48	1.35
Michigan	360	0.73	8,502,667.71	0.76
Minnesota	441	0.89	9,852,991.89	0.88
Mississippi	820	1.66	19,012,092.30	1.71
Missouri	790	1.60	16,993,260.90	1.52
Montana	55	0.11	1,333,431.52	0.12
Nebraska	165	0.33	3,659,665.18	0.33
Nevada	526	1.07	12,644,437.67	1.13
New Hampshire	271	0.55	5,441,042.48	0.49
New Jersey	1,333	2.70	27,533,433.31	2.47
New Mexico	239	0.48	5,819,037.45	0.52
New York	2,029	4.11	45,356,658.06	4.07
North Carolina	1,713	3.47	37,400,592.21	3.36
North Dakota	37	0.07	894,862.14	0.08
Ohio	966	1.96	21,425,771.16	1.92
Oklahoma	819	1.66	18,449,681.62	1.66
Oregon	194	0.39	3,778,211.88	0.34
Pennsylvania	1,892	3.83	38,123,120.09	3.42
Rhode Island	68	0.14	1,425,195.41	0.13
South Carolina	723	1.47	15,727,159.96	1.41
South Dakota	41	0.08	1,040,842.54	0.09
Tennessee	1,999	4.05	44,816,155.86	4.02
Texas	7,866	15.94	192,933,633.54	17.31
Utah	157	0.32	3,676,546.80	0.33
Vermont	62	0.13	1,261,311.41	0.11
Virginia	1,543	3.13	33,291,840.87	2.99
Washington	333	0.67	7,944,564.96	0.71
West Virginia	211	0.43	4,945,255.48	0.44
Wisconsin	450	0.91	10,121,317.09	0.91
Wyoming	33	0.07	816,363.76	0.07
Other	9	0.02	185,694.55	0.02

Total(2)	49,347	100.00%	$1,114,467,625.30	100.00%

(1)	Based solely on the billing addresses of the obligors as of the cut-off date.
(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Model of the Receivables

The distribution of the receivables as of the cut-off date by model was as follows:

Distribution by Model of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Rogue(1)	14,362	29.10%	$311,551,787.70	27.96%
Altima	9,867	20.00	189,195,145.41	16.98
Sentra	5,462	11.07	91,743,426.55	8.23
Murano	3,187	6.46	84,255,254.42	7.56
QX60	2,398	4.86	69,280,185.43	6.22
Pathfinder	2,485	5.04	67,490,416.10	6.06
QX80	1,208	2.45	48,578,927.36	4.36
Armada	1,304	2.64	45,722,455.96	4.10
Maxima	1,617	3.28	44,206,879.49	3.97
Titan	1,347	2.73	43,508,691.60	3.90
Frontier	1,645	3.33	33,217,482.97	2.98
Versa	1,873	3.80	24,062,530.93	2.16
Q50	623	1.26	16,203,391.56	1.45
QX50	540	1.09	12,445,985.73	1.12
Q70	268	0.54	8,414,185.59	0.75
Other	1,161	2.35	24,590,878.50	2.21

Total(2)	49,347	100.00%	$1,114,467,625.30	100.00%

(1)	“Rogue” includes both “Rogue” and “Rogue Sport” branded vehicles.
(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Vehicle Type of the Receivables

The distribution of the receivables as of the cut-off date by vehicle type was as follows:

Distribution by Vehicle Type of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Crossover	23,656	47.94%	$558,052,629.48	50.07%
Car	20,043	40.62	383,481,993.67	34.41
SUV	2,576	5.22	94,933,154.63	8.52
Truck	2,992	6.06	76,726,174.57	6.88
Van	80	0.16	1,273,672.95	0.11

Total(1)	49,347	100.00%	$1,114,467,625.30	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Distribution by Original and Remaining Payments to Maturity of the Receivables

The distribution of the receivables as of the cut-off date by original payments to maturity and remaining payments to maturity was as follows:

Distribution by Original Payments to Maturity of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)		Non-Zero Weighted Average Credit Score(2)
12	7	0.01%	$34,163.38	0.00	%(3)	813
13 - 24	103	0.21	934,618.94	0.08		790
25 - 36	1,960	3.97	29,897,226.45	2.68		802
37 - 48	2,191	4.44	34,821,746.91	3.12		797
49 - 60	13,817	28.00	297,988,850.28	26.74		792
61 - 72	28,997	58.76	688,625,746.54	61.79		769
73 - 75	2,272	4.60	62,165,272.80	5.58		758

Total(1)	49,347	100.00%	$1,114,467,625.30	100.00%		776

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Excluding receivables for which no FICO® Score is available.
(3)	Less than 0.005% but greater than 0.000%.

Distribution by Remaining Payments to Maturity of the Receivables	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)	Non-Zero Weighted Average Credit Score(2)
2 - 12	1,185	2.40%	$3,521,485.24	0.32%	792
13 - 24	417	0.85	4,709,373.07	0.42	802
25 - 36	2,609	5.29	43,121,343.37	3.87	803
37 - 48	8,276	16.77	173,705,839.05	15.59	804
49 - 60	23,338	47.29	524,449,488.57	47.06	783
61 - 72	13,522	27.40	364,960,096.00	32.75	749

Total(1)	49,347	100.00%	$1,114,467,625.30	100.00%	776

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(2)	Excluding receivables for which no FICO® Score is available.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool of receivables described in this prospectus and the disclosure regarding those receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, NMAC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by NMAC’s senior management to ensure the accuracy of such descriptions. NMAC, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of NMAC’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, NMAC also performed a review of the receivables in the pool of receivables described in this prospectus to confirm that those receivables satisfied the criteria described under “The Receivables—Characteristics of the Receivables” and the Eligibility Criteria described under “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies.” The first aspect of that review tested the accuracy of the individual receivables data contained in NMAC’s data tape. The data tape is an electronic record maintained by NMAC, which includes certain attributes of the receivables. NMAC ensured that a random sample of 125 receivable files, 119 of which relate to the receivables in the pool of receivables described in this prospectus, was selected to compare certain data points such as FICO® score, APR and origination date that are shown on the data tape to the corresponding information in the applicable loan file. Of the approximately 2,618 aggregate data points checked with respect to the 119 receivable files, five discrepancies were noted. The depositor believes that the discrepancies are immaterial differences between the loan file and the data tape and do not indicate any systemic error in the receivables data or other error that could result in the Rule 193 Information not being accurate in all material respects. A second aspect of that review consisted of a comparison of the information contained under “The Receivables” to data in, or derived from, the data tape. Statistical information relating to the receivables in the pool of receivables described in this prospectus was recalculated using the applicable information on the data tape. In addition to this review, NMAC performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date (the “asset-level data”) as an exhibit to a Form ABS-EE filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data includes each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related Financed Vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable since it was originated. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

STATIC POOL INFORMATION

“Static Pool Information Regarding Certain Previous Securitizations” in Appendix A to this prospectus, sets forth in graphic format static pool information regarding delinquencies, cumulative losses and prepayments for NMAC’s securitized portfolios of motor vehicle retail installment contracts, and also sets forth in tabular format, as of the relevant cut-off date, certain characteristics of these retail installment contracts for the past five years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” in Appendix B to this prospectus.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to the receivables transferred to the issuing entity will be similar to that set forth in “Static Pool Information Regarding Certain Previous Securitizations” in this prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Notes” and “Risk Factors—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the note” in this prospectus. Except after the acceleration of the notes following an Event of Default, no principal payments will be made on the Class A-2 notes until the Class A-1 notes have been paid in full, no principal payments will be made on the Class A-3 notes until the Class A-1 notes and the Class A-2 notes have been paid in full, and no principal payments will be made on the Class A-4 notes until the Class A-1 notes, the Class A-2 notes and the Class A-3 notes have been paid in full. However, upon the acceleration of the notes following an Event of Default, the principal of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid ratably according to the respective outstanding principal amounts of those classes of notes, after the Class A-1 notes have been paid in full. See “The Notes—Payments of Principal” in this prospectus.

Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur later or significantly earlier than their respective final scheduled distribution dates set forth in “Summary—Terms of the Notes—Final Scheduled Distribution Dates” in this prospectus. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes if final payment on such notes occurs significantly earlier than such notes’ respective final scheduled distribution dates. No prediction can be made as to the rate of prepayments on the receivables in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the note,” in this prospectus.

Although the receivables have different APRs, disproportionate rates of prepayments between receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the noteholders. However, higher rates of prepayments of receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the receivables and may decrease the amounts available to be deposited in the Reserve Account. For a more detailed discussion of prepayment risks, see “Risk Factors—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the note” and “Risk Factors—You may suffer losses on your notes due to receivables with low annual percentage rates” in this prospectus.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET CREDIT LOSSES

Prepayment Information

Prepayment information relating to NMAC’s securitized portfolios of motor vehicle retail installment contracts since January 16, 2013 is set forth under “Static Pool Information Regarding Certain Previous Securitizations—Prepayment Speeds” in this prospectus.

Delinquency, Repossession and Credit Loss Information

Set forth below is delinquency and credit loss information relating to NMAC’s total portfolio of U.S. retail installment contracts for new, near-new and used automobiles and light duty-trucks. The portfolio consists of retail installment contracts in all 50 states, the District of Columbia and Puerto Rico.

NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a retail installment contract against the allowance for credit losses when the retail installment contract becomes 120 days past due, when a repossessed vehicle is sold at auction, when the account is determined to be uncollectible or within five days after NMAC’s receipt of notice that a debtor intends to pay NMAC under a plan proposed within a proceeding under the Bankruptcy Code. NMAC credits any recoveries from charge-offs related to a contract to the allowance.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to the receivables included in the issuing entity will be similar to that set forth below.

Delinquency Experience(1)

	At December 31,		At March 31,
	2017	2016	2017	2016	2015	2014	2013
Number of Contracts Outstanding	1,679,018	1,612,225	1,627,728	1,554,308	1,381,783	1,221,782	1,069,578
Delinquencies as a Percentage of Number of Contracts Outstanding(2)
30-59 Days	1.81%	1.80%	1.51%	1.41%	1.41%	1.45%	1.28%
60-89 Days	0.55%	0.50%	0.33%	0.31%	0.29%	0.31%	0.30%
90 Days or more	0.15%	0.14%	0.09%	0.07%	0.06%	0.05%	0.06%

(1)	The information in this Delinquency Experience table includes retail installment contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs.
(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

Net Credit Loss and Repossession Experience(1)

(dollars in thousands)

	At or For the Nine Months Ended December 31,		At or For the Twelve Months Ended March 31,
	2017(6)	2016(6)	2017	2016	2015	2014	2013
Principal Amount Outstanding	$29,619,848	$28,653,655	$28,815,936	$27,331,065	$23,701,928	$20,752,908	$17,618,286
Average Principal Amount Outstanding(2)	$29,328,743	$28,003,068	$28,174,018	$26,152,373	$22,171,898	$19,393,423	$16,645,614
Number of Contracts Outstanding	1,679,018	1,612,225	1,627,728	1,554,308	1,381,783	1,221,782	1,069,578
Average Number of Contracts Outstanding(2)	1,657,897	1,566,527	1,572,262	1,446,734	1,298,323	1,146,149	1,028,823
Number of Repossessions(3)	28,587	23,326	32,673	26,109	19,055	19,985	19,366
Number of Repossessions as a Percent of the Average Number of Contracts Outstanding	2.30%	1.99%	2.08%	1.80%	1.47%	1.74%	1.88%
Net Charge-Offs(4)	$390,212	$294,827	$425,856	$311,130	$288,782	$249,292	$189,753
Recoveries(5)	$104,803	$94,603	$131,680	$111,723	$107,792	$97,260	$96,072
Net Losses	$285,410	$215,114	$315,095	$200,750	$180,990	$152,032	$93,681
Net Losses as a Percent of Principal Amount Outstanding	1.28%	1.00%	1.09%	0.73%	0.76%	0.73%	0.53%
Net Losses as a Percent of Average Principal Amount Outstanding	1.30%	1.02%	1.12%	0.77%	0.82%	0.78%	0.56%

(1)	The information in this Net Credit Loss and Repossession Experience table includes retail installment contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. All amounts and percentages are based on the principal balances of the receivables which include unearned interest.
(2)	Average amounts calculated based on month-end data for the periods indicated.
(3)	The number of repossessions excludes accounts that have been subsequently reinstated.
(4)	For periods prior to and including September 30, 2015, charge-offs represent the then-outstanding principal balance of receivables that became defaulted in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (5). For periods beginning after September 30, 2015, charge-offs represent the then-outstanding principal balance of receivables that became defaulted in the period less expected disposition proceeds and other expected recoveries with respect to such receivable based on NMAC’s historical recovery data or, if actual disposition proceeds and recoveries with respect to such receivable have been received, the amount of such proceeds and recoveries, in each case, other than recoveries described in Note (5). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.
(5)	Recoveries generally include amounts received on receivables following the time at which the receivable is charged off. Recoveries are net of expenses associated with collection.
(6)	The percentages for the nine months ended December 31, 2016 and December 31, 2017 have been annualized to facilitate year-to-year comparisons. Actual percentages for the entire year may differ from annualized percentages.

Nissan has experienced higher overall levels of losses on its total portfolio of U.S. retail installment contracts with an original payment term of 72 months or longer than on retail installment contracts with shorter original payment terms. As of the cut-off date, approximately 60.17% (based on the aggregate principal balance as of the cut-off date) of the receivables have an original payment term of 72 months or longer. As of the cut-off date, 97.61% (based on the aggregate principal balance as of the cut-off date) of the receivables with an original payment term of 72 months or longer are related to new vehicles and 2.39% (based on the aggregate principal balance as of the cut-off date) are related to near-new vehicles. As of the cut-off date, the Non-Zero Weighted Average Credit Score of the obligors of the receivables with an original payment term of 72 months or longer is approximately 769.

REPURCHASES AND REPLACEMENTS

The transaction documents for prior securitizations of retail installment contracts sponsored by NMAC contain covenants requiring the repurchase of an underlying receivable for the breach of a representation or warranty that materially and adversely affects the interests of the noteholders and is not cured. For the three-year period ending December 31, 2017, no assets securitized by NMAC were the subject of a demand to repurchase or replace for breach of the representations and warranties. NMAC, as securitizer, discloses in a report on Form ABS-15G all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase. Please refer to the Form ABS-15G filed by NMAC on January 23, 2018 for additional information. The CIK number of NMAC is 0001540639.

WEIGHTED AVERAGE LIFE OF THE NOTES

The weighted average life of the notes of any series will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies. The rate of principal payment of the notes may also be affected by (1) repurchases by the servicer or the depositor of receivables as to which an uncured breach of specified representations and warranties or specified servicing covenants has occurred, and (2) exercise by the servicer or the depositor of its right to purchase all of the assets of the issuing entity at its option under the circumstances described in this prospectus, thereby triggering a redemption of the notes. The term “weighted average life” means the average amount of time during which each dollar of principal of a receivable is outstanding. The receivables generally will be prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including that an obligor generally may not sell or transfer the Financed Vehicle securing the related receivable without the consent of the servicer.

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus, the “Absolute Prepayment Model” (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables.

As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur later or significantly earlier than the respective final scheduled distribution dates. Reinvestment risk associated with early payment of the notes will be borne exclusively by the holders of such notes. For a more detailed discussion of prepayment risks, see “Risk Factors—Prepayments, repurchases or early termination of the issuing entity may affect the weighted average life of, and your return on, the note” in this prospectus.

The tables captioned “Percent of Initial Principal Amount of Class A-1 Notes at Various ABS Percentages”; “Percent of Initial Principal Amount of Class A-2 Notes at Various ABS Percentages”; “Percent of Initial Principal Amount of Class A-3 Notes at Various ABS Percentages”; and “Percent of Initial Principal Amount of Class A-4 Notes at Various ABS Percentages” (the “ABS Tables”) in this prospectus have been prepared on the basis of the characteristics of the receivables described above and the following assumptions (collectively, the “ABS Assumptions”):

1.	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

2.	each scheduled monthly payment on each receivable is scheduled to be made and is made on the last day of each month and each month has 30 days;

3.	payments are made on the notes on each distribution date (and each such date is assumed to be the 15th day of each applicable month), commencing on March 15, 2018;

4.	the balance in the Reserve Account on each distribution date is the specified reserve account balance described in the Summary under “Summary—Enhancement—Reserve Account” in this prospectus;

5.	there is no event resulting in the acceleration of the notes;

6.	the servicer does not exercise its option to purchase the receivables unless otherwise indicated;

7.	the hypothetical pools each have an assumed cut-off date of January 31, 2018;

8.	the Class A-1 notes and the Class A-2b notes will be paid interest on the basis of the actual number of days in that interest accrual period and a 360-day year;

9.	the Class A-2a notes, Class A-3 notes and Class A-4 notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

10.	interest accrues on the Class A-1 Notes at 1.83000%, Class A-2a Notes at 2.36%, Class A-2b Notes at 1.78320%, Class A-3 Notes at 2.61% and Class A-4 Notes at 2.81%;

11.	the notes are purchased on February 28, 2018; and

12.	the Servicing Rate for each calendar month is equal to a rate of one-twelfth of 1.00% and the servicer has not collected any Supplemental Servicing Fee.

The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having certain characteristics as set forth below and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, remaining payments to maturity and age as of the assumed cut-off date) will be such that each pool will be fully amortized by the end of its remaining payments to maturity.

Pool	Aggregate Principal Balance	APR	Remaining Payments to Maturity	Age
1	$2,721,733.29	2.784%	7	59
2	$4,241,933.79	1.915%	20	20
3	$37,912,911.72	1.635%	32	13
4	$158,303,833.23	1.687%	44	21
5	$398,563,064.07	1.791%	55	10
6	$240,263,900.84	1.015%	64	8
7	$799,751.95	4.793%	7	64
8	$467,439.28	5.034%	20	25
9	$5,208,431.65	4.720%	31	9
10	$15,402,005.82	4.784%	43	11
11	$125,886,424.50	5.188%	56	8
12	$124,696,195.16	5.550%	64	9

The table captioned “YSOC Amount Schedule” (the “YSOC Amount Schedule”) set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various ABS percentages. The initial YSOC Amounts shown below are assumed for modeling purposes based on the pool of receivables as of the cut-off date. The actual initial YSOC Amount for the actual pool of receivables will be calculated on or prior to the closing date. The actual YSOC Amount as of any distribution date may differ from the schedule below depending on the actual prepayments, losses and repurchases on the receivables pool sold to the issuing entity on the closing date with APRs less than the Required Rate. For purposes of the YSOC Amount Schedule set forth below, the Required Rate is assumed to be 5.40%.

YSOC Amount Schedule

Distribution Date	Yield Supplement Overcollateralization Amount	Distribution Date	Yield Supplement Overcollateralization Amount
Closing Date	$72,800,953.50	February 2021	$10,725,949.34
March 2018	$70,321,286.84	March 2021	$9,828,669.46
April 2018	$67,882,846.12	April 2021	$8,976,000.11
May 2018	$65,485,867.02	May 2021	$8,168,008.31
June 2018	$63,130,586.44	June 2021	$7,404,718.64
July 2018	$60,817,238.97	July 2021	$6,686,061.43
August 2018	$58,546,041.70	August 2021	$6,011,846.29
September 2018	$56,317,140.29	September 2021	$5,381,246.30
October 2018	$54,130,462.11	October 2021	$4,792,681.32
November 2018	$51,985,937.02	November 2021	$4,244,762.57
December 2018	$49,883,735.75	December 2021	$3,736,523.71
January 2019	$47,824,074.49	January 2022	$3,266,808.17
February 2019	$45,807,156.65	February 2022	$2,834,429.80
March 2019	$43,833,195.13	March 2022	$2,438,410.38
April 2019	$41,902,404.88	April 2022	$2,078,078.86
May 2019	$40,014,998.91	May 2022	$1,753,109.79
June 2019	$38,171,208.20	June 2022	$1,463,323.97
July 2019	$36,371,252.48	July 2022	$1,207,745.61
August 2019	$34,615,354.72	August 2022	$984,885.75
September 2019	$32,903,705.36	September 2022	$792,206.53
October 2019	$31,236,510.09	October 2022	$627,669.99
November 2019	$29,613,968.11	November 2022	$489,100.79
December 2019	$28,036,286.47	December 2022	$374,128.33
January 2020	$26,503,624.58	January 2023	$279,071.47
February 2020	$25,016,129.65	February 2023	$200,546.70
March 2020	$23,573,946.93	March 2023	$136,997.05
April 2020	$22,177,287.79	April 2023	$87,518.92
May 2020	$20,826,372.32	May 2023	$51,583.70
June 2020	$19,521,426.32	June 2023	$28,546.03
July 2020	$18,262,543.04	July 2023	$12,983.11
August 2020	$17,049,745.30	August 2023	$4,400.89
September 2020	$15,882,885.27	September 2023	$990.84
October 2020	$14,761,622.59	October 2023	$100.73
November 2020	$13,685,569.52	November 2023	$5.23
December 2020	$12,654,343.33	December 2023 and thereafter	$0.00
January 2021	$11,667,816.57

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Principal Amount of Class A-1 Notes at Various ABS Percentages(1)

Distribution Date	Class A-1 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2018	88.27%	84.98%	82.76%	81.02%	78.15%
April 15, 2018	76.60%	70.16%	65.82%	62.46%	58.44%
May 15, 2018	65.00%	55.54%	49.17%	44.34%	39.11%
June 15, 2018	53.47%	41.11%	32.81%	26.66%	20.16%
July 15, 2018	42.00%	26.88%	16.75%	9.36%	1.61%
August 15, 2018	30.61%	12.84%	0.99%	0.00%	0.00%
September 15, 2018	19.28%	0.00%	0.00%	0.00%	0.00%
October 15, 2018	8.26%	0.00%	0.00%	0.00%	0.00%
November 15, 2018	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(2)	0.36	0.28	0.25	0.23	0.21
Weighted Average Life (years) to Call(2)(3)	0.36	0.28	0.25	0.23	0.21

(1)	This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-2 Notes at Various ABS Percentages(1)

Distribution Date	Class A-2a and Class A-2b Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2018	100.00%	100.00%	100.00%	95.91%	91.05%
September 15, 2018	100.00%	99.46%	92.17%	86.96%	81.43%
October 15, 2018	100.00%	92.20%	84.04%	78.21%	72.03%
November 15, 2018	98.55%	85.04%	76.06%	69.64%	62.83%
December 15, 2018	92.66%	77.98%	68.22%	61.25%	53.85%
January 15, 2019	86.81%	71.02%	60.53%	53.03%	45.08%
February 15, 2019	81.00%	64.17%	52.99%	45.00%	36.52%
March 15, 2019	75.22%	57.42%	45.59%	37.14%	28.18%
April 15, 2019	69.48%	50.77%	38.34%	29.46%	20.05%
May 15, 2019	63.78%	44.22%	31.23%	21.96%	12.13%
June 15, 2019	58.11%	37.77%	24.28%	14.64%	4.43%
July 15, 2019	52.48%	31.43%	17.47%	7.50%	0.00%
August 15, 2019	46.88%	25.20%	10.81%	0.55%	0.00%
September 15, 2019	41.32%	19.06%	4.30%	0.00%	0.00%
October 15, 2019	35.80%	13.04%	0.00%	0.00%	0.00%
November 15, 2019	30.37%	7.16%	0.00%	0.00%	0.00%
December 15, 2019	24.98%	1.39%	0.00%	0.00%	0.00%
January 15, 2020	19.62%	0.00%	0.00%	0.00%	0.00%
February 15, 2020	14.30%	0.00%	0.00%	0.00%	0.00%
March 15, 2020	9.02%	0.00%	0.00%	0.00%	0.00%
April 15, 2020	3.77%	0.00%	0.00%	0.00%	0.00%
May 15, 2020	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(2)	1.46	1.19	1.05	0.96	0.88
Weighted Average Life (years) to Call(2)(3)	1.46	1.19	1.05	0.96	0.88

(1)	This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-3 Notes at Various ABS Percentages(1)

Distribution Date	Class A-3 Notes
	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	96.23%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	87.26%
September 15, 2019	100.00%	100.00%	100.00%	92.32%	78.57%
October 15, 2019	100.00%	100.00%	97.46%	84.19%	70.13%
November 15, 2019	100.00%	100.00%	89.86%	76.33%	62.01%
December 15, 2019	100.00%	100.00%	82.43%	68.69%	54.15%
January 15, 2020	100.00%	94.72%	75.19%	61.28%	46.55%
February 15, 2020	100.00%	87.85%	68.13%	54.09%	39.22%
March 15, 2020	100.00%	81.12%	61.26%	47.12%	32.16%
April 15, 2020	100.00%	74.51%	54.57%	40.38%	25.37%
May 15, 2020	98.23%	68.04%	48.07%	33.87%	18.85%
June 15, 2020	91.85%	61.69%	41.76%	27.58%	12.60%
July 15, 2020	85.51%	55.47%	35.63%	21.52%	6.61%
August 15, 2020	79.22%	49.39%	29.69%	15.69%	0.90%
September 15, 2020	72.98%	43.43%	23.94%	10.09%	0.00%
October 15, 2020	66.83%	37.65%	18.40%	4.74%	0.00%
November 15, 2020	61.06%	32.24%	13.25%	0.00%	0.00%
December 15, 2020	55.34%	26.96%	8.28%	0.00%	0.00%
January 15, 2021	49.65%	21.80%	3.48%	0.00%	0.00%
February 15, 2021	44.01%	16.77%	0.00%	0.00%	0.00%
March 15, 2021	38.42%	11.86%	0.00%	0.00%	0.00%
April 15, 2021	32.86%	7.07%	0.00%	0.00%	0.00%
May 15, 2021	27.35%	2.41%	0.00%	0.00%	0.00%
June 15, 2021	21.88%	0.00%	0.00%	0.00%	0.00%
July 15, 2021	16.46%	0.00%	0.00%	0.00%	0.00%
August 15, 2021	11.08%	0.00%	0.00%	0.00%	0.00%
September 15, 2021	5.75%	0.00%	0.00%	0.00%	0.00%
October 15, 2021	0.56%	0.00%	0.00%	0.00%	0.00%
November 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(2)	2.92	2.52	2.25	2.07	1.90
Weighted Average Life (years) to Call(2)(3)	2.92	2.52	2.25	2.07	1.90

(1)	This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

Percent of Initial Principal Amount of Class A-4 Notes at Various ABS Percentages(1)

	Class A-4 Notes
Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2020	100.00%	100.00%	100.00%	100.00%	89.54%
October 15, 2020	100.00%	100.00%	100.00%	100.00%	77.67%
November 15, 2020	100.00%	100.00%	100.00%	99.49%	66.69%
December 15, 2020	100.00%	100.00%	100.00%	88.53%	56.30%
January 15, 2021	100.00%	100.00%	100.00%	78.07%	46.51%
February 15, 2021	100.00%	100.00%	97.38%	68.11%	37.31%
March 15, 2021	100.00%	100.00%	87.13%	58.65%	28.70%
April 15, 2021	100.00%	100.00%	77.30%	49.70%	20.77%
May 15, 2021	100.00%	100.00%	67.87%	41.24%	13.73%
June 15, 2021	100.00%	95.10%	58.86%	33.30%	7.14%
July 15, 2021	100.00%	84.92%	50.27%	25.86%	1.00%
August 15, 2021	100.00%	75.03%	42.10%	18.92%	0.00%
September 15, 2021	100.00%	65.44%	34.35%	12.50%	0.00%
October 15, 2021	100.00%	56.29%	27.11%	6.66%	0.00%
November 15, 2021	91.55%	48.66%	20.86%	1.36%	0.00%
December 15, 2021	81.90%	41.26%	14.91%	0.00%	0.00%
January 15, 2022	72.31%	34.08%	9.29%	0.00%	0.00%
February 15, 2022	62.81%	27.12%	3.99%	0.00%	0.00%
March 15, 2022	53.39%	20.39%	0.00%	0.00%	0.00%
April 15, 2022	44.05%	13.89%	0.00%	0.00%	0.00%
May 15, 2022	34.79%	7.62%	0.00%	0.00%	0.00%
June 15, 2022	25.61%	1.58%	0.00%	0.00%	0.00%
July 15, 2022	16.51%	0.00%	0.00%	0.00%	0.00%
August 15, 2022	7.50%	0.00%	0.00%	0.00%	0.00%
September 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (years) to Maturity(2)	4.12	3.77	3.45	3.19	2.91
Weighted Average Life (years) to Call(2)(3)	4.11	3.76	3.45	3.19	2.91

(1)	This table has been prepared based on the assumptions in this prospectus (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with those assumptions.
(2)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(3)	This calculation assumes that the servicer exercises its option to purchase the receivables at the first opportunity.

NOTE FACTORS AND POOL FACTORS

The “Note Factor” for any distribution date with respect to any class of notes will be a seven-digit decimal indicating the principal amount of that class of notes as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective principal amount thereof as of the closing date. The servicer will compute the Note Factor each month for each class of notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. The portion of the principal amount of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder’s note by the related Note Factor for that month.

The “Pool Factor” for any distribution date for a particular class of notes will be a seven-digit decimal figure indicating the principal amount of that class of notes as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the cut-off date. The servicer will compute the Pool Factor for each month for each class of notes.

Pursuant to the Indenture, the registered holders of the notes (other than the retained notes, if any, which may be issued as definitive notes) will be Cede & Co. (“Cede”) as the nominee of The Depository Trust Company (“DTC”) unless definitive notes are issued under the limited circumstances described under “The Notes—Definitive Notes” in this prospectus. Registered holders of the notes will receive monthly reports via the indenture trustee’s website concerning the payments received on the receivables, the Pool Balance, the related Note Factors, related Pool Factors and various other items of information pertaining to the issuing entity. Noteholders of record during each calendar year will be furnished information by the indenture trustee for tax reporting purposes not later than the latest date permitted by law. Copies of the reports may be obtained by the noteholders by delivering a written request addressed to the indenture trustee at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603. See “Description of the Transfer and Servicing Agreements—Statements to Noteholders” in this prospectus.

USE OF PROCEEDS

The depositor will use the net proceeds from the sale of the notes (proceeds from the sale of the notes minus the underwriting discount in the amount of $2,064,000.00, payable to the underwriters) to purchase the receivables from NMAC pursuant to the Purchase Agreement by and between NMAC, as the seller, and Nissan Auto Receivables Corporation II, as the purchaser.

NMAC or its affiliates may apply a portion of the net proceeds of the sale of the receivables to the depositor to the repayment of debt, including “warehouse” debt. One or more of the underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrator and/or provide liquidity lines) have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and will receive a portion of such proceeds as repayment of such “warehouse” debt.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

THE NOTES

General

The notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the finalized Indenture, together with the other Basic Documents, will be filed with the SEC on Form 8-K on or prior to the date the final prospectus is required to be filed.

The notes will be issued as registered notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form, provided that, any retained notes may be issued as definitive notes. The notes issued in book-entry form initially will be registered in the name of Cede & Co., the nominee of DTC. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below. Unless and until definitive notes are issued, all references herein to distributions, notices, reports and statements to noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Book-Entry Registration

Each class of notes offered by this prospectus (other than certain retained notes, if any) will be represented by one or more certificates registered in the name of Cede as nominee of DTC. Noteholders may hold beneficial interests in the notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No noteholder will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below. Unless and until notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders will refer to actions taken by DTC upon instructions from direct participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder will be Cede, the nominee of DTC. Noteholders will not be recognized by the indenture trustee as noteholders, as those terms will be used in the relevant agreements, and will only be able to exercise their collective rights as holders of notes of the related class indirectly through DTC, the direct participants and the indirect participants, as further described below. In connection with such indirect exercise of rights through the DTC system, noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede. Notwithstanding the foregoing, noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.

Under a book-entry format, because DTC can only act on behalf of direct participants that in turn can only act on behalf of indirect participants, the ability of a noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”; together with the direct participants, “participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all of the notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede or such other DTC nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuing entity as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments on the notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuing entity or indenture trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the indenture trustee or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity or indenture trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the issuing entity or indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, definitive, certificated notes are required to be printed and delivered.

The depositor, the owner trustee, the indenture trustee, the administrator or the noteholders may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, definitive, certificated notes will be printed and delivered to DTC. See “—Definitive Notes” in this prospectus.

None of the servicer, the depositor, the administrator, the indenture trustee or the owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

The notes (other than retained notes, if any) will be issued in fully registered, certificated form (“definitive notes”) to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and none of the depositor, the owner trustee or the administrator is able to locate a qualified successor (and if the administrator has made such determination, the administrator has given written notice thereof to the indenture trustee);

2.	the depositor, the indenture trustee or the administrator at its option, to the extent permitted by applicable law, advises each other such party in writing that it elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the aggregate outstanding principal amount of the notes, voting as a single class, advise the indenture trustee through DTC and its direct participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes is no longer in the best interests of the noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all noteholders through DTC’s direct participants of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue those notes as definitive notes to the noteholders.

Payments on the definitive notes will be made by the indenture trustee directly to the holders of the definitive notes in accordance with the procedures set forth in this prospectus and in the Indenture. Interest and principal payments on the notes on each distribution date will be made to the holders in whose names the definitive notes were registered at the close of business on the related Record Date. Payments will be made by check mailed to the addresses of such holders as they appear on the note register, except that a noteholder having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the indenture trustee at least five Business Days prior to the distribution date. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive notes at the office or agency specified in the notice of final payment to noteholders. The indenture trustee or a paying agent will provide such notice to the registered noteholders not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Noteholder Communication; List of Noteholders

A Note Owner or, to the extent definitive notes have been issued, a noteholder (collectively, “investors”) may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the Basic Documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide a certification to the effect that the investor is, in fact, a beneficial owner of notes, as well as additional documentation reasonably satisfactory to the depositor, such as trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). In each monthly distribution report on Form 10-D under the Exchange Act with respect to the issuing entity, the depositor will include disclosure regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the Basic Documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, stating that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the Basic Documents and a description of the method other investors may use to contact the requesting investor. The sponsor and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

Three or more holders of the notes of any class or one or more holders of notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the Indenture or under those notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

The indenture trustee or the owner trustee, as the case may be, will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders of record as of the most recent applicable record date.

Payments of Interest

The Class A-1 notes, the Class A-2a notes, the Class A-3 notes and the Class A-4 notes will constitute “fixed rate notes,” and will bear interest at a fixed rate per annum. The Class A-2b notes will constitute “floating rate notes,” and will bear interest at a variable rate per annum based on LIBOR. Interest on the principal amounts of all classes of the notes will accrue at the respective per annum interest rates set forth in “Summary—Terms of the Notes—Per annum interest rates” in this prospectus (each, an “Interest Rate”) and will be payable to the noteholders monthly on the 15th day of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (each a “distribution date”), commencing March 15, 2018. A “Business Day” is any day except a Saturday, Sunday or a day on which banks in the city and state where the corporate trust office of the indenture trustee is located, New York, New York, Franklin, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

Interest on the outstanding principal amount of the Class A-1 notes and the floating rate notes will accrue at the related Interest Rate from and including the most recent distribution date on which interest has been paid (or from and including the closing date with respect to the first distribution date) to but excluding the current distribution date (each, an “Interest Period” with respect to the Class A-1 notes and the floating rate notes). Interest on the outstanding principal amount of each class of fixed rate notes (other than the Class A-1 notes) will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the closing date with respect to the first distribution date) to but excluding the 15th day of the current calendar month (each, an “Interest Period” with respect to each such class of notes). Interest on the Class A-1 notes and the floating rate notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on each class of fixed rate notes other than the Class A-1 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the case of the first distribution date, the related Interest Period for the Class A-1 notes and the floating rate notes shall be 15 days and for all other classes of notes shall be 17 days.

Interest accrued but not paid on any distribution date will be due on the next distribution date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the notes will generally be made from Available Amounts after the Total Servicing Fee has been paid, pro rata and with the same priority among each of the classes of notes. See “Credit Enhancement; Reserve Account; YSOC Amount—Reserve Account” and “Distributions on the Notes” in this prospectus.

Interest payments to each class of notes will have the same priority, including after an acceleration of the notes following the occurrence of an Event of Default. Depending on the collections on the receivables, the amount available for interest payments could be less than the amount of interest payable on the notes on any distribution date, in which case the holders of the notes (the “noteholders”) will receive their ratable share (based upon the aggregate amount of interest due to that class of notes) of the aggregate amount available to be distributed in respect of interest on the notes.

Calculation of Floating Rate Interest

The floating rate notes will bear interest during each applicable Interest Period at a rate per annum determined by the London Interbank Offer Rate for one-month U.S. dollar deposits (“LIBOR”) plus a Spread. A “Spread” is the applicable number of basis points to be added to or subtracted from the related LIBOR with respect to the floating rate notes. If the sum of LIBOR and the applicable Spread set forth on the front cover of this prospectus is less than 0.00% for any Interest Period, then the interest rate for the floating rate notes for such Interest Period will be deemed to be 0.00%.

The rate of interest on the floating rate notes will be reset for each Interest Period on the first day of the applicable Interest Period (each such date, an “Interest Reset Date”).

LIBOR will be calculated for each Interest Period on the day that is two London Business Days prior to the related Interest Reset Date (each such date, an “Interest Determination Date”). LIBOR for each Interest Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, after consultation with the administrator, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent, after consultation with the administrator, for loans in U.S. dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Designated LIBOR Page” means the display on Reuters Screen, LIBOR 01 Page, or any successor service or any other page as may replace that page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

The indenture trustee will be designated as the calculation agent (the “Calculation Agent”) and, as such, will calculate the interest rates on the floating rate notes. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of the floating rate notes. All percentages resulting from any calculation on the floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the floating rate note will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent may be removed by the issuing entity at any time. If the Calculation

Agent is unable or unwilling to act as such or is removed by the issuing entity, the issuing entity will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the issuing entity or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

Payments of Principal

Until the notes have been paid in full, principal payments to noteholders will be made on each distribution date in the amount and order of priority described under “Distributions on the Notes—Priority of Payments” in this prospectus. Generally, on each distribution date, the amount payable to the holders of the notes will be the Noteholders’ Principal Distributable Amount.

The actual distribution date on which the outstanding principal amount of any class of notes is paid may be later or significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this prospectus.

If the principal amount of a class of notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders’ Principal Distributable Amount for that distribution date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of notes to zero on that distribution date. See “Distributions on the Notes—Priority of Payments” in this prospectus.

Following the occurrence of an Event of Default and an acceleration of the notes (unless and until such acceleration has been rescinded), interest on and principal of the notes will be made on each distribution date in the priority set forth under “Distributions on the Notes—Post-Acceleration Priority of Payments.”

Bankruptcy Provision

Each of the parties to the Basic Documents, and each noteholder, by accepting the note or a beneficial interest in the notes, will covenant and agree that, prior to the date that is one year and one day after the payment in full of all securities issued by the depositor, the issuing entity, any other trust created by the depositor or any limited liability company or corporation wholly owned by the depositor (each, a “Bankruptcy Remote Party”), it will not acquiesce, petition or otherwise invoke or cause such Bankruptcy Remote Party to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Bankruptcy Remote Party under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Bankruptcy Remote Party or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Bankruptcy Remote Party.

Notices

Noteholders will be notified in writing by the indenture trustee of any Event of Default, Servicer Default or termination of, or appointment of a successor to, the servicer promptly upon an Authorized Officer (as defined in the Sale and Servicing Agreement) obtaining actual knowledge thereof.

If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Those notices will be deemed to have been given on the date of that mailing.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the Basic Documents, any notes owned by the issuing entity, the depositor, the servicer or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the notes. However, such notes will not be considered outstanding for voting purposes unless the issuing entity, the depositor, the servicer or any of their respective affiliates, either individually or collectively constitute all the owners of all the notes outstanding. See “The Issuing Entities—Formation,” “Description of the Trust Agreement—Restrictions on Actions by the Owner Trustee,” “—Resignation and Removal of the Owner Trustee,” and “Description of the Transfer and Servicing Agreements—Servicer Default” in this prospectus.

DISTRIBUTIONS ON THE NOTES

On or before the 10th calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day) (each, a “determination date”), the servicer will deliver to the owner trustee and the indenture trustee, with a copy to each Rating Agency, a servicer’s certificate containing, among other things, the amount of funds collected on or in respect of the receivables and the Total Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each distribution date, the servicer will also prepare a report containing all information necessary to make the distributions described under “—Priority of Payments” below.

The indenture trustee will make payments to the noteholders out of the amounts on deposit in the Collection Account. The “Collection Account” is established by the servicer in the name of the indenture trustee for the benefit of the noteholders and certificateholders. The amounts to be distributed to the noteholders will be determined in the manner described below.

Calculation of Available Amounts

The amount of funds available for distribution on a distribution date will generally equal all Collections received by the servicer during the related Collection Period.

“Collections” means, for any distribution date, the sum of the following amounts received during the related Collection Period: (i) all collections on receivables, (ii) without duplication of amounts described in clause (i), all Net Liquidation Proceeds and (iii) the amount, if any, deposited into the Collection Account from the Reserve Account.

A “Defaulted Receivable” will be (a) a receivable (other than a receivable as to which a Repurchase Payment has been made) that, by its terms, is delinquent 120 days or more, (b) with respect to a receivable that is delinquent for less than 120 days, the servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely, or (ii) repossessed the related Financed Vehicle or, (c) a receivable with respect to which the servicer has received notification that the related obligor is subject to a Chapter 13 bankruptcy proceeding.

A “Liquidated Receivable” will be a defaulted receivable for which the related Financed Vehicle has been liquidated by the servicer.

“Net Liquidation Proceeds” means the monies collected from whatever source on a Liquidated Receivable, net of the sum of any amounts expended by the servicer for the account of the obligor, plus any amounts required by law to be remitted to the obligor.

Priority of Payments

On each distribution date prior to an acceleration of the notes, the servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the servicer) with respect to the related Collection Period as described below and will instruct the indenture trustee (or, if the notes have been paid in full, the owner trustee) to make the following deposits and distributions, to the extent of Available Amounts on deposit in the Collection Account for such distribution date, in the following order of priority:

1.	to the servicer, the Base Servicing Fee and any unpaid Base Servicing Fees from one or more prior Collection Periods;

2.	on a pro rata basis (based on the amounts due to each class) to the noteholders of each class, the Noteholders’ Interest Distributable Amount for each such class;

3.	to the Class A-1 Noteholders, until the principal amount of the Class A-1 notes is reduced to zero, then to the Class A-2 Noteholders (pro rata among the Class A-2a Noteholders and the Class A-2b Noteholders), until the principal amount of the Class A-2 notes is reduced to zero, then to the Class A-3 Noteholders, until the principal amount of the Class A-3 notes is reduced to zero, and then to the Class A-4 Noteholders, until the principal amount of the Class A-4 notes is reduced to zero, the Noteholders’ Principal Distributable Amount for such distribution date;

4.	to the Reserve Account, an amount, if any, necessary to increase the balance of funds therein to the Specified Reserve Account Balance, that amount being the “Required Reserve Deposit”;

5.	to the indenture trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture, but only to the extent that such fees, expenses or indemnity payments have not been paid by the administrator and have been outstanding for at least 60 days;

6.	to the owner trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the administrator and have been outstanding for at least 60 days;

7.	to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the sponsor and have been outstanding for at least 60 days; and

8.	to an account for distribution to the certificateholders (the “certificateholders”), any remaining Available Amounts.

Post-Acceleration Priority of Payments

Following the occurrence of an Event of Default that results in the acceleration of the notes and unless and until such acceleration has been rescinded, on each distribution date, the indenture trustee will make the following deposits and distributions, to the extent of Available Amounts on deposit in the Collection Account for such distribution date, in the following order of priority:

1.	pro rata, to the indenture trustee and the owner trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture and the Trust Agreement, respectively, but only to the extent that such fees, expenses or indemnity payments have not been paid by the administrator and have been outstanding for at least 60 days;

2.	to the asset representations reviewer, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Asset Representations Review Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the sponsor and have been outstanding for at least 60 days;

3.	to the servicer, the Base Servicing Fees and any unpaid Base Servicing Fees from one or more prior Collection Periods;

4.	on a pro rata basis, (based on the amounts due to each class) to the noteholders of each class, the Noteholders’ Interest Distributable Amount for each such class;

5.

to the Class A-1 Noteholders, until the principal amount of the Class A-1 notes is reduced to zero, to the extent of Available Amounts and then, to the Class A-2a Noteholders, the Class A-2b Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, on a pro rata basis, based on the respective outstanding principal amounts of those classes of notes, until the principal amount of such classes of notes is reduced to zero; and

6.	to an account for distribution to the certificateholders, any remaining Available Amounts.

Upon the sale of the issuing entity’s estate under the circumstances described in this prospectus under “Description of the Indenture—Remedies Upon an Event of Default” following an Event of Default, the proceeds of such sale, together with available monies on deposit in the Reserve Account, will be paid in the priority of payments and distributions described above in this section.

If, after the occurrence of an Event of Default and an acceleration of the notes, such acceleration has been rescinded by the noteholders as described under “Description of the Indenture—Remedies Upon an Event of Default”, the issuing entity will continue to pay interest and principal on the notes on each distribution date in the manner set forth under “Distributions on the Notes—Priority of Payments” in this prospectus.

Notwithstanding the foregoing, if amounts actually allocated to pay the Base Servicing Fee and interest on and principal of the notes on any distribution date are insufficient to make such payments, funds will be withdrawn from the Reserve Account up to the amount on deposit in the Reserve Account to make such payment.

For the purposes of this prospectus, the following terms will have the following meanings:

The “Adjusted Pool Balance” will mean, at any time, an amount equal to the Pool Balance minus the YSOC Amount.

The “Noteholders’ Distributable Amount” means, with respect to any distribution date, the sum of the Noteholders’ Interest Distributable Amount for that distribution date plus the Noteholders’ Principal Distributable Amount for that distribution date.

The “Noteholders’ Interest Carryover Shortfall” means, with respect to any distribution date and a class of notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding distribution date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding distribution date, over the amount in respect of interest that is actually paid on the notes of that class on that preceding distribution date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.

The “Noteholders’ Interest Distributable Amount” means, with respect to any distribution date and a class of notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such class and distribution date and the Noteholders’ Interest Carryover Shortfall for such class and distribution date.

The “Noteholders’ Monthly Interest Distributable Amount” means, with respect to any distribution date and a class of notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding distribution date, after giving effect to all payments of principal to noteholders of that class on or prior to that distribution date (or, in the case of the first distribution date, on the original principal amount of that class).

The “Noteholders’ Principal Carryover Shortfall” means, with respect to any distribution date, the excess, if any, of the Noteholders’ Principal Distributable Amount for the preceding distribution date over the amount in respect of principal that is actually paid as principal on the notes on such previous distribution date. The Noteholders’ Principal Carryover Shortfall is not used to determine the amount of principal due on the notes on any distribution date, but is used solely for reporting purposes.

The “Noteholders’ Principal Distributable Amount” means, with respect to any distribution date, an amount equal to the Principal Distribution Amount for such distribution date until the outstanding principal amount of each class of notes has been reduced to zero, and for any distribution date thereafter, an amount equal to zero.

The “Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the sum of (i) the excess, if any, of (x) the Adjusted Pool Balance as of the beginning of the related Collection Period, or in the case of the first Collection Period, as of the cut-off date, over (y) the Adjusted Pool Balance as of the end of the related Collection Period and (ii) any Noteholders’ Principal Distributable Amount not paid to the noteholders on a prior distribution date because Available Amounts on such distribution date were not sufficient to make such payments; provided, however, that the Principal Distribution Amount on the Final Scheduled Distribution Date for any class of notes shall not be less than the amount necessary to reduce the outstanding principal amount of such class to zero.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation by such Rating Agency (which may be in the form of a letter, a press release or other publication or a change in such Rating Agency’s published rating criteria to this effect) that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the notes, or (b) that such Rating Agency shall have been given notice of such event or action at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action.

“Required Rate” means, with respect to any distribution date, 5.40%.

“YSOC Amount” means, with respect to any Collection Period and the related distribution date, the aggregate amount by which the principal balance as of the last day of such Collection Period of each receivable owned by the issuing entity (other than a defaulted receivable), exceeds the present value of each scheduled payment of each such receivable assuming the discount rate of such receivable is the greater of the Required Rate or the receivable’s contract rate and that such scheduled payments (assumed to be equal monthly payments that amortize the principal balance of the receivable to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days.

Payment of Notes

Upon the payment in full of all outstanding notes and the satisfaction and discharge of the Indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the Transfer and Servicing Agreements, except as otherwise provided in the Sale and Servicing Agreement.

CREDIT ENHANCEMENT

Overcollateralization

Overcollateralization is the amount by which the Adjusted Pool Balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets (in addition to the YSOC Amount described below) generating Collections that will be available to cover credit losses on the receivables. The initial amount of overcollateralization will be at least $41,666,671.80, or approximately 4.00% of the Adjusted Pool Balance as of the cut-off date and approximately 4.17% of the initial principal amount of the notes.

Reserve Account

The issuing entity will cause to be established and maintained a trust account (the “Reserve Account”), which will be a segregated account in the name of the indenture trustee for the benefit of the noteholders. The Reserve Account will be created on or prior to the closing date and the issuing entity will cause to be deposited an amount equal to at least $2,604,166.68, representing approximately 0.25% of the Adjusted Pool Balance as of the cut-off date (the “Reserve Account Initial Deposit”). The Reserve Account will thereafter be funded by the deposit therein of the Required Reserve Deposit, if any, for each distribution date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to equal the Specified Reserve Account Balance.

On each distribution date, to the extent that amounts in the Collection Account or Available Amounts, as the case may be, are insufficient to fully fund the payments and distributions described in clauses (1) through (3) under “Distributions on the Notes—Priority of Payments” or clauses (1) through (5) under “Distribution on the Notes—Post-Acceleration Priority of Payments” in this prospectus, the indenture trustee or the owner trustee, as applicable, will withdraw amounts then on deposit in the Reserve Account, up to the amount of any such deficiency, and deposit such amounts into the Collection Account for application pursuant to such clauses.

Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the notes and may be invested in one or more Eligible Investments by the indenture trustee, as directed in writing by the servicer. Income on such Eligible Investments (net of losses and expenses) will be paid to the servicer on each distribution date. If the amount on deposit in the Reserve Account on any distribution date (after giving effect to all deposits to and withdrawals from the Reserve Account on that distribution date) is greater than the Specified Reserve Account Balance for that distribution date, the indenture trustee or the owner trustee, as applicable, will release such excess amount to the certificateholders. Upon any such distribution, the issuing entity, owner trustee, indenture trustee and the noteholders will have no further rights in, or claims to, such amounts.

For any distribution date, the “Specified Reserve Account Balance” will be 0.25% of the Adjusted Pool Balance as of the cut-off date.

“Eligible Investments” will be limited to highly rated obligations or obligations backed by the full faith and credit of the U.S. government, certificates of deposit insured up to the maximum amount insurable by the Federal Deposit Insurance Corporation, and instruments or securities that meet the criteria of each hired rating agency from time to time as being consistent with its then-current ratings of the notes that mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents.

The certificateholders will not be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent distribution date to make full distributions to the noteholders.

The Reserve Account and the subordination of the certificates are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the receivables exceeds the amount of available cash in the Reserve Account, noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the noteholders.

YSOC Amount

The YSOC Amount, with respect to any Collection Period and the related distribution date, is the aggregate amount by which the principal balance as of the last day of such Collection Period of each receivable owned by the issuing entity (other than a defaulted receivable), exceeds the present value of each scheduled payment of each such receivable assuming the discount rate of such receivable is the greater of 5.40% or the receivable’s contract rate and that such scheduled payments are made on the last day of each month and each month has 30 days. The actual initial YSOC Amount for the actual pool of receivables will be calculated on or prior to the closing date. At any time, the Adjusted Pool Balance shall equal the Pool Balance minus the YSOC Amount.

THE CERTIFICATES

General

On the closing date, the certificates will be issued under the Trust Agreement to the depositor in definitive form; however, the certificates may be transferred by the depositor on or after the closing date. However, the portion of the certificates being retained by the depositor to satisfy the credit risk retention rules will not be sold or transferred except as permitted by those rules. Payments on the certificates will be subordinated to payments on the notes. The certificates will not bear interest.

Distributions on the Certificates

Payments will be made to the certificateholders on each distribution date in the priority and in the amount set forth under “Distributions on the Notes—Priority of Payments” in this prospectus. No payments will be made to the certificateholders, as beneficial owners of the issuing entity, on any distribution date until all principal and interest on the notes that is due and payable on that distribution date has been paid in full. See “The Notes—Payments of Principal” and “Distributions on the Notes—Priority of Payments” in this prospectus.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The Transfer and Servicing Agreements

The description of the terms of the Indenture, the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement dated as of the closing date (the “Administration Agreement”) by and among the issuing entity, the indenture trustee, the owner trustee and NMAC, as administrator (the “administrator”), and the Trust Agreement (collectively, the “Transfer and Servicing Agreements”) in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the notes.

Sale and Assignment of Receivables

On the closing date, NMAC will sell and assign to the depositor, without recourse, pursuant to a Purchase Agreement (the “Purchase Agreement”), its entire interest in the receivables, including the security interests in the Financed Vehicles. On the closing date, the depositor will transfer and assign to the issuing entity, without recourse, pursuant to the Sale and Servicing Agreement, its entire interest in the receivables constituting the receivables pool, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule on file with the indenture trustee (a “Schedule of Receivables”), but the existence and characteristics of the related receivables will not be verified by the owner trustee. The owner trustee will, concurrently with the transfer and assignment, on behalf of the issuing entity, execute and deliver the related notes and certificates. The net proceeds received from the sale of the certificates and the notes will be applied to the purchase of the receivables from the depositor and to make the initial deposit into the Reserve Account. The depositor will initially retain the certificates and may sell them to an affiliate of NMAC.

Representations and Warranties; Remedies

General

NMAC, pursuant to the Purchase Agreement, and the depositor, pursuant to the Sale and Servicing Agreement, will make certain representations and warranties regarding each receivable as of the cut-off date (the “Eligibility Representations”). The Eligibility Representations include, among other representations, representations regarding the economic terms of each receivable, the enforceability of the receivable against the related obligor, the security interest in the related Financed Vehicle, the characterization of the receivable under the

UCC, the assignability of each receivable, the contents of the related receivable file and the compliance of the origination of each receivable with applicable law.

On or before the distribution date following the end of the Collection Period (defined below), which includes the 60th day (or, if the depositor elects, an earlier date) after the date that the depositor or the sponsor, as applicable, discovers or receives notice of a breach of any Eligibility Representation of the depositor in the Sale and Servicing Agreement or the sponsor in the Purchase Agreement, as applicable, with respect to any receivable as described above that materially and adversely affects the interests of the noteholders or certificateholders in any receivable, the depositor, unless the breach is corrected or cured, will be required to repurchase that receivable (a “repurchased receivable”) from the issuing entity and, pursuant to the Purchase Agreement, NMAC will be required to purchase that repurchased receivable from the depositor, at a price equal to the Repurchase Payment for that receivable. Any such breach will be deemed not to materially and adversely affect the noteholders’ or certificateholders’ interests in that receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. An investor, the owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) may notify the sponsor or the depositor of a breach by delivering written notice to the sponsor or the depositor, as applicable, identifying the receivable and the related breach of an Eligibility Representation. The “Repurchase Payment” with respect to a receivable will be equal to the unpaid Principal Balance as of the beginning of that Collection Period, plus interest accrued through the due date for the obligor’s payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected on that repurchased receivable, if any, in that Collection Period. This repurchase obligation will constitute the sole remedy available to the indenture trustee, the investors, the certificateholders or the issuing entity for any uncorrected and uncured breach by the depositor of those representations and warranties. The obligation of the depositor to repurchase a receivable will not be conditioned on performance by NMAC of its obligation to purchase that receivable from the depositor pursuant to the Purchase Agreement.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation and the related receivable. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor that it is, in fact, a beneficial owner of notes. NMAC and the depositor will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such disclosure. Repurchase requests that are not resolved to the reasonable satisfaction of the requesting party may, subject to certain conditions, be resolved via dispute resolution proceedings as described in “—Requests to Repurchase and Dispute Resolution” below.

Asset Representations Review

As discussed above under “—Representations and Warranties; Remedies,” each of the sponsor and the depositor will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any distribution date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger;” and

•	The investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the review conditions are satisfied (the first date on which the review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each distribution date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of that Collection Period to (ii) the Pool Balance as of the last day of that Collection Period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a collection period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any distribution date and the related Collection Period is 4.90%.

NMAC believes that the Delinquency Trigger is appropriate based on an analysis of the historical rate of receivables 60 days or more delinquent over the life of NMAC’s securitized portfolios of retail installment contracts from 2006 through 2017 (the “Reference Portfolios”). The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak 60-Day Delinquent Receivables ratio of the Reference Portfolios, rounding to the nearest 0.05%. The previous historical peak of the delinquency ratio was utilized to account for typical seasonal increases in delinquencies. Because the Reference Portfolios have not experienced significant historical delinquencies and given the relatively stable economic period for these transactions, the multiple is intended to account for future volatility and stressed economic conditions. Additionally, the multiple is expected to generate a Delinquency Trigger which would be met before any losses on the Notes would occur.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the end of the Collection Period immediately preceding the related Review Satisfaction Date.

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose whether the Delinquency Percentage on any distribution date exceeds the Delinquency Trigger. If the Delinquency Percentage on any distribution date exceeds the applicable Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (as of the filing of the Form 10-D that disclosed the Delinquency Percentage) (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the asset representations reviewer should conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes. NMAC and the depositor will be responsible for any expenses incurred in connection with such disclosure and reimbursing any expenses incurred by the indenture trustee in connection therewith.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders and the depositor will disclose on Form 10-D that a vote has been called. The vote will remain open until the 120th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred. The sponsor, the depositor and the issuing entity are required under the Basic Documents to reasonably cooperate with the indenture trustee to facilitate the voting process. The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with TIA Section 316(c).

Within five business days of the Review Satisfaction Date, the indenture trustee will send a notice (the “Review Notice”) to the sponsor, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied and providing the applicable Review Satisfaction Date. Within ten days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 from the servicer in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable. The asset representations reviewer will pay all expenses incurred by it in connection with its review of the Subject Receivables. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by NMAC and, to the extent the Review Expenses remain unpaid after 60 days, they will be payable out of amounts on deposit in the Collection Account as described under “Distributions on the Notes—Priority of Payments” in this prospectus.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally involve comparing the Eligibility Representations to a variety of sources, including the data points contained in the data tape that relate to the Eligibility Representations, the original retail installment contract and other documents in the receivables file, and other records of the originator and the servicer with respect to that Subject Receivable. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by the obligor or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the Asset Review of that receivable will be considered complete. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable but will include the result of the previous tests in the review report. The servicer will render reasonable assistance, including granting access to copies of any underlying documents, to the asset representations reviewer to facilitate the Asset Review, and will provide the asset representations reviewer with access to the receivable files and all other relevant documents related to each Subject Receivable. The servicer will provide access to these materials within ten days after receipt of the Review Notice. However, the servicer may redact these materials to remove any personally identifiable customer information. The Asset Review will not determine whether noncompliance with the Eligibility Representations should result in a repurchase of the related Subject Receivable under the transaction documents and the asset representations reviewer will not determine the reason for the delinquency of any receivable, the creditworthiness of any obligor, the overall quality of any receivable or the compliance by the servicer with its covenants with respect to the servicing of the receivables.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after receiving access to the review materials from the servicer. However, if additional review materials are provided to the asset representations reviewer in accordance with the asset representations review agreement, the review period will be extended for an additional 30 days. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the sponsor and the depositor of the findings and conclusions of the review of the Subject Receivables, and the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions.

The asset representations reviewer will only be responsible for determining whether there was noncompliance with any Eligibility Representation with respect to any Subject Receivable. If the asset representations reviewer determines that there was such noncompliance, the sponsor and the depositor will investigate whether such noncompliance resulted in a breach that materially and adversely affects the interests of the noteholders or certificateholders in the Subject Receivable such that the sponsor or the depositor, as applicable, would be required to make a repurchase. In conducting this investigation, the sponsor and the depositor, as applicable, will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

If the depositor, an investor, the issuing entity, the owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) (each, a “requesting party”) requests that the sponsor or the depositor repurchase any receivable due to a breach of an Eligibility Representation as described under “Description of the Transfer and Servicing Agreements—Representations and Warranties; Remedies” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor or the depositor, as applicable, the requesting party may refer the matter, at its discretion, to either mediation or arbitration. If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more Note Owners or noteholders) are requesting parties, then the indenture trustee as requesting party (at the direction of the investor that directed the indenture trustee to make the repurchase request) shall have the right to make the selection of mediation or arbitration. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to the requesting parties, with a copy to the issuing entity, the owner trustee and the indenture trustee. If the requesting party is the indenture trustee or the owner trustee, as applicable, the indenture trustee and the owner trustee will follow the direction of the related investor or of the certificateholder, as applicable, during the mediation or arbitration. Under no circumstances will the indenture trustee be liable for any costs, expenses and/or liabilities that could be allocated to the requesting party.

Although the indenture trustee and the owner trustee may request that the sponsor or the depositor repurchase a receivable due to a breach of an Eligibility Representation, nothing in the Basic Documents requires the indenture trustee or owner trustee to exercise this discretion and the Basic Documents do not provide any requirements regarding what factors the indenture trustee or owner trustee, as applicable, should consider when determining whether to exercise its discretion to request a repurchase. Consequently, it is likely that the requesting party will be an investor acting directly or the indenture trustee or owner trustee acting at the direction of an investor.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the Sale and Servicing Agreement. A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded, subject to a determinations by the parties to the existing mediation or arbitration that such a joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding.

Custody of Documents Evidencing the Receivables

Pursuant to the Sale and Servicing Agreement, the issuing entity will designate the servicer as custodian to directly or indirectly through subservicers maintain (a) physical possession as the issuing entity’s agent of the tangible records constituting or forming a part of the related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of the retail installment contracts and any other electronic records relating to the receivables.

To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of automobile and light-duty truck installment contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the receivables will not be physically segregated from other motor vehicle retail installment contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the issuing entity as long as NMAC is servicing the receivables.

Accounts

The Collection Account and the Reserve Account (each, an “Account”) generally will be maintained with the indenture trustee or the owner trustee so long as (i) the indenture trustee’s or the owner trustee’s certificate of deposit rating is at least “Prime-1” by Moody’s Investors Service, Inc. and “A-2” by S&P Global Ratings, the indenture trustee’s or the owner trustee’s long-term senior unsecured debt obligations have a rating of at least “Aa2” by Moody’s Investors Service, Inc. and “BBB” by S&P Global Ratings or such other rating that is acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition, or the indenture trustee or the owner trustee have such other rating that is acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition (the “Required Deposit Rating”) and the indenture trustee’s or the owner trustee’s deposits are insured by the FDIC or (ii) each Account is maintained in a segregated trust account in the trust department of the indenture trustee or the owner trustee, as the case may be.

If the short-term unsecured debt obligations of the indenture trustee or the owner trustee, as the case may be, do not have the Required Deposit Rating or if the servicer notifies the indenture trustee and the owner trustee that an account should be moved, then the servicer shall, with the assistance of the indenture trustee or the owner trustee as may be necessary, cause each Account to be moved to (1) segregated trust accounts in a bank selected by the servicer whose short-term unsecured debt obligations have the Required Deposit Rating or (2) the trust department of the indenture trustee or the owner trustee.

Funds in the Collection Account and the Reserve Account will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. Eligible Investments are limited to obligations or securities that mature no later than the business day prior to the next distribution date for that series. Thus, the amount of cash in any Account at any time may be less than the balance of the related Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related receivables exceeds the amount of cash in the Reserve Account a temporary shortfall in the amounts paid to the noteholders could result, which could, in turn, increase the average life of the notes. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the servicer on each distribution date and shall be the property of the servicer.

Servicing Procedures

The servicer will, consistent with the Sale and Servicing Agreement, follow the collection procedures it follows with respect to comparable retail installment contracts it services for itself. Additionally, under the Sale and Servicing Agreement, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. The servicer may waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. The servicer may refinance any receivable and deposit the outstanding principal balance of such receivable into the Collection Account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the obligor or any casualty with respect to the Financed Vehicle. In addition, the servicer may make certain modifications with respect to the receivables in accordance with its customary servicing practices, subject to the limitations set forth in “—Modifications of Receivables” below.

In addition, the servicer will covenant that, except as may be required by state or federal law or court order, or as otherwise contemplated in the Sale and Servicing Agreement (including the provisions in the immediately preceding paragraph), it will not release any Financed Vehicle from the security interest granted by the related receivable, except in the event of payment in full (or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices) or certain other specified circumstances.

If the servicer (i) modifies a receivable as described under “—Modifications of Receivables” below or (ii) releases the security interest in a Financed Vehicle (except (x) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (y) in connection with repossession or (z) except as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle), the servicer or the issuing entity will inform the other party and the indenture trustee promptly, in writing, upon the discovery of such action if it would materially and adversely affect the interests of the noteholders or certificateholders in any receivable. If the breach materially and adversely affects the interests of the noteholders or certificateholders in such receivable and is not corrected or cured, then the servicer shall repurchase such receivable from the issuing entity on or before the distribution date following the end of the Collection Period that includes the 60th day (or, if the servicer elects, an earlier date) after the date that the servicer became aware of or was notified of such breach. Any such breach will be deemed not to materially and adversely affect the noteholders’ or certificateholders’ interests in that receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. The “Repurchase Payment” for a receivable will be equal to its unpaid Principal Balance as of the beginning of that Collection Period, plus interest accrued through the due date for the obligor’s payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected on that repurchased receivable, if any, in that Collection Period. This purchase obligation will constitute the sole remedy available to the issuing entity, the noteholders, certificateholders, the indenture trustee or the owner trustee for any uncured breach by the servicer.

If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its customary practices and procedures to recover all amounts due upon that receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale (unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance), or taking any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this prospectus.

Modifications of Receivables

Pursuant to the Sale and Servicing Agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period prior to the latest final scheduled distribution date of any notes or (2) reduces the APR or Principal Balance of any receivable other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order, then the servicer will be required to purchase that receivable from the issuing entity if such change in the receivable would materially and adversely affect the interests of the noteholders or certificateholders in such receivable. This purchase obligation is described under “—Servicing Procedures” above.

The servicer may from time to time, in accordance with its customary servicing practices, permit an extension on payments due on receivables on a case-by-case basis or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the related receivables and increase the weighted average life of the notes. As a result, the weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. See “Weighted Average Life of the Notes.”

Collections

The servicer will deposit into the Collection Account not later than the second Business Day after identification for each Collection Period the sum of (i) all collections on receivables, (ii) without duplication of amounts described in clause (i), all net liquidation proceeds, and (iii) the amount, if any, deposited into the Collection Account from the Reserve Account (collectively, “Collections”). However, the servicer may retain such amounts until the Business Day prior to the related distribution date if both of the following conditions are met:

1.	NMAC is the servicer; and

2.	NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s Investors Service, Inc. and “A-1” by S&P Global Ratings.

Notwithstanding the foregoing, the servicer may deposit Collections into the Collection Account on any other alternate remittance schedule (but not later than the related distribution date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and are not required to be segregated from its own funds.

The servicer or the depositor, as the case may be, will remit the aggregate Repurchase Payments of receivables to be purchased from the issuing entity to the Collection Account on the Business Day immediately preceding the related distribution date. The servicer may instruct the indenture trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related distribution date. On each distribution date, all net income or other gain from the investment of funds on deposit in the Collection Account and the Reserve Account in respect of the related Collection Period will be distributed to the servicer.

Collections on or in respect of a receivable made during a Collection Period (including Repurchase Payments) will be applied to such receivable in accordance with the servicer’s customary servicing practices.

Statements to Trustees and Issuing Entity

On or prior to each determination date, the servicer will provide to the indenture trustee and the owner trustee a statement setting forth with respect to the notes substantially the same information that is required to be provided in the periodic reports provided to noteholders described under “—Statements to Noteholders” below.

Statements to Noteholders

On or prior to each determination date, the servicer will prepare and provide to the indenture trustee and the owner trustee a statement to be delivered to the noteholders and the certificateholders on the distribution date that will include among other information, the following information regarding the notes with respect to that distribution date:

1.	the amount of the payment allocable to the principal amount of the notes;

2.	the amount of the payment allocable to interest on the notes;

3.	the YSOC Amount;

4.	the Adjusted Pool Balance as of the close of business on the last day of the related Collection Period;

5.	the amount of the Base Servicing Fee paid to the servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in that amount from the prior distribution date and the amount of any Supplemental Servicing Fee paid to the servicer with respect to the related Collection Period;

6.	the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, for the notes, and the change in those amounts from the preceding statement;

7.	the aggregate outstanding principal amount, the Note Factor for the notes after giving effect to all payments reported under clause (1) above of the notes on that date;

8.	the balance of the Reserve Account on that distribution date, after giving effect to changes thereto on that date and the amount of those changes;

9.	the amount of defaults and net losses on the receivables for the related Collection Period;

10.	the number of delinquencies on the receivables as a percentage of the number of receivables;

11.	the aggregate Principal Balance of 60-Day Delinquent Receivables as of that distribution date;

12.	the Delinquency Percentage;

13.	the Delinquency Trigger;

14.	any material change in practices with respect to charge-offs, collection and management of delinquent receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

15.	any material modifications, extensions or waivers to receivables terms, fees, penalties or payments during the Collection Period; and

16.	any material breaches of representations, warranties or covenants contained in the receivables.

Each amount set forth in subclauses (1) and (2) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of notes.

Copies of the statements may be obtained by the noteholders or the certificateholders by delivering a request in writing addressed to the indenture trustee or the owner trustee at its address set forth in this prospectus.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the issuing entity, the indenture trustee will mail to each person who at any time during that calendar year has been a noteholder and received any payment a statement containing information for the purposes of that noteholder’s preparation of federal and state income tax returns. See “Material U.S. Federal Income Tax Consequences” in this prospectus.

Compensation for Servicer and Administrator

As servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the receivables under the Sale and Servicing Agreement. NMAC will also perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the Basic Documents. As compensation for the performance of its obligations as administrator under the Administration Agreement and as reimbursement for its expenses related thereto, NMAC will be entitled to a monthly payment of compensation in an amount to be agreed to between the administrator and the servicer, which will be solely an obligation of the servicer.

The Base Servicing Fee for the calendar month immediately preceding any distribution date (a “Collection Period”) will be one-twelfth of 1.00% (the “Servicing Rate”) of the Pool Balance as of the last day of the preceding Collection Period or, in the case of the first distribution date, the aggregate principal balance of the receivables on the cut-off date (the “Base Servicing Fee”). The Base Servicing Fee, together with any unpaid Base Servicing Fee for any previous Collection Period, will be paid on each distribution date solely to the extent of Available Amounts (and, if necessary, amounts available in the Reserve Account). The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period (the “Supplemental Servicing Fee”). The servicer will also be entitled to receive any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account and the Reserve Account. See “Description of the Transfer and Servicing Agreements—Collections” in this prospectus. The servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively, the “Total Servicing Fee”) for each Collection Period on the following distribution date related to that Collection Period. The Base Servicing Fee will be paid from Available Amounts (and, if necessary, amounts available in the Reserve Account) prior to the payment of the Noteholders’ Distributable Amount.

The Total Servicing Fee will compensate the servicer for performing the functions of a third-party servicer of motor vehicle receivables as an agent for the beneficial owner of those receivables, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment statements to obligors, reporting tax information to obligors, paying costs of collections and policing the collateral. The Total Servicing Fee will also compensate the servicer for administering the receivables, including accounting for collections and furnishing monthly statements to the owner trustee and indenture trustee with respect to payments. The servicer will be required to pay all expenses incurred by it in connection with its duties as servicer, including taxes imposed on the servicer, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

The “Pool Balance” as of the close of business on the last day of a Collection Period will equal the aggregate Principal Balance of the receivables (excluding repurchased receivables and defaulted receivables) as of the close of business on such day. The “Principal Balance” of a receivable as of any date will equal the outstanding principal balance of such receivable calculated by the servicer in accordance with its customary serving procedures.

Net Deposits

As an administrative convenience and as long as specified conditions are satisfied, NMAC (as servicer or in any other capacity) will be permitted to make the deposit of collections and amounts deposited in respect of purchases of receivables by the depositor or the servicer for or with respect to the related Collection Period net of payments to be made to the servicer or any of its affiliates with respect to that Collection Period. The servicer, however, will account for the foregoing deposits and payments (except for the Supplemental Servicing Fee, to the extent that the servicer is entitled to retain such amounts) as if all of the foregoing deposits and payments were made individually.

Optional Purchase

The outstanding notes will be paid in full on any distribution date on which NMAC, as servicer, exercises its option to purchase the issuing entity’s property (other than the Reserve Account) by depositing in the Collection Account an amount equal to the Optional Purchase Price net of payments to be made to the servicer or any of its affiliates. NMAC, as servicer may purchase the receivables on any distribution date when the Pool Balance shall have declined to 5% or less of the outstanding aggregate principal balance of the receivables as of the cut-off date (an “Optional Purchase”), as described in this prospectus under “Description of the Transfer and Servicing Agreements—Termination.” The “Optional Purchase Price” for the outstanding notes will be equal to an amount equal to the greater of (a) the aggregate Repurchase Payments for the receivables (including receivables that became defaulted receivables in the Collection Period preceding the distribution date on which the Optional Purchase occurs) and (b) the sum of (i) the aggregate outstanding principal amount of the notes, (ii) the Noteholders’ Interest Distributable Amount for all Classes of notes for that distribution date and (iii) any amounts due to the owner trustee and the indenture trustee under clauses (5) and (6) of “Distributions on the Notes—Priority of Payments” above.

Removal or Replacement of Servicer

The indenture trustee or noteholders evidencing a majority of the voting interests of notes may terminate the rights and obligations of the servicer under the Sale and Servicing Agreement upon the occurrence of any of the following events (each, a “Servicer Default”):

1.	any failure by the servicer to deliver or cause to be delivered to the owner trustee or the indenture trustee, as applicable, for deposit in any account any required payment or to direct the owner trustee or the indenture trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for ten Business Days after (a) receipt by the servicer of written notice of the failure from the indenture trustee or the holders of notes evidencing not less than a majority in principal amount of the outstanding notes, acting together as the single class, or (b) discovery of that failure by an authorized officer of the servicer;

2.	any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the noteholders or certificateholders, and that failure continues unremedied for 90 days after receipt by the servicer of written notice of the failure from the indenture trustee or the holders of notes evidencing not less than a majority in principal amount of those outstanding notes, acting together as a single class; provided, however, that a failure under this clause (2) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence; or

3.	the occurrence of an insolvency event with respect to the servicer.

Under those circumstances, after receipt by the servicer of written notice of the termination of all of the rights and obligations of the servicer under the Sale and Servicing Agreement from the indenture trustee or the holders of notes evidencing a majority of the principal amount of the outstanding notes, acting together as a single class, authority and power shall, without further action, pass to and be vested in the indenture trustee or a successor servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default or the termination or resignation of the servicer, the administrator will give notice thereof to the Rating Agencies. Upon payment in full of interest on and principal of the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the receivables to a successor servicer will be paid by the predecessor servicer. Notwithstanding the foregoing, if the predecessor servicer is the indenture trustee, NMAC will reimburse the indenture trustee for all reasonable costs and expense incurred in connection with transferring the servicing of the receivables to a successor servicer.

Upon the termination or resignation of the servicer, the servicer, subject to that termination or removal, will continue to perform its functions as servicer, in the case of (a) termination, only until the date specified in the termination notice or, if no such date is specified therein, the date of the servicer’s receipt of such notice, and (b) resignation, until the earlier of (1) the date 45 days from the delivery to the owner trustee and the indenture trustee of the resignation notice, and (2) the date upon which the predecessor servicer becomes unable to act as servicer, as specified in the resignation notice.

Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the servicer under the Sale and Servicing Agreement. Any compensation payable to a successor servicer may not be in excess of that permitted for the predecessor servicer.

If a successor servicer has not been appointed by the time the predecessor servicer has ceased to act as servicer, the indenture trustee will, without further action, be automatically appointed the successor servicer. If the indenture trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables. The indenture trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor servicer under the Sale and Servicing Agreement and all references in the Sale and Servicing Agreement to the servicer shall apply to that successor servicer. The issuing entity may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than that permitted the predecessor servicer under the Sale and Servicing Agreement. Notwithstanding termination, the servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.

Waiver of Past Servicer Defaults

The holders of notes evidencing a majority of the aggregate outstanding principal amount of the notes, or if a Servicer Default does not adversely affect the indenture trustee or the noteholders, the holders of certificates evidencing a majority of the aggregate outstanding balance of the certificates may, on behalf of all those noteholders or certificateholders, waive in writing any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with the Sale and Servicing Agreement. No waiver will impair those noteholders’ or certificateholders’ rights with respect to subsequent defaults.

Servicer Resignation and Termination

The servicer may not resign from its obligations and duties under the Sale and Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations under the Sale and Servicing Agreement.

The rights and obligations of the servicer under the Sale and Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described above under “—Removal or Replacement of the Servicer.”

Material Matters Regarding the Servicer

Indemnification by and Limitation of Liability of the Servicer. Under the Sale and Servicing Agreement, neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, the servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents, the rights and duties of the parties thereto and the interests of the noteholders or certificateholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

The servicer will indemnify the owner trustee, indenture trustee and the issuing entity for any loss, liability, claim damage or reasonable expense to the extent such loss, liability claim, damage or reasonable expense arose out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Sale and Servicing Agreement.

Merger or Consolidation of Servicer. Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, which assumes the obligations of the servicer, will be the successor of the servicer under the Sale and Servicing Agreement. For as long as NMAC is the servicer, it may at any time delegate any or all of its duties as servicer under the Sale and Servicing Agreement to any of its affiliates or specific duties as servicer through subcontractors provided that no such subcontracting will relieve the servicer of its responsibilities with respect to such duties.

Appointment of Co-Trustees

As a matter of Delaware law, the issuing entity will be viewed as a separate legal entity, distinct from the owner trustee, and the issuing entity will be viewed as the issuer of the certificates. The owner trustee, the indenture trustee and any of their respective affiliates may hold certificates in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the administrator and the owner trustee acting jointly (or in some instances, the owner trustee acting alone) or the indenture trustee, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the Sale and Servicing Agreement and the Trust Agreement or the indenture trustee by the Indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

Amendment

The Sale and Servicing Agreement may be amended by the seller and the servicer without the consent of the indenture trustee, any noteholder, the issuing entity, the owner trustee or any other person, if one of the following requirements is met:

1.	an opinion of counsel or officer’s certificate of the seller or the servicer to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any certificates are then held by anyone other than the administrator or any of its Affiliates, the Sale and Servicing Agreement may only be amended if, in addition, (i) the holders of the certificates evidencing a majority of the aggregate certificate percentage interest consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the administrator or an opinion of counsel delivered to the owner trustee, materially and adversely affect the interests of the certificateholders.

The seller and the servicer may also amend the Sale and Servicing Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the noteholders or the certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the notes; and

2.	the holders of a majority of the aggregate certificate percentage interest.

Termination

The respective obligations of the depositor, the servicer, NMAC (so long as NMAC has rights or obligations under the Sale and Servicing Agreement), the owner trustee and the indenture trustee, as the case may be, pursuant to the Sale and Servicing Agreement will terminate upon the earliest of:

1.	the maturity or other liquidation of the last receivable and the final disposition of all amounts received upon liquidation of any remaining receivables; or

2.	the election by the servicer to purchase the issuing entity’s property (other than the Reserve Account) as described above, and the payment to the noteholders and the certificateholders of all amounts required to be paid to them pursuant to the Basic Documents.

The indenture trustee will give written notice of termination to each noteholder of record. The final distribution to any noteholder will be made only upon presentation and surrender of that holder’s note at any office or agency of the indenture trustee specified in the notice of termination.

Evidence of Compliance

So long as any of the notes are outstanding:

1.	the servicer will be required to furnish to the issuing entity and the indenture trustee any report or information required to facilitate compliance by the issuing entity with Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125 (“Regulation AB”), as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time; and

2.	the servicer will be required to cause a firm of independent registered public accountants to furnish to the issuing entity, the indenture trustee, the depositor and the servicer an attestation report detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the applicable SEC regulations for asset-backed securities transactions as of and for the period ending the end of each fiscal year of the issuing entity, and the servicer’s assessment report will identify any material instance of noncompliance.

The Sale and Servicing Agreement will also provide for delivery to the indenture trustee, owner trustee and each Rating Agency, substantially simultaneously with the delivery of the accountants’ attestation report referred to above (so long as the depositor is filing the servicer’s assessment report with respect to the issuing entity under the Exchange Act), a certificate signed by an officer of the servicer with respect to the prior twelve months (or, in the case of the first certificate, from the closing date), providing the information required under Subpart 229.1123 of Regulation AB. The servicer has agreed to give the indenture trustee, the owner trustee and each Rating Agency notice of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under the Sale and Servicing Agreement.

Copies of such statements, certificates and reports may be obtained by any noteholder or certificateholder by a request in writing addressed to the indenture trustee or owner trustee, as the case may be, at the related corporate trust office. The depositor will file an annual report on Form 10-K with the SEC within 90 days after the end of each fiscal year of the issuing entity. The annual report will contain the statements, certificates and reports disclosed above.

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the Indenture pursuant to which the issuing entity will issue the notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture.

Events of Default

“Events of Default” under the Indenture include:

1.	a default for five days or more in the payment of any interest on any of the notes when the same becomes due and payable;

2.	a default in the payment of the principal of any of the notes on the related final scheduled distribution date or redemption date of the notes;

3.	a material default in the observance or performance of any covenant or agreement of the issuing entity made in the Indenture and the continuation of the default for a period of 90 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the principal amount of the notes then outstanding acting together as a single class;

4.	any representation or warranty made by the issuing entity in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in any material respect as of the time made, and the breach not having been cured within 60 days after notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the principal amount of the notes then outstanding acting together as a single class; and

5.	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Noteholders holding at least a majority of the aggregate outstanding principal amount of the notes outstanding, voting together as a single class, may waive any past default or Event of Default and its consequences prior to the declaration of the acceleration of the maturity of the notes or the liquidation or sale of the issuing entity property, except a default in the payment of principal of or interest on the notes or in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

The amount of principal required to be paid to noteholders under the Indenture will generally be limited to amounts available in the Collection Account. Therefore, the failure to pay any principal on any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date or redemption date for that class of notes. In addition, as described below, following the occurrence of an Event of Default and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the issuing entity, and the indenture trustee may sell the assets of the issuing entity only after meeting requirements specified in the Indenture as described under “—Remedies Upon an Event of Default.” In that case, even if the maturity of the notes has been accelerated, there may not be any funds to pay principal of the notes.

The issuing entity will be required to give the indenture trustee, the owner trustee and the administrator (and the administrator will provide notice to each Rating Agency) prompt written notice of each Event of Default, each Servicer Default and each default on the part of NMAC under the Purchase Agreement and the Sale and Servicing Agreement.

Remedies Upon an Event of Default

If an Event of Default occurs and is continuing, the indenture trustee or the holders of at least a majority of the aggregate outstanding principal amount of the notes, voting as a single class, may declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then aggregate outstanding principal amount of the notes, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

1.	the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes and all other amounts that would then be due if the Event of Default giving rise to that declaration had not occurred and (2) all amounts paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

2.	all Events of Default (other than the nonpayment of principal of the notes that has become due solely due to that acceleration) have been cured or waived.

Following an Event of Default and acceleration of the notes, the indenture trustee may institute proceedings to collect amounts due or foreclose on the issuing entity’s property, exercise remedies as a secured party, sell the receivables or elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling or otherwise liquidating the receivables following an Event of Default (other than the Events of Default described in (1) and (2) above), unless:

1.	the holders of all outstanding notes consent to the sale or liquidation;

2.	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale or liquidation;

3.	the indenture trustee determines that the proceeds of the receivables may not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the aggregate outstanding principal amount of all notes, voting as a single class; or

4.	the servicer exercises its option to purchase the issuing entity’s property (other than the Reserve Account) as described under “Description of the Transfer and Servicing Agreements—Optional Purchase.”

The indenture trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the notes with respect to (2) and (3) above.

Subject to the provisions of the Indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the Indenture, the holders of a majority of the principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.

No holder of a note will have the right to institute any proceeding with respect to the Indenture or the other Basic Documents unless that holder of a note or notes previously has given to the indenture trustee written notice of a continuing Event of Default or breach of the Basic Documents by a party thereto (an “Action”), and:

1.	the Event of Default or Action, as applicable, arises from the servicer’s failure to remit payments when due; or

2.

(a) the holders of not less than 25% in principal amount of the outstanding notes have requested, in writing, that the indenture trustee institute the proceeding in its own name as indenture trustee; (b) the holder or holders of notes have offered the indenture trustee reasonable indemnity; (c) the indenture trustee has for 60 days failed to institute the proceeding; and (d) no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the issuing entity, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the notes or for the agreements of the issuing entity contained in the Indenture.

Certain Covenants

The Indenture will provide that the issuing entity may not consolidate with or merge into any other entity, unless, among other things:

1.	the entity formed by or surviving the consolidation or merger is organized and existing under the laws of the United States, any state or the District of Columbia;

2.	that entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the issuing entity under the Indenture;

3.	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

4.	the Rating Agency Condition has been satisfied with respect to the merger or consolidation;

5.	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity, to any noteholder or to any certificateholder;

6.	any action that is necessary to maintain each lien and security interest created by the Trust Agreement, Sale and Servicing Agreement or Indenture shall have been taken; and

7.	the issuing entity will have delivered to the indenture trustee an officer’s certificate and an opinion of counsel each stating that such consolidation or merger and any supplemental indenture complies with the covenants under the Indenture and that all conditions precedent provided in the Indenture relating to such transaction have been complied with (including any filing required by the Exchange Act).

The issuing entity will not, among other things:

1.	except as expressly permitted by the Indenture, the Sale and Servicing Agreement or other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity unless directed to do so by the indenture trustee;

2.	claim any credit on or make any deduction from the principal of and interest payable on the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

3.

except as expressly permitted by the Indenture, (a) dissolve or liquidate in whole or in part, (b) permit the validity or effectiveness of the Indenture to be impaired, permit the lien of the Indenture to be amended, or permit any person to be released from any covenants or obligations with respect to those notes under the Indenture, (c) permit any lien (other than the lien created by the Indenture in favor of the indenture trustee) or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest in the assets of the issuing entity or the proceeds of those assets (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related obligor), or (d) permit the lien of the Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics or other lien) security interest in the estate of the issuing entity; or

4.	assume or incur any indebtedness other than the notes or as expressly contemplated by the Indenture or other Basic Documents.

Replacement of the Indenture Trustee

The indenture trustee may resign at any time with 30 days prior written notice to the issuing entity. Noteholders representing at least a majority of the outstanding principal amount of the notes may remove the indenture trustee at any time with 30 days prior written notice and appoint a successor indenture trustee by so notifying the indenture trustee and the owner trustee. The administrator may remove the indenture trustee if the indenture trustee:

1.	ceases to be eligible to continue as the indenture trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	has a receiver or other public officer take charge of the indenture trustee or its property; or

4.	otherwise becomes incapable of fulfilling its duties under the Indenture.

Upon the resignation or removal of the indenture trustee, the servicer shall promptly appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with transferring the predecessor indenture trustee’s duties and obligations to the successor indenture trustee will be paid by the administrator to the extent not paid by the successor indenture trustee.

Duties of Indenture Trustee

The indenture trustee will:

1.	perform such duties, and only such duties, as are specifically set forth in the Indenture;

2.	rely, as to the truth of the statements and the correctness of the opinions expressed in the Indenture, on certificates or opinions furnished to the indenture trustee that conform to the requirements of the Indenture;

3.	examine any such certificates, statements, opinions or other instruments that are specifically required to be furnished to an indenture trustee to determine whether or not they conform on their face to the requirements of the Indenture; and

4.	give prompt written notice to the servicer and owner trustee if an Authorized Officer of the indenture trustee, pursuant to the Sale and Servicing Agreement, has actual knowledge or receives written notice that a representation or warranty with respect to a receivable is incorrect or that a covenant of the servicer has been breached with respect to a receivable.

The indenture trustee will not be deemed to have knowledge of any Event of Default, or any occurrence that is, or with notice or the lapse of time or both would become an Event of Default, unless an Authorized Officer of the indenture trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the Indenture.

The indenture trustee will make no representations as to the validity or sufficiency of the Indenture, the certificates, the notes (other than authentication of the notes) or of any receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The indenture trustee will not independently verify the receivables. The indenture trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Indenture.

Other than in connection with the initiation of an Asset Review by the noteholders, and its obligations in connection with such Asset Review, the indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or the Sale and Servicing Agreement or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights.

Compensation and Indemnity

The administrator will:

1.	pay the indenture trustee from time to time reasonable compensation for its services;

2.	reimburse the indenture trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as indenture trustee; and

3.	indemnify the indenture trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the performance of its duties as indenture trustee.

The indenture trustee will not be indemnified by the administrator against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in performing its duties.

Annual Compliance Statement

The servicer will be required to deliver annually to the indenture trustee a written statement as to the fulfillment of its obligations under the Sale and Servicing Agreement, and the issuing entity will be required to deliver to the indenture trustee an officer’s certificate certifying compliance with all conditions and covenants under the Indenture in all material respects.

Reports and Documents by Indenture Trustee to Noteholders

The indenture trustee will deliver, at the expense of the issuing entity, to each noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

The indenture trustee will be required to furnish to any noteholder promptly upon receipt of a written request by such noteholder (at the expense of the requesting noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the indenture trustee under the Basic Documents.

If required by the Trust Indenture Act of 1939 (the “TIA”) Section 313(a), within 60 days after the end of each fiscal year of the issuing entity, beginning with the fiscal year ending March 31, 2018, the indenture trustee will mail to each noteholder as required by TIA Section 313(c) a brief report dated as of such date that sets forth the information required by TIA Section 313(a), including any change to its eligibility and qualification to continue as indenture trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the issuing entity to the indenture trustee, in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as such, and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the collateral upon the delivery to the indenture trustee for cancellation of all of the notes or, subject to certain exceptions, upon deposit with the indenture trustee of funds sufficient for the payment in full of the notes and satisfaction of certain other conditions set forth in the Indenture.

Amendment and Notices

The issuing entity and the indenture trustee may enter into supplemental indentures, without obtaining the consent of the noteholders or any other Person, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the noteholders, if one of the following conditions is met:

1.	an opinion of counsel or officer’s certificate of the issuing entity to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any certificates are then held by anyone other than the administrator or any of its Affiliates, the Indenture may only be amended if, in addition, (i) the holders of the certificates evidencing a majority of the aggregate certificate percentage interest consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the administrator or an opinion of counsel delivered to the owner trustee, materially and adversely affect the interests of the certificateholders.

The issuing entity and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders and with prior written notice by the administrator to the Rating Agencies, to correct the description of property subject to the lien of the Indenture, to add covenants for the benefit of the noteholders, to pledge additional property, to cure any ambiguity or inconsistency if such cure does not materially and adversely affect the noteholders, and to make certain other technical amendments specified in the Indenture.

The issuing entity and the indenture trustee may also, with the consent of the holders of a majority of the outstanding notes and with prior written notice by the administrator to the Rating Agencies, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Without the consent of the holder of each outstanding note affected thereby, no such supplemental indenture will:

1.	change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate for any note or the redemption price for any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

3.	reduce the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the Indenture or of specified defaults and their consequences as provided for in the Indenture;

4.	modify or alter the provisions of the Indenture regarding the determination of which notes are deemed outstanding for purposes of determining whether the requisite number of holders has consented under the Indenture;

5.	reduce the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

6.	reduce the percentage of the aggregate outstanding principal amount of the notes required to amend the sections of the Indenture that specify the applicable percentage of aggregate outstanding principal amount of the notes necessary to amend the Indenture; or

7.	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the Indenture.

Any demand, notice or communication to be delivered pursuant to the Indenture or the other Basic Documents to any Rating Agency will be deemed to be delivered if a copy of that demand, notice or communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the notes.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the Trust Agreement that will govern the issuing entity and pursuant to which the certificates will be issued. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Owner Trustee

The owner trustee will administer the issuing entity in the interest of the holders of the certificates (each, a “certificateholder”), subject to the lien of the Indenture, in accordance with the Trust Agreement and the other Basic Documents.

The owner trustee will not be required to perform any of the obligations of the issuing entity under the Trust Agreement or the other Basic Documents that are required to be performed by the administrator under the Administration Agreement, the indenture trustee under the Indenture or the servicer under the Sale and Servicing Agreement.

The owner trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the issuing entity property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the Trust Agreement, (ii) the other Basic Documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the Trust Agreement.

Other than in connection with an Asset Review, the owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or the Sale and Servicing Agreement, or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement or the Sale and Servicing Agreement at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the owner trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the owner trustee in connection with the exercise of those rights.

Restrictions on Actions by the Owner Trustee

The owner trustee may not:

1.	initiate or settle any claim or lawsuit involving the issuing entity (except claims or lawsuits brought in connection with the collection of the receivables);

2.	file an amendment to the certificate of trust for the issuing entity (unless such amendment is required to be filed under applicable law);

3.	amend the Indenture in circumstances where the consent of any noteholder is required;

4.	amend any of the Basic Documents where such amendment materially adversely affects the certificateholders; or

5.	appoint a successor Note Registrar, Paying Agent or Certificate Registrar or consent to assignment of their respective obligations under the Indenture or Trust Agreement, as applicable;

unless (1) the owner trustee provides prior written notice thereof to the certificateholders and (2) the certificateholders do not object in writing to any such proposed action within 10 days of that notice.

Actions by Certificateholders and Owner Trustee with Respect to Certain Matters

The owner trustee may not, except upon the direction of the certificateholders, (a) remove or appoint a successor administrator pursuant to the Administration Agreement, (b) remove the servicer pursuant to the Sale and Servicing Agreement, or (c) sell the receivables after the termination of the Indenture, except as expressly provided in the Basic Documents. However, the owner trustee will not be required to follow any direction of the certificateholders if doing so would be contrary to any obligation of the owner trustee or the issuing entity under any of the Basic Documents. The owner trustee may not commence a voluntary proceeding in bankruptcy relating to the issuing entity without the unanimous prior approval of all certificateholders and delivery to the owner trustee of a written certification by each certificateholder that such certificateholder reasonably believes that the issuing entity is insolvent.

The right of the depositor or the certificateholders to take any action affecting the issuing entity’s property will be subject to the rights of the indenture trustee under the Indenture.

Restrictions on Certificateholders’ Powers

The certificateholders will not direct the owner trustee, and that owner trustee is not obligated to follow any direction from the certificateholders, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligations of the issuing entity or the owner trustee under the Trust Agreement or any of the other Basic Documents or (ii) would be contrary to the purpose of the issuing entity.

Resignation and Removal of the Owner Trustee

The owner trustee may resign at any time upon thirty (30) days written notice to the servicer, the depositor and the indenture trustee, whereupon the servicer will be obligated to appoint a successor owner trustee. The administrator may remove the owner trustee if the owner trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the owner trustee, the servicer will appoint a successor owner trustee. All reasonable costs and expenses incurred in connection with removing and replacing the owner trustee will be paid by the administrator to the extent not paid by the successor owner trustee. The administrator will be required to deliver notice of such resignation or removal of the owner trustee and the appointment of a successor owner trustee to each Rating Agency.

The owner trustee and any successor thereto must at all times:

1.	be subject to supervision or examination by federal or state authorities;

2.	have a combined capital and surplus of at least $50,000,000;

3.	be an entity authorized to exercise trust powers in the State of Delaware; and

4.	have a long-term debt rating of “BBB” or better by S&P Global Ratings, or otherwise acceptable to the Rating Agencies.

If at any time the owner trustee ceases to be eligible in accordance with the Trust Agreement, if the administrator, by unilateral act, decides to remove the owner trustee and provides the owner trustee with notice thereof, if the owner trustee fails to resign after written request therefor by the administrator, or if at any time the owner trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property is appointed, or any public officer takes charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the administrator may, but will not be required to, remove the owner trustee.

Insolvency Event

The Trust Agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the issuing entity without the unanimous prior approval of the certificateholders and the delivery to the owner trustee by each certificateholder of a certificate certifying that such certificateholders reasonably believe that the issuing entity is insolvent.

Termination

The Trust Agreement will terminate upon the earlier of (a) the maturity or other liquidation of the last receivable owned by the issuing entity and the final distribution of all funds or other property or proceeds of the issuing entity property in accordance with the terms of the Indenture, Sale and Servicing Agreement and Trust Agreement, and (b) the election by the servicer to purchase the issuing entity’s property (other than the Reserve Account) and the payment to the noteholders and the certificateholders of all amounts required to be paid to them under the Indenture and Trust Agreement. See “Description of the Transfer and Servicing Agreements—Optional Purchase.”

Liabilities and Indemnification

The administrator will indemnify the owner trustee, the certificate registrar and the paying agent and their respective successors and assigns, agents, officers and employees (the “Indemnified Parties”) for any expenses incurred by or asserted against the owner trustee or any other Indemnified Party in any way relating to or arising out of the Basic Documents, the Owner Trust estate, the administration of the Owner Trust estate or the action or inaction of the owner trustee under the Trust Agreement. The depositor will not be entitled to make any claim upon the issuing entity’s property for the payment of any such liabilities or indemnified expenses. The administrator shall not be liable for or required to indemnify any Indemnified Party for expenses resulting from the willful misconduct, bad faith or negligence of that Indemnified Party. The owner trustee will not be liable for:

1.	any error in judgment of an officer of the owner trustee made in good faith, unless it is proved that the owner trustee was negligent in performing its duties;

2.	any action taken or omitted to be taken in good faith in accordance with the instructions of the holders of certificates evidencing a majority of the aggregate certificate percentage interest, the indenture trustee, the administrator or the servicer;

3.	payments on the notes in accordance with their terms; or

4.	the default or misconduct of the administrator, the servicer, the depositor or the indenture trustee.

No provision in the Trust Agreement or any other Basic Document will require the owner trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement or under any other Basic Document if the owner trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the owner trustee will not be responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution thereof by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the issuing entity’s property or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the certificates, and the owner trustee will in no event be deemed to have assumed or incurred any liability, duty or obligation to any noteholder, certificateholder or third-party dealing with the issuing entity or the issuing entity’s property, other than as expressly provided for in the Trust  Agreement and the other Basic Documents.

Amendment

The Trust Agreement may be amended by the owner trustee and the depositor without the consent of the indenture trustee, any noteholder, the issuing entity or any other person, if one of the following requirements is met:

1.	an opinion of counsel or officer’s certificate of the depositor to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any certificates are then held by anyone other than the administrator or any of its Affiliates, the Trust Agreement may only be amended if, in addition, (i) the holders of the certificates evidencing a majority of the aggregate certificate percentage interest consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the administrator or an opinion of counsel delivered to the owner trustee, materially and adversely affect the interests of the certificateholders.

The owner trustee and the depositor may also amend the Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the noteholders or the certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the notes; and

2.	the holders of a majority of the aggregate certificate percentage interest.

ADMINISTRATION AGREEMENT

General

NMAC, in its capacity as administrator (the “administrator”), will enter into an agreement (an “Administration Agreement”) with the issuing entity, the owner trustee and the indenture trustee pursuant to which the administrator will agree, to the extent provided in that Administration Agreement, to perform the administrative obligations required to be performed by the issuing entity and the owner trustee under the Basic Documents. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. As compensation for the performance of the administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to receive a monthly administration fee as described in “Description of the Transfer and Servicing Agreements—Compensation for Servicer and Administrator” in the prospectus. The administrator will pay the fees and expenses of the indenture trustee and owner trustee.

Amendment

The Administration Agreement may be amended by the issuing entity, the administrator, and the indenture trustee, with the consent of the owner trustee but without the consent of any noteholder or certificateholder, or any other person, if one of the following requirements is met:

1.	an opinion of counsel or officer’s certificate of the administrator to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

2.	the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any certificates are then held by anyone other than the administrator or any of its Affiliates, the Administration Agreement may only be amended if, in addition, (i) the holders of the certificates evidencing a majority of the aggregate certificate percentage interest consent to the amendment or (ii) the amendment will not, as evidenced by an officer’s certificate of the administrator or an opinion of counsel delivered to the owner trustee, materially and adversely affect the interests of the certificateholders.

The issuing entity, the administrator, and the indenture trustee, with the consent of the owner trustee, may also amend the Administration Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in an manner the rights of the noteholders or the certificateholders with the consent of:

1.	the holders of a majority of the aggregate outstanding principal amount of the notes; and

2.	the holders of a majority of the aggregate certificate percentage interest.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each distribution date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Base Servicing Fee	One-twelfth of 1.00% of the principal balance of the receivables as of the last day of the preceding Collection Period, or in the case of the first distribution date, at the cut-off date.	Servicer	Payable prior to payment of interest on and principal of the notes.

Unpaid indenture trustee fees(1)	$2,500 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification payments due to the extent not paid under the transaction documents. (2)	Indenture trustee	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account. (3)

Unpaid owner trustee fees(1)	$2,500 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification payments due to the extent not paid under the transaction documents. (2)	Owner trustee	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(3)

Unpaid asset representations reviewer fees(1)	$5,000 as compensation for its services on a per annum basis, plus reasonable expenses and any indemnification payments due to the extent not paid under the transaction documents.	Asset representations reviewer	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(3)

Asset Review expenses(1)	$200 for each receivable reviewed in connection with an Asset Review plus reasonable expenses incurred in connection with an Asset Review, in each case, to the extent not paid under the transaction documents.	Asset representations reviewer	Payable after payments of interest on and principal of the notes and after any required deposits in the Reserve Account.(3)

(1)	NMAC is required to pay the fees, expenses and indemnity payments of the indenture trustee, the owner trustee and the asset representations reviewer. However, to the extent NMAC fails to make these payments for a period of 60 days, these amounts will be paid out of Collections in accordance with the priority of payments set forth under “Distributions on the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments,” as applicable.
(2)	The fees and expenses described above do not change upon an Event of Default, although actual expenses incurred may be higher after an Event of Default.
(3)	Following an Event of Default and acceleration of the notes (which has not been rescinded), these amounts will be paid prior to payments of interest on and principal of the notes as described in “Distributions on the Notes—Post-Acceleration Priority of Payments.”

In addition to the fees and expenses set forth above, the sponsor and the depositor will incur certain other fees and expenses in connection with the issuance of the notes, which will not be payable out of Available Amounts or other assets of the issuing entity. An estimate of these expenses in connection with the offering of the notes is set forth below:

Registration Fee	$124,500.00
Printing Fees and Expenses	$60,000.00
Trustees’ Fees and Expenses	$20,000.00
Legal Fees and Expense	$225,000.00
Accounting Fees and Expenses	$75,000.00
Rating Agencies’ Fees	$400,000.00
Miscellaneous	$25,000.00

Total	$929,500.00

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

General

The transfer of the receivables to the issuing entity, the perfection of the security interests in the receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.

Security Interests

General. In states in which retail installment contracts such as the receivables evidence the credit sale of automobiles or light-duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the UCC.

Perfection. The servicer, the depositor and the issuing entity will take the following actions to perfect the rights of the trustee in the receivables. Pursuant to the Sale and Servicing Agreement, the depositor and the issuing entity will designate the servicer as custodian, directly or indirectly through subservicers (a) to maintain possession as the issuing entity’s agent tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the receivables. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of automobile and light-duty truck installment contracts, as well as to facilitate servicing and to reduce administrative costs, any documents evidencing the receivables will not be physically segregated from other automobile and light-duty truck installment contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the depositor or to the issuing entity as long as NMAC is servicing the receivables. However, UCC financing statements reflecting the sale and assignment of the receivables by NMAC to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of NMAC and the depositor will reflect that sale and assignment. Because the receivables that are evidenced by tangible chattel paper will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be junior to that of a subsequent purchaser. Similarly, the issuing entity’s interest in receivables that constitute electronic chattel paper could be junior to that of a subsequent purchaser if a subsequent purchaser were able to obtain control of the receivables without knowledge of the assignment. In addition, in some cases, the indenture trustee’s security interest in collections that have been received by the servicer but not yet remitted to the Collection Account could be defeated.

Perfection of security interests in financed automobiles and/or light-duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or light-duty truck is perfected by obtaining possession of the certificate of title to the vehicle or notation of the secured party’s lien on the vehicle’s certificate of title.

The retail installment contracts acquired by NMAC from Dealers will be assigned to NMAC. NMAC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title or with the Department of Motor Vehicles and, where permitted by law, obtaining possession of that certificate of title. Because NMAC continues to service the contracts as servicer under the Sale and Servicing Agreement, the obligors on the contracts will not be notified of the sale from NMAC to the depositor or the sale from the depositor to the issuing entity.

Pursuant to the Purchase Agreement, NMAC will sell and assign, together with the retail installment contracts, the security interests in the Financed Vehicles to the depositor and, pursuant to the Sale and Servicing Agreement, the depositor will assign such security interests in the Financed Vehicles to the issuing entity. However, because of the administrative burden and expense, none of NMAC, the depositor or the issuing entity will amend any certificate of title to identify the issuing entity as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer by NMAC to the depositor of the security interests in the Financed Vehicles and the transfer by the depositor to the issuing entity of such security interests in the Financed Vehicles will be filed with the appropriate governmental authorities. In addition, as stated above, the servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that issuing entity pursuant to the Sale and Servicing Agreement.

In most states, an assignment of contracts and interests in vehicles such as that under the Purchase Agreement or the Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the issuing entity, because the issuing entity will not be listed as lienholder on the certificates of title, the security interest of the issuing entity in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of NMAC’s lien on the certificates of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In the Purchase Agreement, NMAC will represent and warrant, and in the Sale and Servicing Agreement, the depositor will represent and warrant, all action necessary to obtain a perfected security interest in each Financed Vehicle has been taken. If there are any Financed Vehicles for which NMAC had failed, as of the cut-off date, to obtain and assign to the depositor a perfected security interest, the security interest of the depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the issuing entity’s or the noteholders’ interest in the related receivables, however, it would constitute a breach of the warranties of NMAC under the Purchase Agreement or the depositor under the Sale and Servicing Agreement. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Accordingly, pursuant to the Sale and Servicing Agreement, the depositor would be required to repurchase the related receivable from the issuing entity and, pursuant to the Purchase Agreement, NMAC would be required to purchase that receivable from the depositor, in each case unless the breach was cured. Pursuant to the Sale and Servicing Agreement, the depositor will assign to the issuing entity its rights to cause NMAC to purchase that receivable under the Purchase Agreement. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “Risk Factors—Interests of other persons in the receivables could be superior to the issuing entity’s interest, which may result in reduced payments on your notes” in this prospectus.

As mentioned above, the requirements for the creation, perfection, transfer and release of liens in Financed Vehicles are generally governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability of the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation which provides that a dealer who receives a vehicle for resale and satisfies any security interest in such vehicle, but has not received a release of the security interest for such vehicle, may apply to the commissioner of motor vehicles for a certificate of title free of liens, upon the submission of proof that the security interest in such vehicle has been satisfied. The law authorizes the commissioner to release a lien on a vehicle to a dealer without the confirmation or involvement of the lienholder. Because the lien on a vehicle may be released without confirmation from the lienholder that the lien and security interest have actually been satisfied, it is possible that the lien on the vehicles in New York may be released by Dealers through negligence, mistake, fraud, inadvertence or similar circumstances.

Continuity of Perfection. Under the laws of most states, the perfected security interest in a vehicle would continue for up to four months after the vehicle is moved to a state that is different from the one in which it is initially registered and the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the receivables, NMAC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, the obligor will request NMAC to surrender possession of the certificate of title or NMAC will receive notice as a result of its lien noted on the certificate of title and accordingly NMAC will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the Sale and Servicing Agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related receivable if it fails to do so and that failure has a material and adverse effect on the issuing entity’s interest in the receivable. Any such failure will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain certain and timely payment in full on such receivable.

Priority of Liens Arising by Operation of Law. Under the laws of most states, liens for repairs performed on a motor vehicle, liens for unpaid taxes and, in some cases, storage liens, take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. See “—Forfeiture for Drug, RICO and Money Laundering Violations” in this prospectus. NMAC will represent and warrant to the depositor in the Purchase Agreement, and the depositor will represent and warrant to the issuing entity in the Sale and Servicing Agreement, that, as of the cut-off date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs, taxes or storage could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee or any noteholders if a lien arises or confiscation occurs that would not give rise to the depositor’s repurchase obligation under the Sale and Servicing Agreement or NMAC’s repurchase obligation under the Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by NMAC is voluntarily surrendered, self-help repossession is the method employed by NMAC in most states and is accomplished simply by retaking possession of the Financed Vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of default by an obligor under a retail installment contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have, in some cases, held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Material Bankruptcy Considerations

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”) will result in consolidation of the assets and liabilities of the depositor with those of NMAC. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).

However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of NMAC or NNA in the event of the application of applicable Insolvency Laws to NMAC or NNA, as the case may be;

2.	a filing were made under any Insolvency Law by or against the depositor or the issuing entity; or

3.	an attempt were made to litigate any of the foregoing issues.

On the closing date, special counsel to the depositor will deliver opinions based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein and applying the principles set forth therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if NMAC were to become a debtor in a case under the United States Bankruptcy Code, a court having jurisdiction over such case (the “bankruptcy court”) would:

•	determine that the transfer of receivables pursuant to the Purchase Agreement constitutes a sale of such receivables to the depositor by NMAC, effective to transfer ownership of the same, as opposed to recharacterizing the transfers as NMAC’s grant of a security interest in the receivables, and would accordingly neither (1) find the receivables to be property of such Debtor’s estate within the meaning of Section 541 of the Bankruptcy Code, 11 U.S.C. § 541, nor (2) enforce the automatic stay imposed by Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), to prevent the deposit in the Collection Account in accordance with the Basic Documents.

•	not disregard the separate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of NMAC.

Among other things, the opinions will assume that each of the depositor and NMAC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and NMAC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not recharacterize the transfer of receivables as a grant of a security interest to secure a financing or conclude that the assets and liabilities of the depositor should be consolidated with those of NMAC.

NMAC will warrant in the Purchase Agreement that the sale of the receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if NMAC were to become a debtor in a bankruptcy case, a court could take the position that the sale of receivables to the depositor should instead be treated as a pledge of those receivables to secure a borrowing of NMAC. In addition, if the transfer of receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of NMAC arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in that receivable. In addition, while NMAC is the servicer, cash collections on the receivables may be commingled with the funds of NMAC and, in the event of a bankruptcy of NMAC, the issuing entity may not have a perfected interest in those collections.

NMAC and the depositor will treat the transactions described in this prospectus as a sale of the receivables to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the receivables if NMAC were to become a debtor in a bankruptcy case.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority (known as the Orderly Liquidation Framework or “OLA”) to act as receiver of financial companies and their subsidiaries in specific situations as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in many respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including NMAC, the depositor or the issuing entity, or its creditors.

Potential Applicability to NMAC, the Depositor and Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of NMAC. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of NMAC (1) the FDIC would have to be appointed as receiver for NMAC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of NMAC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of NMAC would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to NMAC, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of NMAC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which NMAC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of NMAC’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include NMAC or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To date, no such regulations have been issued by the FDIC. As a result, the foregoing Acting General Counsel’s interpretation currently remains in effect. To the extent any future regulations or actions of the FDIC or subsequent FDIC actions in an OLA proceeding involving NMAC or its subsidiaries (including the depositor or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Among the contracts that might be repudiated in an OLA proceeding are the Purchase Agreement, the Sale and Servicing Agreement, and the Administration Agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect NMAC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of NMAC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the requirement to request bankruptcy court relief from the “automatic stay” in bankruptcy.

The transfer of receivables under the Purchase Agreement will be structured with the intent that it would be treated as a legal true sale under applicable state law. If the transfer is so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, NMAC believes that the FDIC would not be able to recover the receivables using its repudiation power. However, if the transfer were not respected as a legal true sale, then the depositor would be treated as having made a loan to NMAC, secured by the receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. Under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfer under the Purchase Agreement is respected as a legal true sale, as receiver for NMAC or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee or the holders of the notes to go through an administrative claims procedure to establish their rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against NMAC or a covered subsidiary (including the depositor or the issuing entity); or

•	repudiate NMAC’s ongoing servicing obligations under the Sale and Servicing Agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the Sale and Servicing Agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets (such as the receivables) in the possession of the FDIC, as receiver, (2) any property (such as the receivables) in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which NMAC or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of NMAC or any covered subsidiary or affect any contractual rights of NMAC or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of the issuing entity. In such an event, the noteholders would have a secured claim in the receivership of the issuing entity as described above but delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for NMAC, the depositor or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If NMAC or its affiliates were to become subject to OLA, there are provisions of the Dodd-Frank Act that state that previous transfers of receivables by NMAC perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers under OLA.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, the transfer of the receivables by NMAC would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s (the “CFPB”) Regulations B and Z (formerly issued by the Federal Reserve Board), the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act (the “Relief Act”), the Texas Credit Title Act, state adoptions of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts and other similar laws. Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” that explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability or may be subject to claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the receivable may also be unable to collect any balance remaining due under that contract from the obligor.

Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. For each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor’s representations and warranties under the Sale and Servicing Agreement and a breach of NMAC’s warranties under the Purchase Agreement and would, if the breach materially and adversely affects the interests of the noteholders or certificateholders in such receivable, create an obligation of the depositor and NMAC, respectively, to repurchase the receivable unless the breach is corrected or cured. Any such breach will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

NMAC and the depositor will represent and warrant under the Purchase Agreement and the Sale and Servicing Agreement, respectively, that each receivable complied at the time it was originated or made with all requirements of applicable law. Accordingly, if an obligor has a claim against the issuing entity for violation of any law in respect of the related receivable at the time it was originated or made and that claim materially and adversely affects the noteholders’ or certificateholders’ interests in a receivable, that violation would constitute a breach of the representations and warranties of NMAC under the Purchase Agreement and the depositor under the Sale and Servicing Agreement and would create an obligation of NMAC and the depositor to repurchase the receivable unless the breach is corrected or cured. Any such claim will be deemed not to have a material and adverse effect if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA PATRIOT Act of 2001 and the regulations issued pursuant to that Act, and the regulations issued by the U.S. Treasury Department’s Office of Foreign Assets Control, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

Consumer Financial Protection Bureau

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile retail and lease financing. NMAC is subject to the CFPB’s supervisory, examination and enforcement authority. The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, in part concerning retail contracts where the dealer charged the consumer an interest rate that is higher than the rate the finance company approved for the consumer (referred to as “dealer markup”). If any of these purported discretionary pricing practices utilized by NMAC were found to violate the Equal Credit Opportunity Act or other laws, we or NMAC could be obligated to repurchase from the issuing entity any receivable that fails to comply with these laws. In addition, we, NMAC or the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

The CFPB and the United States Department of Justice (the “DOJ”) have in recent years conducted fair lending investigations of several indirect automobile lenders, including NMAC, to determine whether their dealer markup and compensation policies resulted in any discriminatory practices, and several of those automobile lenders have entered into settlements with these U.S. government agencies with respect to such policies. While it discussed such matters with the agencies, NMAC did not ultimately enter into a settlement with respect to its policies. In late 2016, the CFPB informed NMAC that it was suspending its fair lending enforcement action against NMAC, in favor of addressing fair lending concerns through its supervisory relations with NMAC. The DOJ concurrently indicated a similar suspension of such enforcement activities. If the CFPB were to determine through the supervisory process that NMAC failed to comply with fair lending laws, it is possible that NMAC could be directed to provide remuneration to affected consumers, which could include reductions to the interest rates on the applicable receivables. In addition, based on NMAC’s own review of its lending policies, NMAC may engage in voluntary remuneration, which could include reducing the interest rates on and making lump-sum cash payments to obligors of certain affected receivables, on the basis of sampling and without any determination of any violation of law. If NMAC, as servicer, were to voluntarily reduce the interest rate on any automobile loan, it may be required under the applicable transaction documents to repurchase the affected receivables as described under “Description of the Transfer and Servicing Agreements—Modifications of Receivables.”

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. In June 2015, the CFPB issued a final rule defining which non-depository institutions would be considered larger participants of a market for automobile financing. The final rule became effective August 31, 2015. Under the definitions included in the final rule, NMAC is considered a larger participant and therefore is subject to the supervisory and examination authority of the CFPB. Expanded CFPB jurisdiction over NMAC’s business will likely increase compliance costs and regulatory risks.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors—Receivables that fail to comply with consumer protection or other laws may be unenforceable, which may result in losses on your notes” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that an issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Under the terms of the Relief Act, an obligor who enters the military service (including members of the Army, Navy, Air Force, Marines, National Guard, and officers of the National Oceanic and Atmospheric Administration and U.S. Public Health Service assigned to duty with the military) after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status after a request for relief by the obligor. The Relief Act provides for extension of payments during a period of service upon request of the obligor. Interest at a rate in excess of 6% that would have been incurred but for the Relief Act is forgiven. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the released Financed Vehicle during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the receivable and the related Financed Vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts on deposit in the Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the noteholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase notes at their issue price in the initial distribution thereof and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, tax counsel to the issuing entity, subject to the qualifications set forth in this discussion. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal tax laws, including U.S. federal estate and gift tax laws. The following discussion also does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the U.S. federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	insurance companies;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons liable for the alternative minimum tax;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	U.S. expatriates;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	pass-through entities and persons who are investors in such pass-through entities.

Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

For purposes of the following discussion, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity subject to U.S. federal income taxation as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust treated as a United States person under Section 7701(a)(30) of the Internal Revenue Code. The term “Non-U.S. Holder” means a beneficial owner of a note other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. For the purposes of this discussion, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships, and any such partnership purchasing notes and persons purchasing notes through such a partnership should consult their own tax advisors in that regard.

On the closing date, Mayer Brown LLP, tax counsel to the issuing entity, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that for U.S. federal income tax purposes, the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Holders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. Holders will be deemed to agree, by their purchase of the notes, to treat the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

Tax Treatment of Issuing Entity

At closing the issuing entity will be disregarded as separate from the depositor for U.S. federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for U.S. federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity. If the issuing entity is treated as a partnership for U.S. federal income tax purposes, new audit rules would generally apply to the issuing entity. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.

Tax Consequences to U.S. Holders of the Notes

Stated Interest and OID: Stated interest on the notes will be taxable as ordinary income for U.S. federal income tax purposes when received or accrued in accordance with a Holder’s method of tax accounting. It is anticipated that no class of notes offered hereunder will be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. Qualified stated interest payments are interest payments on the notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation. A U.S. Holder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Internal Revenue Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Holders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity and Prepayment Considerations” and “Weighted Average Life of the Notes” in this prospectus. Accordingly, U.S. Holders are advised to consult their own tax advisors regarding the impact of any prepayments of the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

Short Term Debt. A U.S. Holder of a note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of certain pass-through entities specified in the Internal Revenue Code.

A U.S. Holder of a note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. Such Holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of any interest income and OID accrued on such note. However, such Holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by such owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless the owner irrevocably elects, under Treasury Regulations, to apply a constant interest method, using the Holder’s yield to maturity and daily compounding.

Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Internal Revenue Code. In general, these rules provide that if a U.S. Holder purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Internal Revenue Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the U.S. Holder held such note and the denominator of which is the number of days from the date the U.S. Holder acquired such note until its maturity date. The U.S. Holder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. Holder may elect to include market discount in gross income as it accrues and, if such U.S. Holder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a U.S. Holder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such U.S. Holder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such U.S. Holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. Such U.S. Holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a U.S. Holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Acquisition Premium. A U.S. Holder that purchases in a secondary market a note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “—Total Accrual Election” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Total Accrual Election. A U.S. Holder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Stated Interest and OID,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount,

OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing U.S. Holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing U.S. Holder, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. Holders should consult with their own advisers as to the effect in their circumstances of making this election.

Potential Acceleration of Income. An accrual method taxpayer that prepares an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income such as OID and possibly de minimis OID and market discount in gross income no later than the time such amounts are reflected on such a financial statement. (The application of this rule to income of a debt instrument with OID is effective for taxable years beginning after December 31, 2018.) This could result in an acceleration of income recognition for income items differing from the above description, although the precise application of this rule is unclear at this time.

Sale or Other Disposition. If a U.S. Holder sells a note, the U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular U.S. Holder will equal the U.S. Holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that U.S. Holder with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that U.S. Holder with respect to the note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). For non-corporate U.S. Holders, capital gain recognized on the sale or other disposition of a note held for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income. U.S. Holders must aggregate capital gains and losses for each taxable year. In the event a U.S. Holder realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted. Capital losses generally may be used only to offset capital gains.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. U.S. Holders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Tax Consequences to Non-U.S. Holders of the Notes

Interest paid (or accrued) to a Non-U.S. Holder generally will be considered “portfolio interest,” and, except as described below with respect to FATCA and backup withholding, generally will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder), and,

1.	the Non-U.S. Holder is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code;

2.	the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;

3.	the interest is not contingent interest described in Section 871(h)(4) of the Internal Revenue Code; and

4.	the Non-U.S. Holder does not bear specified relationships to any certificateholder.

To qualify for the exemption from taxation, the Non-U.S. Holder must provide the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the owner of the note is a Non-U.S. Holder and providing the Non-U.S. Holder’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) provided by the Non-U.S. Holder and the Non-U.S. Holder must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) within 30 days of that change. If interest paid to a Non-U.S. Holder is not considered portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Non-U.S. Holder must provide the indenture trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the Non-U.S. Holder is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder) and (2) in the case of an individual Non-U.S. Holder, the Non-U.S. Holder is not present in the United States for 183 days or more during the taxable year of disposition.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Internal Revenue Code (“FATCA”), withholding may be required on certain payments to holders of notes (including intermediaries) who do not provide certain information to the issuing entity or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on any notes as a result of a Holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Holders may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding applies to payments of U.S. source dividends, interest, and other fixed payments, and, beginning January 1, 2019, to payments from the disposition of property producing such payments (e.g. notes). Holders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

Backup Withholding and Information Reporting

U.S. Holders. Under current U.S. federal income tax law, backup withholding at specified rates and information reporting requirements may apply to payments of principal and interest (including OID) made to, and to the proceeds of sale before maturity by, certain noncorporate U.S. Holders of notes. Backup withholding will apply to a U.S. Holder if:

•	such U.S. Holder fails to furnish its Taxpayer Identification Number (“TIN”) to the payor in the manner required;

•	such U.S. Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such U.S. Holder has failed to properly report payments of interest or dividends; or

•	under certain circumstances, such U.S. Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding does not apply with respect to payments made to certain exempt recipients, including corporations (within the meaning of Section 7701(a) of the Internal Revenue Code), tax-exempt organizations or qualified pension and profit-sharing trusts.

Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, in their particular situations.

Non-U.S. Holders. Backup withholding will not apply to payments of principal or interest (including OID) made by the issuing entity or its paying agent on a note if a Non-U.S. Holder has provided the required certification under penalties of perjury that it is not a U.S. Holder or has otherwise established an exemption (absent the issuing entity’s actual knowledge or reason to know that the Non-U.S. Holder is actually a U.S. Holder). Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

The issuing entity must report annually to the IRS on IRS Form 1042-S the amount of interest (including OID) paid on the notes and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Information reporting may also apply to payments made outside the United States, and payments on the sale, exchange, retirement or other disposition of a note effected outside the United States, if payment is made by a payor that is, for U.S. federal income tax purposes:

•	a United States person;

•	a controlled foreign corporation;

•	a U.S. branch of a foreign bank or foreign insurance company;

•	a foreign partnership controlled by United States persons or engaged in a U.S. trade or business; or

•	a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period,

but the payment will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. Holder and no exception to backup withholding is otherwise established.

Non-U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, including as impacted by FATCA, in their particular situations.

Tax Regulations for Related-Party Note Acquisitions.

The United States Department of the Treasury and the IRS issued Treasury Regulations under Section 385 of the Internal Revenue Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)) generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under these Treasury Regulations, any notes treated as stock under these rules could result in adverse tax consequences to such related party noteholder, including that U.S. federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for U.S. federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the Trust Agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. As a result, the issuing entity does not expect that these Treasury Regulations will apply to any of the notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors should note that the Treasury Regulations are complex and we urge you to consult your tax advisors regarding the possible effects of the new rules.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, tax counsel to the issuing entity will issue an opinion, subject to the assumptions and qualifications therein, to the effect that the notes (other than notes beneficially owned by the issuing entity or a person treated as the same person as the issuing entity for U.S. federal income tax purposes) will be characterized as debt for U.S. federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for U.S. federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. (Additionally, even if all the notes are treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.)

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected Holders, according to their respective interests therein. Under current law, the income reportable by Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt. Generally, such differences are not expected to be material; however, certain Holders may have adverse tax consequences. For example, cash basis Holders might be required to report income when it accrues to the partnership rather than when it is received by the Holders. Payments on the recharacterized notes would likely be treated as “guaranteed payments”, in which case the amount and timing of income to a U.S. Holder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments”, note that U.S. Holders would be taxed on the partnership income regardless of when distributions are made to them and are not entitled to deduct miscellaneous itemized deductions (which may include their share of partnership expenses) for the tax years 2018-2025. In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of equity interests in the issuing entity with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Internal Revenue Code.    Any income allocated to a Holder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt holder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a Non-U.S. Holder might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty or (ii) such person may be subject to (x) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) and (y) a withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest).

In addition, as described above, new rules were enacted that apply to the audit of partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the Holders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to Holders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Holders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

State and Local Tax Considerations

The above discussion does not address the tax treatment of the issuing entity, notes, or Holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. It is possible a state may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such state, and/or require that a noteholder treated as an equity owner (including non-resident holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding on related income). Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax consequences for them of purchasing, holding and disposing of notes.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that prospective investors consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the notes may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity deemed to hold plan assets of the foregoing (each, a “Benefit Plan Investor”), as well as by governmental plans (as defined in Section 3(32) of ERISA) and other employee benefit plans that are not subject to Title I of ERISA or Section 4975 of the Code (collectively, with Benefit Plan Investors, referred to as “Plans”).

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Certain other employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under applicable federal, state, local or other law (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Plan Assets Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes which are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes or a characterization of the notes as other than indebtedness under applicable local law, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor or a Plan that is subject to Similar Law is prohibited.

However, without regard to whether the notes are treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the servicer, the sponsor, the administrator, the owner trustee, the depositor, the indenture trustee, the underwriters or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest or disqualified persons solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

As described in this prospectus, the Transaction Parties may receive fees or other compensation as a result of a Plan’s acquisition of the notes. Accordingly, none of the Transaction Parties are undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of the notes by any Plan.

By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed (a) to represent and warrant that either (i) it is not acquiring and will not hold the note (or interest therein) with the assets of a Plan; or (ii) the acquisition and holding of the note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law and (b) acknowledge and agree that Benefit Plan Investors and Plans that are subject to Similar Law may not acquire the notes at any time that the ratings on the notes are below investment grade or the notes have been characterized as other than indebtedness for applicable local law purposes. In addition, each purchaser and transferee of a note (or interest therein) that is a Benefit Plan Investor, and any fiduciary purchasing a note (or interest therein) on behalf of a Benefit Plan Investor (“Plan Fiduciary”) is deemed to represent and warrant that the decision to acquire the note has been made by the Plan Fiduciary and the Plan Fiduciary is an “independent fiduciary with financial expertise” as described in 29 C.F.R. Sec. 2510.3-21(c)(1). Specifically, this requires the Benefit Plan Investor and Plan Fiduciary to represent and warrant that:

1.	The Plan Fiduciary is independent of the Transaction Parties, and the Plan Fiduciary either:

a.	is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a U.S. state or U.S. federal agency;

b.	is an insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of assets of an “employee benefit plan” as described in Section 3(3) of ERISA or “plan” described in Section 4975(e)(1)(A) of the Code;

c.	is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the U.S. state in which it maintains its principal office and place of business;

d.	is a broker-dealer registered under the Exchange Act; or

e.	holds, or has under its management or control, total assets of at least U.S. $50 million (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) an individual directing his or her own individual retirement account or relative of such individual or (ii) a participant or beneficiary of such Benefit Plan Investor purchasing the note or a relative of such participant or beneficiary);

2.	The Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan Investor of the notes;

3.	The Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Benefit Plan Investor’s acquisition of the notes;

4.	None of the Transaction Parties has exercised any authority to cause the Benefit Plan Investor to invest in the notes or to negotiate the terms of the Benefit Plan Investor’s investment in the notes; and

5.	The Plan Fiduciary has been informed by each of the Transaction Parties:

a.	that such Transaction Party is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that such entity has not given investment advice or otherwise made a recommendation, in connection with the Benefit Plan Investor’s acquisition of the notes; and

b.	of the existence and nature of each such Transaction Party’s financial interests in the Benefit Plan Investor’s acquisition of the notes, as described in this prospectus.

A Plan fiduciary considering the acquisition of notes should consult its legal and financial advisors regarding the matters discussed above and other applicable legal requirements. Moreover, each fiduciary of a Benefit Plan Investor that is subject to ERISA should determine whether, under the general fiduciary standards of ERISA, an investment in the notes or an interest therein is appropriate for the Benefit Plan Investor, taking into account the overall investment policy of the Benefit Plan Investor and the composition of the Benefit Plan Investor’s investment portfolio.

LEGAL PROCEEDINGS

Other than disclosed in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, the indenture trustee, the owner trustee, the asset representations reviewer, the issuing entity, the servicer or the originator, or of which any property of the foregoing is the subject, that are material to noteholders.

In 2011, NMAC was awarded a final, non-appealable judgment of approximately $40 million, now up to approximately $61 million with accruing interest, in a case relating to a breach of contract claim against Superior Automotive Group (“Superior”), one of NMAC’s former dealer groups, stemming from defaults on Superior’s credit lines (the “Initial Judgment”). On May 22, 2017, a jury awarded approximately $256 million in a verdict against NMAC in favor of Superior in a new trial of Superior’s lender liability tort claims against NMAC, arising out of a similar set of facts as those culminating in the Initial Judgment (the “Superior Matter”). Judgment was entered on August 22, 2017 by the trial court in the Superior Matter. NMAC filed motions for a new trial and for judgment notwithstanding the verdict. On October 18, 2017, the Superior Court of California ruled in favor of NMAC, vacated the May 22, 2017 jury verdict, and granted NMAC’s motion for a new trial regarding the Superior Matter on the grounds of (1) irregularity of the proceedings and (2) juror misconduct. In December 2017, Superior appealed that ruling to the California Appellate Court, delaying any new trial until approximately 2019. In return, NMAC cross-appealed on all issues decided unfavorably to it during the second trial.

CERTAIN RELATIONSHIPS

The depositor is a wholly-owned subsidiary of NMAC. In addition to the agreements described in this prospectus, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with its parent Nissan North America, Inc. The owner trustee and the indenture trustee are entities that NMAC or its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee, the asset representations reviewer, and the indenture trustee may be acting in similar capacities for asset-backed transactions of NMAC for similar or other asset types.

RATINGS OF THE NOTES

NMAC, as sponsor (the “sponsor”), expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to assign ratings on the notes (each such nationally recognized statistical rating organization then rating the notes, a “Rating Agency”). The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Although the Rating Agencies are not contractually obligated to do so, we believe that each Rating Agency will monitor the ratings using its normal surveillance procedures. Any Rating Agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Rating Agencies. Any rating action taken by one Rating Agency may not necessarily be taken by the other Rating Agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes. See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus.

LEGAL OPINIONS

Certain legal matters relating to the notes and federal income tax and other matters will be passed upon for the issuing entity, the depositor and the servicer by the general counsel of the servicer, Mayer Brown LLP and Richards, Layton & Finger, P.A. In addition, certain matters relating to the issuance of the notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the depositor has agreed to sell to each of the underwriters named below (collectively, the “underwriters”), and each of the underwriters has severally agreed to purchase, the principal amount of notes, if and when issued, set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes	Principal Amount of Class A-2b Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$72,000,000	$106,200,000	$27,000,000	$108,000,000	$46,800,000
HSBC Securities (USA) Inc.	$36,000,000	$53,100,000	$13,500,000	$54,000,000	$23,400,000
Lloyds Securities Inc.	$36,000,000	$53,100,000	$13,500,000	$54,000,000	$23,400,000
MUFG Securities Americas Inc.	$36,000,000	$53,100,000	$13,500,000	$54,000,000	$23,400,000
BNP Paribas Securities Corp.	$5,000,000	$7,375,000	$1,875,000	$7,500,000	$3,250,000
Scotia Capital (USA) Inc.	$5,000,000	$7,375,000	$1,875,000	$7,500,000	$3,250,000
SG Americas Securities, LLC	$5,000,000	$7,375,000	$1,875,000	$7,500,000	$3,250,000
TD Securities (USA) LLC	$5,000,000	$7,375,000	$1,875,000	$7,500,000	$3,250,000

Total	$200,000,000	$295,000,000	$75,000,000	$300,000,000	$130,000,000

In the Underwriting Agreement, the underwriters have severally and not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the notes listed in the table above if any of the notes are purchased. This obligation of the underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The depositor has been advised by the underwriters that they propose initially to offer to the public the notes purchased by the underwriters, at the applicable prices set forth on the cover of this prospectus, and to specified dealers at that price less the initial concession not in excess of 0.084% of the principal amount of the notes per Class A-1 note, 0.102% per Class A-2a note, 0.102% per Class A-2b note, 0.153% per Class A-3 note and 0.180% per Class A-4 note. The underwriters may allow, and those dealers may reallow, a concession not in excess of 0.042% per Class A-1 note, 0.051% per Class A-2a note, 0.051% per Class A-2b note, 0.077% per Class A-3 note and 0.090% per Class A-4 note to some other dealers. If all of the notes are not sold at the initial offering price, or at any time after the initial public offering of the notes, the public offering price, those concessions and the selling terms may be changed. In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

Any retained notes will not be sold to the underwriters under the Underwriting Agreement. Subject to certain conditions, retained notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the retained notes. If the retained notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The retained notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The depositor and NMAC have agreed to jointly and severally indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan Motor Co., Ltd. and its affiliates.

The notes are new issues of securities with no established trading markets. The depositor has been advised by the underwriters that they intend to make a market in the notes of each class, in each case as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

The issuing entity may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the underwriters.

NMAC or its affiliates may apply a portion of the net proceeds of the sale of the receivables to the depositor to the repayment of debt, including “warehouse” debt. One or more of the underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrator and/or provide liquidity lines) have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and will receive a portion of such proceeds as repayment of such “warehouse” debt.

The underwriters have advised the depositor that in connection with the offering to the public of the notes purchased by the underwriters, the underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the underwriters represent that the underwriters will engage in any such transactions. If the underwriters engage in such transactions, they may discontinue them at any time.

Rule 15c6-1 under the Exchange Act generally requires trades in the secondary market to settle in three Business Days, unless the parties to such trade expressly agree otherwise. Because delivery of the notes to purchasers hereunder will settle more than three Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.

Offering Restrictions

United Kingdom

Each underwriter will represent and agree that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

European Economic Area

Each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the Prospectus Directive; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

In connection with any sale of notes outside of the United States, the underwriters may act through one or more of their affiliates.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Certain Investment Considerations

The issuing entity will rely on the exemption or exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although other exceptions or exclusions may be available to the issuing entity. The issuing entity will be structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Requirements for Certain European Regulated Investors and Affiliates

Investors should be aware that (a) Part Five (Articles 404-410) of Regulation (EU) No. 575/2013 of June 26, 2013 on prudential requirements for credit institutions and investment firms (the “CRR”), together with the related implementing technical standards (Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014) and regulatory technical standards (Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014) and any related regulatory guidance (together the “CRR Risk Retention Rules”), (b) Section 5 of Chapter III (Articles 50-56) of Commission Delegated Regulation (EU) No 231/2013 of December 19, 2012, implementing Article 17 of EU Directive 2011/61/EU of June 8, 2011 on Alternative Investment Fund Managers, together with any related regulatory guidance or technical standards (together the “AIFMD Risk Retention Rules”), and (c) Chapter VIII of Title I (Articles 254-257) of Commission Delegated Regulation (EU) 2015/35 of October 10, 2014, implementing Article 135(2) of EU Directive 2009/138/EC of November 25, 2009 on the taking up and pursuit of the business of insurance and reinsurance, as amended by EU Directive 2014/51/EU of April 16, 2014, together with any related regulatory guidance or technical standards (the “Solvency II Risk Retention Rules”; together with the CRR Risk Retention Rules and the AIFMD Risk Retention Rules, the “EU Retention Rules”), apply, respectively, to credit institutions and investment firms (and certain of their consolidated affiliates whether or not established in EEA member states), alternative investment funds managers and insurance and reinsurance undertakings subject to regulation in any EEA member state, and impose certain conditions on investments in securitizations by those investors.

The EU Retention Rules allow an affected investor to invest in a securitization position (as defined in the CRR) only if the sponsor or originator (as defined in the CRR) or the original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, and while it holds that investment, the affected investor must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of the applicable EU Retention Rules. The AIFMD Risk Retention Rules and the Solvency II Risk Retention Rules are not identical to the CRR Risk Retention Rules, and, in particular, they include additional due diligence requirements.

Prospective investors should also be aware that a new EU risk retention regime and due diligence and monitoring requirements (the “New EU Retention Rules”) will apply, in place of the EU Retention Rules, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. The principal EU Regulation to implement the New EU Retention Rules and establish a general framework for securitization (the

“Securitization Regulation”) was adopted by the European Parliament and the Council of the European Union on Regulation (EU) 2017/2042 of December 12, 2017. On and after January 1, 2019 the New EU Retention Rules in the Securitization Regulation will apply to the types of investors that are subject to the EU Retention Rules and also to (a) certain investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive (together, “UCITS”), and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions (together, “IORPs”). There will be material differences between the New EU Retention Rules in the Securitization Regulation and the EU Retention Rules, and certain aspects of the New EU Retention Rules are to be specified in new regulatory technical standards which are subject to public consultation and have not yet been adopted or published in final form. With regard to securitizations in respect of which the relevant securities are issued before January 1, 2019 (“Pre-2019 Securitizations”), affected investors will continue to be subject to the risk retention and due diligence requirements of the EU Retention Rules, including on and after that date. The Securitization Regulation makes no express provision as to the application of any requirements of the EU Retention Rules, or of the New EU Retention Rules, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization and, accordingly, it is not clear what requirements (if any) will be applicable thereto. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Retention Rules and the New EU Retention Rules and their regulatory capital requirements.

Although NMAC intends to retain credit risk in accordance with Regulation RR as discussed in “The Sponsor—Credit Risk Retention” in this prospectus, none of NMAC, the depositor, nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus for purposes of the EU Retention Rules or the New EU Retention Rules or to provide any additional information or to take any other action that may be required to enable any investor to satisfy the requirements of any EU Retention Rules or New EU Retention Rules or any other regulatory requirements.

Failure by any investor that is or may become subject to the EU Retention Rules to comply with one or more requirements for an investment in the notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions. In addition, the EU Retention Rules and the New EU Retention Rules and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and investment managers and may have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding compliance with any applicable EU Retention Rules, New EU Retention Rules or other applicable regulations and the suitability of the notes for investment.

INDEX OF TERMS

10 percent shareholder	112
60-Day Delinquent Receivables	74
AAA	76
ABS	53
ABS Assumptions	54
ABS Table	53
Account	77
acquisition premium	111
Action	87
adjusted pool balance	3
Adjusted Pool Balance	69
Administration Agreement	72, 95
administrator	72, 95
Advisers Act	118
AIFMD Risk Retention Rules	123
amortizable bond premium	111
APR	41
asset representations review agreement	37
asset representations reviewer	1, 37
Asset Review	75
Asset-Backed Securitization	33
asset-level data	49
banking organization	61
bankruptcy court	102
Bankruptcy Remote Party	66
Base Servicing Fee	81
Basic Documents	27
Beneficial Owner	62
Benefit Plan Investor	117
Business Day	64
Calculation Agent	65
Cede	iv, 60
certificateholder	92
certificateholders	68
certificates	27
CFPB	23, 105
Class A-2 notes	1
Clayton	37
clearing agency	61
clearing corporation	61
Clearstream Banking Luxembourg	61
Collection Account	67
Collection Period	80
Collections	67, 79
covered financial companies	23
covered subsidiaries	23
covered subsidiary	103
CRR	123
CRR Risk Retention Rules	123
cut-off date	5, 28
Dealer	36
Dealer Agreements	38
Dealer Recourse	39
defaulted receivable	67

definitive notes	63
Delinquency Percentage	74
Delinquency Trigger	74
depositor	1, 27
Depositor Interests	31
Designated LIBOR Page	65
determination date	67
direct participants	61
distribution date	64
Dodd-Frank Act	23, 102
DOJ	107
DTC	iv, 60
DTCC	61
Eligibility Representations	72
Eligible Investments	71
ERISA	117
EU Retention Rules	123
Euroclear	61
Euroclear Operator	61
event of default	4
Events of Default	86
Exchange Act	28
FATCA	113
FCA	16
FDIC	102
financed vehicles	5
Financed Vehicles	38
fixed rate notes	2, 64
floating rate notes	2, 64
FTC Rule	105
HDC Rule	105
hired rating agencies	8
Holder-in-Due-Course	105
Holders	109
IBA	16
Indemnified Parties	94
indenture trustee	1, 29
indirect participants	61
Initial Judgment	119
Insolvency Laws	101
Instituting Noteholders	74
Interest Determination Date	65
Interest Period	64
Interest Rate	64
Interest Reset Date	65
Internal Revenue Code	108
Investment Company Act	123
Investment Professionals	v
investors	63
IORPs	124
IRS	108
issuing entity	1, 27
LIBOR	65
Liquidated Receivable	67

London Business Day	65
NARC II	27
NCCD	40
Near-new	38
Net Liquidation Proceeds	67
New	38
New EU Retention Rules	123
NMAC	iv, 1, 27
NML	32
NNA	32
Non-U.S. Holder	109
Note Factor	60
Note Owner	60
Noteholder Direction	74
noteholders	64
Noteholders’ Distributable Amount	69
Noteholders’ Interest Carryover Shortfall	69
Noteholders’ Interest Distributable Amount	69
Noteholders’ Monthly Interest Distributable Amount	69
Noteholders’ Principal Carryover Shortfall	69
Noteholders’ Principal Distributable Amount	69
notes	27
NRSRO	22
obligors	5, 38
OID	110
OLA	102
Optional Purchase	81
Optional Purchase Price	81
owner trustee	1, 27
participants	61
Plan Assets Regulation	117
Plan Fiduciary	118
Plans	117
Pool Balance	81
Pool Factor	60
portfolio interest	112
Pre-2019 Securitizations	124
prepayments	53
Principal Balance	81
Principal Distribution Amount	70
PTCE	117
Purchase Agreement	72
Rating Agency	119
Rating Agency Condition	70
receivables	5, 38
Regulation AB	85
Regulation RR	8
Relevant Member State	v
Relief Act	105

Repurchase Payment	73, 78
repurchased receivable	73
requesting party	76
Required Deposit Rating	77
Required Rate	70
Required Reserve Deposit	68
Reserve Account	70
Reserve Account Initial Deposit	70
retained notes	27
Review Expenses	75
Review Notice	74
Review Satisfaction Date	73
RMBS	30
Rule 193 Information	48
Sale and Servicing Agreement	27
Schedule of Receivables	72
SEC	iv, 28
Securitization Regulation	124
Securityholder	26
servicer	27
Servicer Default	82
Servicing Rate	80
Similar Law	117
Solvency II Risk Retention Rules	123
specified reserve account balance	7
Specified Reserve Account Balance	71
sponsor	119
Spread	65
Subject Receivables	74
Superior	119
Superior Matter	119
Supplemental Servicing Fee	81
Term Extension	41
TIA	30, 91
TIN	114
Total Servicing Fee	81
Transaction Parties	117
Transfer Agreement	31
Transfer and Servicing Agreements	72
Trust Agreement	27
U.S. Bank	29
U.S. Holder	109
UCITS	124
underwriters	121
Underwriting Agreement	121
verification documents	63
weighted average life	53
YSOC Amount	70
YSOC Amount Schedule	55

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment contracts in each of NMAC’s securitized portfolios consisted of retail installment contracts originated by a Dealer and assigned to NMAC on or prior to the applicable cut-off date, in accordance with the underwriting procedures described under “The Receivables — Underwriting Procedures” in this prospectus. NMAC’s underwriting standards and procedures have remained relatively stable over time and so the prior securitized portfolios are generally comparable to the pool of receivables described in the prospectus. Nevertheless, the original characteristics of each prior securitized portfolio will likely differ in certain respects from the pool of receivables described in this prospectus, and the losses, prepayments and delinquencies for the pool of receivables described in the prospectus may differ from the information shown in this Appendix A for prior securitized portfolios. As of the relevant statistical cut-off date or cut-off date, the retail installment contracts in the securitized portfolios consisted of the following characteristics:

Nissan Auto Receivables Owner Trust 2013-A (“NAROT 2013-A”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	January 16, 2013
Statistical Cut-off Date	November 30, 2012
Cut-off Date	December 31, 2012
Number of Receivables	77,500
Aggregate Principal Balance(1)	$1,512,477,387.56
Average Principal Balance	$19,515.84
Range of Principal Balances	$2,002.13 to $64,072.27
Average Original Amount Financed	$24,445.69
Range of Original Amounts Financed	$4,065.53 to $64,997.46
Weighted Average APR	3.185%
Range of APRs	0.00% to 16.04%
Approximate Weighted Average Original Payments to Maturity	63	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	56	payments
Range of Remaining Payments to Maturity	2 to 71	payments
Approximate Percentage by Principal Balance of Receivables of New, Near- New and Used Vehicles(2)	94.86%	(New)
	4.15%	(Near-New)
	0.99%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	80.22%	(Nissan)
	19.78%	(Infiniti)

Geographic Distribution of the Receivables

State(3)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	15.00%
California	14.13%
Florida	5.51%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(4)	620	886	763	77,500	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	5,994	7.73%		$90,079,312.96	5.96%
0.50% to 0.99%	3,047	3.93		47,224,214.99	3.12
1.00% to 1.99%	13,288	17.15		286,914,352.13	18.97
2.00% to 2.99%	22,292	28.76		441,338,829.36	29.18
3.00% to 3.99%	14,756	19.04		295,317,106.81	19.53
4.00% to 4.99%	11,877	15.33		239,133,667.22	15.81
5.00% to 5.99%	3,291	4.25		63,687,190.21	4.21
6.00% to 6.99%	1,017	1.31		14,480,301.12	0.96
7.00% to 7.99%	889	1.15		14,984,759.58	0.99
8.00% to 8.99%	556	0.72		9,906,744.56	0.66
9.00% to 9.99%	273	0.35		4,904,549.21	0.32
10.00% to 10.99%	173	0.22		3,674,962.76	0.24
11.00% to 11.99%	35	0.05		666,035.61	0.04
12.00% to 12.99%	2	0.00	(5)	26,678.36	0.00	(5)
13.00% to 13.99%	8	0.01		114,730.25	0.01
14.00% to 14.99%	1	0.00	(5)	18,379.03	0.00	(5)
16.00% to 16.99%	1	0.00	(5)	5,573.40	0.00	(5)

Totals(2)	77,500	100.00%		$1,512,477,387.56	100.00%

(1)	The aggregate principal balance and each of the other characteristics set forth herein for the NAROT 2013-A transaction are based on the pool of receivables as of the Statistical Cut-off Date. The characteristics of the pool of receivables as of the Cut-off Date varied somewhat from the characteristics as of the Statistical Cut-off Date, but the variance was not material.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2013-B (“NAROT 2013-B”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	July 30, 2013
Statistical Cut-off Date	June 30, 2013
Cut-off Date	June 30, 2013
Number of Receivables	82,700
Aggregate Principal Balance	$1,515,818,364.68
Average Principal Balance	$18,329.12
Range of Principal Balances	$2,000.15 to $60,651.27
Average Original Amount Financed	$22,789.30
Range of Original Amounts Financed	$4,667.40 to $64,640.45
Weighted Average APR	3.275%
Range of APRs	0.00% to 15.04%
Approximate Weighted Average Original Payments to Maturity	63	payments
Range of Original Payments to Maturity	12 to 72	payments
Approximate Weighted Average Remaining Payments to Maturity	54	payments
Range of Remaining Payments to Maturity	3 to 70	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	95.75%	(New)
	3.33%	(Near-New)
	0.92%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	97.40%	(Nissan)
	2.60%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	14.44%
California	13.41%
Florida	6.13%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(3)	620	884	758	82,700	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	7,207	8.71%		$118,826,818.36	7.84%
0.50% to 0.99%	2,745	3.32		51,284,166.75	3.38
1.00% to 1.99%	10,005	12.10		173,651,886.23	11.46
2.00% to 2.99%	24,062	29.10		462,435,868.29	30.51
3.00% to 3.99%	16,391	19.82		317,520,140.53	20.95
4.00% to 4.99%	12,930	15.63		245,738,579.23	16.21
5.00% to 5.99%	4,898	5.92		87,581,202.29	5.78
6.00% to 6.99%	1,631	1.97		21,723,984.74	1.43
7.00% to 7.99%	1,273	1.54		16,910,933.92	1.12
8.00% to 8.99%	790	0.96		10,221,002.76	0.67
9.00% to 9.99%	353	0.43		4,756,865.36	0.31
10.00% to 10.99%	293	0.35		3,652,049.56	0.24
11.00% to 11.99%	95	0.11		1,240,510.15	0.08
12.00% to 12.99%	25	0.03		267,631.20	0.02
13.00% to 13.99%	1	0.00	(4)	2,068.56	0.00	(4)
15.00% to 15.99%	1	0.00	(4)	4,656.75	0.00	(4)

Totals(1)	82,700	100.00%		$1,515,818,364.68	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(3)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2013-C (“NAROT 2013-C”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	December 11, 2013
Statistical Cut-off Date	October 31, 2013
Cut-off Date	November 30, 2013
Number of Receivables	41,439
Aggregate Principal Balance(1)	$858,773,179.09
Average Principal Balance	$20,723.79
Range of Principal Balances	$2,080.13 to $69,719.58
Average Original Amount Financed	$23,170.44
Range of Original Amounts Financed	$4,272.84 to $74,904.10
Weighted Average APR	2.914%
Range of APRs	0.00% to 14.19%
Approximate Weighted Average Original Payments to Maturity	63	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	57	payments
Range of Remaining Payments to Maturity	4 to 72	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	96.35%	(New)
	3.28%	(Near-New)
	0.37%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	95.67%	(Nissan)
	4.33%	(Infiniti)

Geographic Distribution of the Receivables

State(3)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	15.22%
California	12.24%
Florida	6.42%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(4)	621	886	758	41,439	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	6,208	14.98%	$114,594,930.33	13.34%
0.50% to 0.99%	2,730	6.59	66,465,349.33	7.74
1.00% to 1.99%	5,926	14.30	126,412,033.11	14.72
2.00% to 2.99%	9,923	23.95	200,560,748.20	23.35
3.00% to 3.99%	7,021	16.94	149,935,453.10	17.46
4.00% to 4.99%	5,591	13.49	115,033,839.18	13.40
5.00% to 5.99%	2,283	5.51	49,641,443.66	5.78
6.00% to 6.99%	772	1.86	15,647,371.95	1.82
7.00% to 7.99%	444	1.07	9,341,700.21	1.09
8.00% to 8.99%	203	0.49	3,911,696.68	0.46
9.00% to 9.99%	218	0.53	4,840,591.94	0.56
10.00% to 10.99%	25	0.06	502,857.28	0.06
11.00% to 11.99%	28	0.07	507,355.26	0.06
12.00% to 12.99%	37	0.09	733,654.50	0.09
13.00% to 13.99%	23	0.06	501,933.82	0.06
14.00% to 14.99%	7	0.02	142,220.54	0.02

Totals(2)	41,439	100.00%	$858,773,179.09	100.00%

(1)	The aggregate principal balance and each of the other characteristics set forth herein for the NAROT 2013-C transaction are based on the pool of receivables as of the Statistical Cut-off Date. The characteristics of the pool of receivables as of the Cut-off Date varied somewhat from the characteristics as of the Statistical Cut-off Date, but the variance was not material.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2014-A (“NAROT 2014-A”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	February 19, 2014
Statistical Cut-off Date	January 31, 2014
Cut-off Date	January 31, 2014
Number of Receivables	68,763
Aggregate Principal Balance	$1,430,768,080.68
Average Principal Balance	$20,807.24
Range of Principal Balances	$2,000.32 to $71,436.06
Average Original Amount Financed	$25,335.33
Range of Original Amounts Financed	$4,263.00 to $74,979.18
Weighted Average APR	3.160%
Range of APRs	0.00% to 13.04%
Approximate Weighted Average Original Payments to Maturity	64	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	56	payments
Range of Remaining Payments to Maturity	2 to 71	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	92.53%	(New)
	7.47%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	74.60%	(Nissan)
	25.40%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	16.86%
California	12.96%
Florida	6.51%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(3)	640	886	762	68,763	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	6,961	10.12%	$129,457,429.56	9.05%
0.50% to 0.99%	3,536	5.14	63,143,524.80	4.41
1.00% to 1.99%	8,038	11.69	165,488,997.09	11.57
2.00% to 2.99%	17,400	25.30	398,159,681.95	27.83
3.00% to 3.99%	14,096	20.50	323,263,311.52	22.59
4.00% to 4.99%	8,890	12.93	185,205,010.66	12.94
5.00% to 5.99%	5,284	7.68	107,621,997.08	7.52
6.00% to 6.99%	2,077	3.02	28,528,394.71	1.99
7.00% to 7.99%	1,542	2.24	19,837,690.74	1.39
8.00% to 8.99%	552	0.80	5,451,570.33	0.38
9.00% to 9.99%	222	0.32	2,507,969.72	0.18
10.00% to 10.99%	94	0.14	1,245,512.96	0.09
11.00% to 11.99%	60	0.09	722,771.74	0.05
12.00% to 12.99%	10	0.01	128,202.99	0.01
13.00% to 13.99%	1	0.00 (4)	6,014.83	0.00 (4)

Totals(1)	68,763	100.00%	$1,430,768,080.68	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(3)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2014-B (“NAROT 2014-B”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	December 10, 2014
Statistical Cut-off Date	October 31, 2014
Cut-off Date	November 30, 2014
Number of Receivables	68,938
Aggregate Principal Balance(1)	$1,400,516,110.76
Average Principal Balance	$20,315.59
Range of Principal Balances	$2,003.58 to $70,883.72
Average Original Amount Financed	$23,225.90
Range of Original Amounts Financed	$3,500.00 to $74,966.54
Weighted Average APR	2.886%
Range of APRs	0.00% to 13.24%
Approximate Weighted Average Original Payments to Maturity	64	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	57	payments
Range of Remaining Payments to Maturity	3 to 70	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	91.99%	(New)
	8.01%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	90.39%	(Nissan)
	9.61%	(Infiniti)

Geographic Distribution of the Receivables

State(3)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	15.88%
California	13.09%
Florida	6.76%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(4)	640	885	761	68,938	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	12,650	18.35%	$262,284,123.92	18.73%
0.50% to 0.99%	3,970	5.76	82,311,135.56	5.88
1.00% to 1.99%	6,716	9.74	136,863,035.79	9.77
2.00% to 2.99%	14,703	21.33	293,012,864.45	20.92
3.00% to 3.99%	12,228	17.74	256,092,680.35	18.29
4.00% to 4.99%	9,728	14.11	189,354,743.23	13.52
5.00% to 5.99%	4,753	6.89	100,607,282.95	7.18
6.00% to 6.99%	2,177	3.16	44,146,979.10	3.15
7.00% to 7.99%	1,332	1.93	25,243,267.66	1.80
8.00% to 8.99%	565	0.82	9,397,939.89	0.67
9.00% to 9.99%	66	0.10	639,638.77	0.05
10.00% to 10.99%	16	0.02	172,803.21	0.01
11.00% to 11.99%	26	0.04	325,497.57	0.02
12.00% to 12.99%	7	0.01	60,981.35	0.00	(5)
13.00% to 13.99%	1	0.00 (5)	3,136.96	0.00	(5)

Totals(2)	68,938	100.00%	$1,400,516,110.76	100.00%

(1)	The aggregate principal balance and each of the other characteristics set forth herein for the NAROT 2014-B transaction are based on the pool of receivables as of the Statistical Cut-off Date. The characteristics of the pool of receivables as of the Cut-off Date varied somewhat from the characteristics as of the Statistical Cut-off Date, but the variance was not material.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2015-A (“NAROT 2015-A”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	April 14, 2015
Statistical Cut-off Date	February 28, 2015
Cut-off Date	March 31, 2015
Number of Receivables	84,653
Aggregate Principal Balance(1)	$1,538,537,837.70
Average Principal Balance	$18,174.64
Range of Principal Balances	$2,000.00 to $70,510.46
Average Original Amount Financed	$23,644.56
Range of Original Amounts Financed	$3,500.00 to $74,999.31
Weighted Average APR	2.660%
Range of APRs	0.00% to 14.14%
Approximate Weighted Average Original Payments to Maturity	65	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	54	payments
Range of Remaining Payments to Maturity	2 to 72	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	90.62%	(New)
	9.38%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	87.25%	(Nissan)
	12.75%	(Infiniti)

Geographic Distribution of the Receivables

State(3)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	15.44%
California	12.97%
Florida	6.70%
Illinois	5.11%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(4)	640	900	769	84,653	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	22,171	26.19%		$333,923,366.26	21.70%
0.50% to 0.99%	5,857	6.92		110,173,255.56	7.16
1.00% to 1.99%	9,100	10.75		161,294,471.97	10.48
2.00% to 2.99%	16,452	19.43		294,699,275.43	19.15
3.00% to 3.99%	13,500	15.95		277,588,226.41	18.04
4.00% to 4.99%	9,739	11.50		196,805,685.06	12.79
5.00% to 5.99%	4,653	5.50		100,827,275.48	6.55
6.00% to 6.99%	2,053	2.43		43,730,081.00	2.84
7.00% to 7.99%	747	0.88		14,153,137.01	0.92
8.00% to 8.99%	268	0.32		4,574,304.01	0.30
9.00% to 9.99%	74	0.09		539,530.34	0.04
10.00% to 10.99%	18	0.02		125,023.06	0.01
11.00% to 11.99%	12	0.01		62,888.93	0.00	(5)
12.00% to 12.99%	6	0.01		24,168.78	0.00	(5)
13.00% to 13.99%	2	0.00	(5)	5,414.93	0.00	(5)
14.00% to 14.99%	1	0.00	(5)	11,733.47	0.00	(5)

Totals(2)	84,653	100.00%		$1,538,537,837.70	100.00%

(1)	The aggregate principal balance and each of the other characteristics set forth herein for the NAROT 2015-A transaction are based on the pool of receivables as of the Statistical Cut-off Date. The characteristics of the pool of receivables as of the Cut-off Date varied somewhat from the characteristics as of the Statistical Cut-off Date, but the variance was not material.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2015-B (“NAROT 2015-B”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	July 22, 2015
Statistical Cut-off Date	June 30, 2015
Cut-off Date	June 30, 2015
Number of Receivables	67,819
Aggregate Principal Balance	$1,424,589,987.18
Average Principal Balance	$21,005.77
Range of Principal Balances	$2,013.00 to $73,176.35
Average Original Amount Financed	$24,193.05
Range of Original Amounts Financed	$5,000.00 to $74,973.01
Weighted Average APR	2.440%
Range of APRs	0.00% to 11.14%
Approximate Weighted Average Original Payments to Maturity	65	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	58	payments
Range of Remaining Payments to Maturity	3 to 72	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	90.50%	(New)
	9.50%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	88.75%	(Nissan)
	11.25%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	15.50%
California	13.72%
Florida	6.90%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(3)	640	900	774	67,819	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	14,309	21.10%		$304,475,492.28	21.37%
0.50% to 0.99%	3,917	5.78		102,270,031.45	7.18
1.00% to 1.99%	10,536	15.54		222,519,452.04	15.62
2.00% to 2.99%	15,671	23.11		305,927,479.07	21.47
3.00% to 3.99%	11,261	16.60		236,809,561.57	16.62
4.00% to 4.99%	7,575	11.17		157,139,695.12	11.03
5.00% to 5.99%	2,787	4.11		57,770,436.14	4.06
6.00% to 6.99%	1,479	2.18		31,692,189.32	2.22
7.00% to 7.99%	240	0.35		5,442,760.57	0.38
8.00% to 8.99%	36	0.05		482,677.18	0.03
9.00% to 9.99%	4	0.01		34,607.26	0.00	(4)
10.00% to 10.99%	3	0.00	(4)	21,307.69	0.00	(4)
11.00% to 11.99%	1	0.00	(4)	4,297.49	0.00	(4)

Totals(1)	67,819	100.00%		$1,424,589,987.18	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(3)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2015-C (“NAROT 2015-C”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	October 14, 2015
Statistical Cut-off Date	August 31, 2015
Cut-off Date	September 30, 2015
Number of Receivables	68,271
Aggregate Principal Balance(1)	$1,345,647,501.16
Average Principal Balance	$19,710.38
Range of Principal Balances	$2,000.00 to $62,983.71
Average Original Amount Financed	$24,253.82
Range of Original Amounts Financed	$4,097.50 to $65,000.00
Weighted Average APR	2.580%
Range of APRs	0.00% to 13.99%
Approximate Weighted Average Original Payments to Maturity	65	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	57	payments
Range of Remaining Payments to Maturity	2 to 71	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	90.86%	(New)
	9.14%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	92.97%	(Nissan)
	7.03%	(Infiniti)

Geographic Distribution of the Receivables

State(3)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	14.18%
California	11.32%
Florida	7.35%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(4)	640	900	772	68,271	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	18,762	27.48%		$413,143,356.40	30.70%
0.50% to 0.99%	2,730	4.00		64,522,695.74	4.79
1.00% to 1.99%	6,717	9.84		127,267,806.14	9.46
2.00% to 2.99%	9,364	13.72		163,680,690.31	12.16
3.00% to 3.99%	12,379	18.13		232,858,771.27	17.30
4.00% to 4.99%	8,750	12.82		166,795,407.35	12.40
5.00% to 5.99%	4,513	6.61		83,747,899.22	6.22
6.00% to 6.99%	2,879	4.22		50,267,139.74	3.74
7.00% to 7.99%	1,556	2.28		30,400,065.38	2.26
8.00% to 8.99%	396	0.58		8,564,331.56	0.64
9.00% to 9.99%	182	0.27		3,499,778.49	0.26
10.00% to 10.99%	39	0.06		884,299.20	0.07
11.00% to 11.99%	3	0.00	(5)	12,783.10	0.00	(5)
13.00% to 13.99%	1	0.00	(5)	2,477.26	0.00	(5)

Totals(2)	68,271	100.00%		$1,345,647,501.16	100.00%

(1)	The aggregate principal balance and each of the other characteristics set forth herein for the NAROT 2015-C transaction are based on the pool of receivables as of the Statistical Cut-off Date. The characteristics of the pool of receivables as of the Cut-off Date varied somewhat from the characteristics as of the Statistical Cut-off Date, but the variance was not material.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2016-A (“NAROT 2016-A”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	February 10, 2016
Statistical Cut-off Date	December 31, 2015
Cut-off Date	January 31, 2016
Number of Receivables	55,256
Aggregate Principal Balance(1)	$1,148,482,643.73
Average Principal Balance	$20,784.76
Range of Principal Balances	$2,000.00 to $62,969.93
Average Original Amount Financed	$25,639.82
Range of Original Amounts Financed	$5,000.00 to $64,968.74
Weighted Average APR	2.660%
Range of APRs	0.00% to 10.39%
Approximate Weighted Average Original Payments to Maturity	66	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	57	payments
Range of Remaining Payments to Maturity	2 to 71	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	93.10%	(New)
	6.90%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	82.66%	(Nissan)
	17.34%	(Infiniti)

Geographic Distribution of the Receivables

State(3)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	15.64%
California	11.96%
Florida	8.11%
Illinois	5.02%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(4)	640	900	763	55,256	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	11,899	21.53%	$242,168,570.94	21.09%
0.50% to 0.99%	3,669	6.64	67,119,330.10	5.84
1.00% to 1.99%	7,506	13.58	155,297,054.31	13.52
2.00% to 2.99%	10,963	19.84	243,080,722.86	21.17
3.00% to 3.99%	8,836	15.99	184,195,049.41	16.04
4.00% to 4.99%	6,034	10.92	123,313,629.28	10.74
5.00% to 5.99%	3,588	6.49	71,395,723.00	6.22
6.00% to 6.99%	1,888	3.42	40,056,168.60	3.49
7.00% to 7.99%	745	1.35	18,960,758.84	1.65
8.00% to 8.99%	122	0.22	2,824,668.21	0.25
9.00% to 9.99%	4	0.01	60,759.62	0.01
10.00% to 10.99%	2	0.00 (5)	10,208.56	0.00 (5)

Totals(2)	55,256	100.00%	$1,148,482,643.73	100.00%

(1)	The aggregate principal balance and each of the other characteristics set forth herein for the NAROT 2016-A transaction are based on the pool of receivables as of the Statistical Cut-off Date. The characteristics of the pool of receivables as of the Cut-off Date varied somewhat from the characteristics as of the Statistical Cut-off Date, but the variance was not material.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2016-B (“NAROT 2016-B”)

Composition of the Receivables as of the Cut-off Date

Closing Date	April 27, 2016
Cut-off Date	March 31, 2016
Number of Receivables	90,699
Aggregate Principal Balance	$1,656,592,636.57
Average Principal Balance	$18,264.73
Range of Principal Balances	$2,000.00 to $62,118.25
Average Original Amount Financed	$24,048.83
Range of Original Amounts Financed	$3,542.88 to $65,000.00
Weighted Average APR	2.100%
Range of APRs	0.00% to 12.19%
Approximate Weighted Average Original Payments to Maturity	66	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	56	payments
Range of Remaining Payments to Maturity	3 to 72	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	91.22%	(New)
	8.78%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	98.70%	(Nissan)
	1.30%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Texas	13.04%
California	11.77%
Florida	7.83%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
FICO Score(3)	640	900	771	90,699	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)		Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	31,953	35.23%		$615,030,432.22	37.13%
0.50% to 0.99%	4,530	4.99		75,175,899.29	4.54
1.00% to 1.99%	11,772	12.98		175,789,609.39	10.61
2.00% to 2.99%	13,595	14.99		238,492,416.05	14.40
3.00% to 3.99%	14,105	15.55		255,984,715.20	15.45
4.00% to 4.99%	8,858	9.77		176,435,187.06	10.65
5.00% to 5.99%	3,847	4.24		76,258,662.33	4.60
6.00% to 6.99%	1,251	1.38		25,180,700.85	1.52
7.00% to 7.99%	543	0.60		12,670,779.40	0.76
8.00% to 8.99%	197	0.22		4,642,509.39	0.28
9.00% to 9.99%	39	0.04		879,167.19	0.05
10.00% to 10.99%	7	0.01		46,666.12	0.00	(4)
11.00% to 11.99%	1	0.00	(4)	3,763.88	0.00	(4)
12.00% to 12.99%	1	0.00	(4)	2,128.20	0.00	(4)

Totals(1)	90,699	100.00%		$1,656,592,636.57	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2016-C (“NAROT 2016-C”)

Composition of the Receivables as of the Statistical Cut-off Date

Closing Date	August 10, 2016
Statistical Cut-off Date	June 30, 2016
Cut-off Date	July 31, 2016
Number of Receivables	80,643
Aggregate Principal Balance(1)	$1,459,778,277.77
Average Principal Balance	$18,101.74
Range of Principal Balances	$2,000.00 to $61,029.41
Average Original Amount Financed	$23,856.46
Range of Original Amounts Financed	$4,901.92 to $64,904.84
Weighted Average APR	2.130%
Range of APRs	0.00% to 13.29%
Approximate Weighted Average Original Payments to Maturity	65	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	54	payments
Range of Remaining Payments to Maturity	4 to 72	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(2)	91.03%	(New)
	8.97%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(2)	98.70%	(Nissan)
	1.30%	(Infiniti)

Geographic Distribution of the Receivables

State(3)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
Texas	12.82%
California	11.50%
Florida	7.62%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
FICO Score(4)	640	900	774	80,643	100.00%	100.00%

Distribution by APR of the Receivables as of the Statistical Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Statistical Cut-off Date Principal Balance ($)	Percentage of Aggregate Statistical Cut-off Date Principal Balance (%)
0.00% to 0.49%	28,020	34.75%	$536,252,131.79	36.74%
0.50% to 0.99%	5,061	6.28	85,336,734.99	5.85
1.00% to 1.99%	7,391	9.17	115,148,301.84	7.89
2.00% to 2.99%	13,783	17.09	231,396,019.46	15.85
3.00% to 3.99%	12,706	15.76	222,265,817.00	15.23
4.00% to 4.99%	8,486	10.52	159,092,899.80	10.90
5.00% to 5.99%	2,967	3.68	63,933,392.14	4.38
6.00% to 6.99%	1,426	1.77	30,838,819.07	2.11
7.00% to 7.99%	535	0.66	11,434,081.85	0.78
8.00% to 8.99%	187	0.23	3,262,931.69	0.22
9.00% to 9.99%	51	0.06	530,361.02	0.04
10.00% to 10.99%	16	0.02	170,032.37	0.01
11.00% to 11.99%	6	0.01	63,272.87	0.00	(5)
12.00% to 12.99%	5	0.01	43,820.48	0.00	(5)
13.00% to 13.99%	3	0.00 (5)	9,661.40	0.00	(5)

Totals(2)	80,643	100.00%	$1,459,778,277.77	100.00%

(1)	The aggregate principal balance and each of the other characteristics set forth herein for the NAROT 2016-C transaction are based on the pool of receivables as of the Statistical Cut-off Date. The characteristics of the pool of receivables as of the Cut-off Date varied somewhat from the characteristics as of the Statistical Cut-off Date, but the variance was not material.

(2)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(3)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(4)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(5)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2017-A (“NAROT 2017-A”)

Composition of the Receivables as of the Cut-off Date

Closing Date	March 28, 2017
Cut-off Date	February 28, 2017
Number of Receivables	50,499
Aggregate Principal Balance	$1,112,068,200.74
Average Principal Balance	$22,021.59
Range of Principal Balances	$2,000.00 to $73,738.24
Average Original Amount Financed	$27,817.41
Range of Original Amounts Financed	$3,750.00 to $79,915.43
Weighted Average APR	2.05%
Range of APRs	0.00% to 10.07%
Approximate Weighted Average Original Payments to Maturity	66	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	54	payments
Range of Remaining Payments to Maturity	2 to 69	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.45%	(New)
	5.55%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	78.67%	(Nissan)
	21.33%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Texas	17.89%
California	16.90%
Florida	6.83%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
FICO Score(3)	660	900	775	50,499	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	15,895	31.48%	$332,229,798.59	29.87%
0.50% to 0.99%	5,288	10.47	141,443,152.15	12.72
1.00% to 1.99%	6,773	13.41	171,811,373.24	15.45
2.00% to 2.99%	6,957	13.78	147,746,463.61	13.29
3.00% to 3.99%	6,293	12.46	128,554,149.32	11.56
4.00% to 4.99%	5,932	11.75	117,912,121.51	10.60
5.00% to 5.99%	2,196	4.35	45,210,882.01	4.07
6.00% to 6.99%	781	1.55	17,483,521.15	1.57
7.00% to 7.99%	230	0.46	5,544,753.81	0.50
8.00% to 8.99%	120	0.24	3,155,382.61	0.28
9.00% to 9.99%	32	0.06	918,107.76	0.08
10.00% to 10.99%	2	0.00 (4)	58,494.98	0.01

Totals(1)	50,499	100.00%	$1,112,068,200.74	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)	October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

Nissan Auto Receivables Owner Trust 2017-B (“NAROT 2017-B”)

Composition of the Receivables as of the Cut-off Date

Closing Date	August 23, 2017
Cut-off Date	July 31, 2017
Number of Receivables	90,183
Aggregate Principal Balance	$1,543,518,690.50
Average Principal Balance	$17,115.41
Range of Principal Balances	$2,000.00 to $70,328.06
Average Original Amount Financed	$25,949.49
Range of Original Amounts Financed	$4,536.69 to $80,000.00
Weighted Average APR	1.64%
Range of APRs	0.00% to 10.57%
Approximate Weighted Average Original Payments to Maturity	67	payments
Range of Original Payments to Maturity	18 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	49	payments
Range of Remaining Payments to Maturity	2 to 67	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.66%	(New)
	5.34%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	95.38%	(Nissan)
	4.62%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Texas	13.41%
California	13.27%
Florida	6.91%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
FICO Score(3)	660	900	772	90,183	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	40,318	44.71%	$751,282,688.11	48.67%
0.50% to 0.99%	8,312	9.22	149,403,410.19	9.68
1.00% to 1.99%	5,059	5.61	79,533,598.28	5.15
2.00% to 2.99%	12,316	13.66	176,496,927.42	11.43
3.00% to 3.99%	10,255	11.37	155,476,477.30	10.07
4.00% to 4.99%	8,771	9.73	135,123,207.85	8.75
5.00% to 5.99%	2,890	3.20	52,027,165.55	3.37
6.00% to 6.99%	1,245	1.38	22,689,650.57	1.47
7.00% to 7.99%	593	0.66	11,941,865.43	0.77
8.00% to 8.99%	310	0.34	6,856,587.42	0.44
9.00% to 9.99%	104	0.12	2,414,200.32	0.16
10.00% to 10.99%	10	0.01	272,912.06	0.02

Totals(1)	90,183	100.00%	$1,543,518,690.50	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Cut-off Date.

(3)	October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

Nissan Auto Receivables Owner Trust 2017-C (“NAROT 2017-C”)

Composition of the Receivables as of the Cut-off Date

Closing Date	December 13, 2017
Cut-off Date	October 31, 2017
Number of Receivables	86,929
Aggregate Principal Balance	$1,662,304,331.51
Average Principal Balance	$19,122.55
Range of Principal Balances	$2,000.00 to $72,401.05
Average Original Amount Financed	$25,915.96
Range of Original Amounts Financed	$4,000.00 to $79,941.95
Weighted Average APR	2.16%
Range of APRs	0.00% to 11.00%
Approximate Weighted Average Original Payments to Maturity	67	payments
Range of Original Payments to Maturity	12 to 75	payments
Approximate Weighted Average Remaining Payments to Maturity	53	payments
Range of Remaining Payments to Maturity	2 to 69	payments
Approximate Percentage by Principal Balance of Receivables of New, Near-New and Used Vehicles(1)	94.38%	(New)
	5.62%	(Near-New)
	0.00%	(Used)
Approximate Percentage by Principal Balance of Receivables Financed through Nissan and Infiniti Dealers(1)	97.66%	(Nissan)
	2.34%	(Infiniti)

Geographic Distribution of the Receivables

State(2)	Percentage of Aggregate Cut-off Date Principal Balance (%)
Texas	15.00%
California	11.74%
Florida	7.78%

Credit Scores of the Receivables

	Minimum	Maximum	Weighted Average	Number of Receivables	Percentage of Total Number of Receivables (%)	Percentage of Aggregate Cut-off Date Principal Balance (%)
FICO Score(3)	660	900	775	86,929	100.00%	100.00%

Distribution by APR of the Receivables as of the Cut-off Date

Range of APRs (%)	Number of Receivables	Percentage of Total Number of Receivables (%)	Cut-off Date Principal Balance ($)	Percentage of Aggregate Cut-off Date Principal Balance (%)
0.00% to 0.49%	25,499	29.33%	$563,640,962.70	33.91%
0.50% to 0.99%	7,757	8.92	163,492,983.24	9.84
1.00% to 1.99%	4,703	5.41	89,580,325.43	5.39
2.00% to 2.99%	17,386	20.00	278,035,370.62	16.73
3.00% to 3.99%	13,544	15.58	234,031,316.96	14.08
4.00% to 4.99%	12,231	14.07	211,470,416.50	12.72
5.00% to 5.99%	3,816	4.39	77,916,273.11	4.69
6.00% to 6.99%	1,398	1.61	31,239,938.80	1.88
7.00% to 7.99%	399	0.46	8,553,894.65	0.51
8.00% to 8.99%	151	0.17	3,351,829.54	0.20
9.00% to 9.99%	35	0.04	718,671.55	0.04
10.00% to 10.99%	9	0.01	232,397.35	0.01
11.00% to 11.99%	1	0.00 (4)	39,951.06	0.00 (4)

Totals(1)	86,929	100.00%	$1,662,304,331.51	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

(2)	Geographic distribution of the receivables which represent greater than 5% of the aggregate principal balance as of the Statistical Cut-off Date.

(3)	In October 2001, NMAC changed its underwriting standards for retail customers by migrating to the generic auto “Beacon Score Card,” which use algorithms developed by Fair Isaac Corporation, or FICO, to assess credit risk. See “The Receivables — Underwriting Procedures” in this Prospectus.

(4)	Less than 0.005% but greater than 0.000%.

NAROT 2013-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2013-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2013-C

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2014-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2014-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2015-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2015-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2015-C

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2016-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2016-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2016-C

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2017-A

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2017-B

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

NAROT 2017-C

Pool Factor(1)(2)(3)

(1)	Prepayment assumption based on 1.3% ABS speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of Pool Factor, you should refer to “Note Factors and Pool Factors” in this Prospectus.

Prepayment Speeds

Set forth below is historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for all included series for each month following each such series issuance for as long as such series remains outstanding. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this Prospectus.

Monthly Prepayment Speed(1)(2)

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. The data used to complete the information reflected with respect to later months is based on less than all series listed because more recently issued series will only be reflected to the extent of their current number of months outstanding and earlier issued series may have amortized more quickly than the number of months reflected on the above graph.

(2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(3)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series outstanding in such month divided by the total number of series outstanding in such month.

NAROT 2013-A, 2013-B, and 2013-C

61+ Days Delinquency as a Percentage of Outstanding Pool Balance

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2014-A and 2014-B

61+ Days Delinquency as a Percentage of Outstanding Pool Balance

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2015-A, 2015-B, and 2015-C

61+ Days Delinquency as a Percentage of Outstanding Pool Balance

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2016-A, 2016-B, and 2016-C

61+ Days Delinquency as a Percentage of Outstanding Pool Balance

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2017-A, 2017-B, and 2017-C

61+ Days Delinquency as a Percentage of Outstanding Pool Balance

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due. See “Prepayments, Delinquencies, Repossessions and Net Credit Losses — Delinquency, Repossession and Credit Loss Information” in this Prospectus.

NAROT 2013-A, 2013-B, and 2013-C

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2014-A and 2014-B

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2015-A, 2015-B, and 2015-C

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2016-A, 2016-B, and 2016-C

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

NAROT 2017-A, 2017-B, and 2017-C

Cumulative Net Credit Losses as a Percentage of Aggregate Principal Balance(1)

(1)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page B-1 of this Prospectus which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for each of the series represented in the above graph beginning on page A-1 of this Prospectus under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

APPENDIX B

HISTORICAL POOL PERFORMANCE

The information presented in this Appendix B to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of retail installment sale contracts established prior to January 1, 2013, is not deemed to be part of this Prospectus or the registration statement.

Nissan Auto Receivables Owner Trust 2013-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Jan-13	1,420,618,040.38	1,367,888,179.25	0.962882	147	3,146,985.83	0	0.00	0	0.00
2	Feb-13	1,367,888,179.25	1,320,985,696.37	0.929867	159	3,292,432.67	20	478,414.92	0	0.00
3	Mar-13	1,320,985,696.37	1,273,059,713.47	0.896131	185	3,428,536.04	37	921,586.50	2	60,327.99
4	Apr-13	1,273,059,713.47	1,224,282,991.98	0.861796	166	3,430,056.69	40	784,474.46	7	236,662.08
5	May-13	1,224,282,991.98	1,179,885,430.60	0.830544	198	3,549,150.85	40	823,458.30	12	247,362.87
6	Jun-13	1,179,885,430.60	1,140,314,312.51	0.802689	241	4,613,378.24	58	1,040,930.17	11	171,640.20
7	Jul-13	1,140,314,312.51	1,097,685,384.03	0.772682	253	4,721,050.53	68	1,213,956.28	13	248,633.53
8	Aug-13	1,097,685,384.03	1,056,739,596.19	0.743859	282	5,227,596.66	53	1,090,711.23	15	241,016.46
9	Sep-13	1,056,739,596.19	1,017,459,452.59	0.716209	276	5,077,569.34	71	1,261,874.55	13	261,158.39
10	Oct-13	1,017,459,452.59	978,550,152.66	0.688820	284	5,300,278.80	61	1,027,334.45	13	209,612.66
11	Nov-13	978,550,152.66	944,274,153.46	0.664692	298	5,367,478.76	78	1,489,022.40	16	261,148.65
12	Dec-13	944,274,153.46	907,996,051.27	0.639156	313	5,417,756.46	89	1,673,112.96	28	439,665.44
13	Jan-14	907,996,051.27	870,448,559.36	0.612725	311	5,480,037.46	75	1,350,224.10	12	206,122.39
14	Feb-14	870,448,559.36	837,385,380.96	0.589451	227	3,971,424.71	61	1,036,970.46	19	329,773.45
15	Mar-14	837,385,380.96	800,823,209.87	0.563715	232	3,865,108.25	42	788,037.06	8	77,235.07
16	Apr-14	800,823,209.87	765,256,476.73	0.538679	231	3,907,161.44	62	992,737.57	8	108,189.62
17	May-14	765,256,476.73	731,055,852.62	0.514604	258	4,053,263.08	54	987,294.38	18	288,814.32
18	Jun-14	731,055,852.62	697,570,047.28	0.491033	301	4,946,350.33	66	1,049,571.71	12	219,427.55
19	Jul-14	697,570,047.28	664,128,349.33	0.467493	317	4,972,523.45	75	1,223,855.91	13	223,094.18
20	Aug-14	664,128,349.33	633,360,907.80	0.445835	334	5,045,693.26	68	1,064,292.75	22	354,014.05
21	Sep-14	633,360,907.80	601,538,969.12	0.423435	263	4,034,860.74	71	1,121,707.72	12	195,750.12
22	Oct-14	601,538,969.12	571,699,027.78	0.402430	297	4,362,487.50	56	769,149.69	9	150,171.46
23	Nov-14	571,699,027.78	547,244,233.54	0.385216	327	4,612,412.08	81	1,123,321.33	13	219,250.34
24	Dec-14	547,244,233.54	519,694,156.90	0.365823	365	4,776,579.36	83	1,219,260.64	20	263,851.81
25	Jan-15	519,694,156.90	492,991,619.06	0.347026	337	4,357,788.27	88	1,089,202.60	18	276,568.39

Nissan Auto Receivables Owner Trust 2013-A — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
26	Feb-15	492,991,619.06	470,138,897.28	0.330940	244	3,136,042.54	76	991,864.50	15	187,686.28
27	Mar-15	470,138,897.28	443,244,620.66	0.312008	253	3,222,976.05	50	589,925.37	12	124,262.56
28	Apr-15	443,244,620.66	418,453,406.97	0.294557	241	2,915,437.70	58	685,333.82	6	87,942.19
29	May-15	418,453,406.97	396,474,959.47	0.279086	252	3,009,712.00	68	782,262.35	8	86,462.28
30	Jun-15	396,474,959.47	372,964,645.93	0.262537	258	3,049,024.16	45	473,444.26	14	118,174.35
31	Jul-15	372,964,645.93	351,202,065.58	0.247218	252	2,847,820.03	60	686,422.69	13	125,317.70
32	Aug-15	351,202,065.58	331,607,978.68	0.233425	270	2,881,780.09	64	625,931.07	15	129,254.01
33	Sep-15	331,607,978.68	311,707,925.11	0.219417	274	2,810,000.94	71	712,823.47	13	107,859.13
34	Oct-15	311,707,925.11	292,739,888.95	0.206065	334	3,413,369.76	69	553,437.04	11	98,617.98
35	Nov-15	292,739,888.95	275,822,099.96	0.194156	311	3,247,528.15	90	847,190.63	22	136,000.11
36	Dec-15	275,822,099.96	258,505,815.99	0.181967	292	3,008,480.51	90	870,575.30	25	140,977.78
37	Jan-16	258,505,815.99	242,657,043.38	0.170811	281	2,764,438.40	89	907,296.19	24	179,583.70
38	Feb-16	242,657,043.38	226,527,595.52	0.159457	233	2,248,082.83	42	343,954.78	14	142,827.64
39	Mar-16	226,527,595.52	209,711,244.61	0.147620	207	1,890,448.87	52	412,816.11	6	46,047.60
40	Apr-16	209,711,244.61	195,435,925.33	0.137571	215	1,850,759.25	46	281,447.27	7	30,560.06
41	May-16	195,435,925.33	180,993,702.04	0.127405	199	1,672,499.13	67	543,203.72	13	67,046.31
42	Jun-16	180,993,702.04	167,139,260.41	0.117652	212	1,704,888.22	58	454,204.65	10	63,943.91
43	Jul-16	167,139,260.41	154,465,753.83	0.108731	230	1,912,107.71	63	445,619.95	15	120,357.62
44	Aug-16	154,465,753.83	141,415,428.25	0.099545	196	1,534,281.73	50	378,625.89	8	53,174.01
45	Sep-16	141,415,428.25	129,635,511.30	0.091253	201	1,382,472.19	52	338,003.81	13	59,408.48
46	Oct-16	129,635,511.30	118,912,929.55	0.083705	220	1,504,159.25	67	392,451.27	15	110,892.58
47	Nov-16	118,912,929.55	108,763,620.75	0.076561	176	1,290,940.59	64	410,858.05	12	54,815.38
48	Dec-16	108,763,620.75	99,442,527.52	0.069999	188	1,331,502.08	65	433,262.67	15	61,228.34
49	Jan-17	99,442,527.52	89,739,934.90	0.063170	174	1,096,843.51	43	317,047.00	10	40,823.28
50	Feb-17	89,739,934.90	81,208,244.98	0.057164	152	954,123.30	54	332,297.95	12	68,375.31
51	Mar-17	81,208,244.98	71,868,798.04	0.050590	149	871,574.47	34	179,278.10	10	41,109.67
52	Apr-17	71,868,798.04	0.00	0.000000	167	1,002,468.02	39	181,716.82	5	5,755.49

Nissan Auto Receivables Owner Trust 2013-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Jan-13	147	3,146,985.83	0.23%	187,717.84	0.00	187,717.84	187,717.84	0.013%	1.80%
2	Feb-13	179	3,770,847.59	0.29%	269,840.34	46,153.82	223,686.52	411,404.36	0.029%	1.55%
3	Mar-13	224	4,410,450.53	0.35%	347,635.13	14,889.00	332,746.13	744,150.49	0.052%	1.65%
4	Apr-13	213	4,451,193.23	0.36%	686,556.50	258,235.06	428,321.44	1,172,471.93	0.083%	1.74%
5	May-13	250	4,619,972.02	0.39%	774,669.91	403,124.65	371,545.26	1,544,017.19	0.109%	1.55%
6	Jun-13	310	5,825,948.61	0.51%	718,637.07	389,642.56	328,994.51	1,873,011.70	0.132%	1.31%
7	Jul-13	334	6,183,640.34	0.56%	520,576.23	424,939.64	95,636.59	1,968,648.29	0.139%	1.52%
8	Aug-13	350	6,559,324.35	0.62%	626,829.90	323,048.12	303,781.78	2,272,430.07	0.160%	1.50%
9	Sep-13	360	6,600,602.28	0.65%	773,772.90	334,830.67	438,942.23	2,711,372.30	0.191%	1.44%
10	Oct-13	358	6,537,225.91	0.67%	662,677.56	305,533.90	357,143.66	3,068,515.96	0.216%	1.46%
11	Nov-13	392	7,117,649.81	0.75%	576,263.59	388,866.40	187,397.19	3,255,913.15	0.229%	1.22%
12	Dec-13	430	7,530,534.86	0.83%	751,499.62	286,458.90	465,040.72	3,720,953.87	0.262%	1.38%
13	Jan-14	398	7,036,383.95	0.81%	805,939.78	459,834.49	346,105.29	4,067,059.16	0.286%	1.49%
14	Feb-14	307	5,338,168.62	0.64%	528,823.04	493,372.50	35,450.54	4,102,509.70	0.289%	1.29%
15	Mar-14	282	4,730,380.38	0.59%	531,685.09	463,419.51	68,265.58	4,170,775.28	0.294%	1.54%
16	Apr-14	301	5,008,088.63	0.65%	435,020.89	370,271.20	64,749.69	4,235,524.97	0.298%	1.52%
17	May-14	330	5,329,371.78	0.73%	379,789.09	347,715.89	32,073.20	4,267,598.17	0.300%	1.49%
18	Jun-14	379	6,215,349.59	0.89%	496,895.12	297,116.55	199,778.57	4,467,376.74	0.314%	1.49%
19	Jul-14	405	6,419,473.54	0.97%	278,487.00	277,931.10	555.90	4,467,932.64	0.315%	1.55%
20	Aug-14	424	6,464,000.06	1.02%	394,403.78	209,645.06	184,758.72	4,652,691.36	0.328%	1.45%
21	Sep-14	346	5,352,318.58	0.89%	420,852.41	148,273.35	272,579.06	4,925,270.42	0.347%	1.55%
22	Oct-14	362	5,281,808.65	0.92%	399,812.45	300,419.10	99,393.35	5,024,663.77	0.354%	1.48%
23	Nov-14	421	5,954,983.75	1.09%	237,883.68	230,419.72	7,463.96	5,032,127.73	0.354%	1.19%
24	Dec-14	468	6,259,691.81	1.20%	278,807.77	192,493.22	86,314.55	5,118,442.28	0.360%	1.44%
25	Jan-15	443	5,723,559.26	1.16%	428,480.96	228,101.00	200,379.96	5,318,822.24	0.374%	1.43%
26	Feb-15	335	4,315,593.32	0.92%	342,843.38	282,621.73	60,221.65	5,379,043.89	0.379%	1.20%

Nissan Auto Receivables Owner Trust 2013-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
27	Mar-15	315	3,937,163.98	0.89%	619,781.91	269,053.42	350,728.49	5,729,772.38	0.403%	1.51%
28	Apr-15	305	3,688,713.71	0.88%	239,015.70	278,877.19	(39,861.49)	5,689,910.89	0.401%	1.43%
29	May-15	328	3,878,436.63	0.98%	211,455.49	210,537.79	917.70	5,690,828.59	0.401%	1.28%
30	Jun-15	317	3,640,642.77	0.98%	217,271.02	162,792.87	54,478.15	5,745,306.74	0.404%	1.45%
31	Jul-15	325	3,659,560.42	1.04%	177,185.28	253,455.63	(76,270.35)	5,669,036.39	0.399%	1.38%
32	Aug-15	349	3,636,965.17	1.10%	181,570.06	91,928.80	89,641.26	5,758,677.65	0.405%	1.27%
33	Sep-15	358	3,630,683.54	1.16%	277,144.02	207,835.26	69,308.76	5,827,986.41	0.410%	1.33%
34	Oct-15	414	4,065,424.78	1.39%	250,546.18	196,060.11	54,486.07	5,882,472.48	0.414%	1.31%
35	Nov-15	423	4,230,718.89	1.53%	113,075.54	180,224.90	(67,149.36)	5,815,323.12	0.409%	1.22%
36	Dec-15	407	4,020,033.59	1.56%	256,090.71	112,674.06	143,416.65	5,958,739.77	0.419%	1.29%
37	Jan-16	394	3,851,318.29	1.59%	178,656.30	136,137.39	42,518.91	6,001,258.68	0.422%	1.21%
38	Feb-16	289	2,734,865.25	1.21%	294,679.47	226,380.56	68,298.91	6,069,557.59	0.427%	1.27%
39	Mar-16	265	2,349,312.58	1.12%	143,475.82	218,824.47	(75,348.65)	5,994,208.94	0.422%	1.36%
40	Apr-16	268	2,162,766.58	1.11%	105,675.04	235,338.83	(129,663.79)	5,864,545.15	0.413%	1.24%
41	May-16	279	2,282,749.16	1.26%	51,358.21	144,736.56	(93,378.35)	5,771,166.80	0.406%	1.30%
42	Jun-16	280	2,223,036.78	1.33%	161,519.48	110,926.74	50,592.74	5,821,759.54	0.410%	1.29%
43	Jul-16	308	2,478,085.28	1.60%	74,021.25	137,610.91	(63,589.66)	5,758,169.88	0.405%	1.23%
44	Aug-16	254	1,966,081.63	1.39%	139,957.28	120,901.00	19,056.28	5,777,226.16	0.407%	1.33%
45	Sep-16	266	1,779,884.48	1.37%	75,248.16	211,235.57	(135,987.41)	5,641,238.75	0.397%	1.27%
46	Oct-16	302	2,007,503.10	1.69%	74,730.93	81,550.51	(6,819.58)	5,634,419.17	0.397%	1.22%
47	Nov-16	252	1,756,614.02	1.62%	108,558.40	89,863.77	18,694.63	5,653,113.80	0.398%	1.20%
48	Dec-16	268	1,825,993.09	1.84%	60,159.57	119,150.67	(58,991.10)	5,594,122.70	0.394%	1.19%
49	Jan-17	227	1,454,713.79	1.62%	124,044.96	97,609.16	26,435.80	5,620,558.50	0.396%	1.27%
50	Feb-17	218	1,354,796.56	1.67%	31,862.43	90,856.50	(58,994.07)	5,561,564.43	0.391%	1.20%
51	Mar-17	193	1,091,962.24	1.52%	83,320.61	114,962.23	(31,641.62)	5,529,922.81	0.389%	1.32%
52	Apr-17	211	1,189,940.33	0.00%	37,924.52	93,417.34	(55,492.82)	5,474,429.99	0.385%	1.69%

Nissan Auto Receivables Owner Trust 2013-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Jul-13	1,477,265,721.68	1,423,044,396.11	0.963296	201	3,558,542.62	1	23,926.24	0	0.00
2	Aug-13	1,423,044,396.11	1,373,150,775.87	0.929522	276	4,993,684.43	26	488,119.69	3	65,613.19
3	Sep-13	1,373,150,775.87	1,327,627,802.89	0.898706	310	5,531,974.15	52	1,058,697.32	6	82,330.48
4	Oct-13	1,327,627,802.89	1,282,170,587.16	0.867935	336	5,696,995.87	55	1,065,138.69	10	181,163.15
5	Nov-13	1,282,170,587.16	1,240,692,971.74	0.839858	350	5,787,668.85	82	1,372,936.44	14	258,794.23
6	Dec-13	1,240,692,971.74	1,196,897,041.66	0.810211	395	6,470,925.49	87	1,468,406.64	25	339,270.84
7	Jan-14	1,196,897,041.66	1,152,599,381.64	0.780225	363	5,895,431.60	75	1,168,283.10	19	291,187.94
8	Feb-14	1,152,599,381.64	1,112,583,690.26	0.753137	300	4,824,831.59	64	1,068,793.60	15	226,419.23
9	Mar-14	1,112,583,690.26	1,069,240,528.09	0.723797	289	4,788,366.26	56	879,722.47	6	83,995.12
10	Apr-14	1,069,240,528.09	1,027,567,099.50	0.695587	290	4,550,239.22	56	927,883.80	16	224,604.18
11	May-14	1,027,567,099.50	986,890,667.99	0.668052	344	5,391,643.45	71	1,158,196.71	11	176,712.57
12	Jun-14	986,890,667.99	947,055,084.63	0.641086	334	5,225,949.25	87	1,340,569.10	15	243,053.14
13	Jul-14	947,055,084.63	907,204,844.32	0.614111	348	5,232,705.14	85	1,293,334.66	22	312,594.23
14	Aug-14	907,204,844.32	870,647,602.31	0.589364	402	6,361,509.77	83	1,230,737.28	21	250,552.89
15	Sep-14	870,647,602.31	833,689,540.44	0.564346	332	5,037,453.21	83	1,258,154.19	16	249,212.32
16	Oct-14	833,689,540.44	797,132,704.46	0.539600	366	5,426,015.24	65	1,006,769.98	24	364,785.93
17	Nov-14	797,132,704.46	766,289,576.58	0.518722	397	5,484,972.91	109	1,680,330.05	21	335,653.32
18	Dec-14	766,289,576.58	730,317,067.33	0.494371	412	5,527,469.33	115	1,707,145.84	22	331,534.42
19	Jan-15	730,317,067.33	695,399,542.57	0.470734	392	5,327,143.92	85	1,148,003.33	29	386,636.22
20	Feb-15	695,399,542.57	665,871,819.23	0.450746	309	3,687,544.33	84	1,186,099.21	17	204,747.95
21	Mar-15	665,871,819.23	631,980,551.14	0.427804	303	3,733,156.80	55	670,528.98	11	143,323.26
22	Apr-15	631,980,551.14	600,369,071.28	0.406406	277	3,272,094.80	68	857,923.32	13	112,354.30
23	May-15	600,369,071.28	571,078,012.07	0.386578	331	4,004,434.21	72	860,062.52	17	176,262.65
24	Jun-15	571,078,012.07	539,982,966.31	0.365529	320	3,626,666.04	56	681,587.04	14	159,089.28
25	Jul-15	539,982,966.31	510,305,748.35	0.345439	337	4,019,542.63	70	763,069.65	4	51,175.22

Nissan Auto Receivables Owner Trust 2013-B — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
26	Aug-15	510,305,748.35	484,084,820.23	0.327690	336	3,794,411.27	76	885,282.88	8	98,255.48
27	Sep-15	484,084,820.23	457,209,597.78	0.309497	360	3,706,602.72	73	855,414.46	7	131,476.61
28	Oct-15	457,209,597.78	431,623,848.81	0.292178	401	4,169,295.50	71	731,005.65	13	140,439.68
29	Nov-15	431,623,848.81	408,488,297.68	0.276516	346	3,436,641.35	84	846,947.59	12	113,049.07
30	Dec-15	408,488,297.68	383,987,672.79	0.259931	389	3,591,631.94	90	843,432.23	27	251,873.24
31	Jan-16	383,987,672.79	360,718,181.32	0.244180	408	3,627,805.68	113	891,601.71	16	135,779.69
32	Feb-16	360,718,181.32	338,273,717.53	0.228986	288	2,530,561.31	80	636,982.82	16	86,467.29
33	Mar-16	338,273,717.53	315,601,061.60	0.213639	299	2,376,795.46	50	479,019.79	13	103,309.78
34	Apr-16	315,601,061.60	295,271,356.52	0.199877	266	2,058,317.22	71	587,272.19	10	115,405.70
35	May-16	295,271,356.52	275,179,155.19	0.186276	291	2,235,366.98	61	431,091.37	17	142,620.64
36	Jun-16	275,179,155.19	256,289,477.95	0.173489	269	1,984,391.96	53	443,431.13	13	110,946.71
37	Jul-16	256,289,477.95	238,507,213.51	0.161452	294	2,072,226.21	78	542,619.75	14	101,887.21
38	Aug-16	238,507,213.51	220,151,274.72	0.149026	275	1,869,188.86	71	419,579.33	8	40,734.17
39	Sep-16	220,151,274.72	203,312,616.02	0.137628	267	1,674,994.22	80	464,196.37	15	72,375.34
40	Oct-16	203,312,616.02	187,332,972.58	0.126811	296	1,840,172.95	75	455,151.45	18	92,809.22
41	Nov-16	187,332,972.58	172,239,779.04	0.116594	272	1,652,393.18	73	416,035.86	14	97,709.43
42	Dec-16	172,239,779.04	158,198,528.19	0.107089	321	1,867,948.97	85	475,143.33	17	73,542.50
43	Jan-17	158,198,528.19	143,626,939.49	0.097225	256	1,393,625.39	79	421,033.24	23	75,048.85
44	Feb-17	143,626,939.49	130,804,899.29	0.088545	219	1,231,299.25	62	322,566.89	18	70,720.47
45	Mar-17	130,804,899.29	116,955,735.17	0.079170	206	1,051,113.85	41	155,565.10	13	44,812.12
46	Apr-17	116,955,735.17	106,041,753.07	0.071782	193	1,007,439.70	64	304,900.37	11	27,340.10
47	May-17	106,041,753.07	94,581,246.49	0.064025	190	935,368.15	48	251,565.25	14	36,999.39
48	Jun-17	94,581,246.49	84,145,888.74	0.056961	175	905,166.13	43	156,387.41	11	48,165.95
49	Jul-17	84,145,888.74	74,590,035.67	0.050492	193	913,957.88	50	233,664.08	11	32,017.76
50	Aug-17	74,590,035.67	0.00	0.000000	177	822,479.42	45	159,616.09	15	39,219.16

Nissan Auto Receivables Owner Trust 2013-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Jul-13	202	3,582,468.86	0.25%	121,137.66	0.00	121,137.66	121,137.66	0.008%	1.68%
2	Aug-13	305	5,547,417.31	0.40%	255,413.85	20,300.00	235,113.85	356,251.51	0.024%	1.51%
3	Sep-13	368	6,673,001.95	0.50%	408,557.74	172,244.00	236,313.74	592,565.25	0.040%	1.32%
4	Oct-13	401	6,943,297.71	0.54%	760,254.04	123,591.18	636,662.86	1,229,228.11	0.083%	1.36%
5	Nov-13	446	7,419,399.52	0.60%	808,067.48	381,343.98	426,723.50	1,655,951.61	0.112%	1.18%
6	Dec-13	507	8,278,602.97	0.69%	647,025.72	235,720.51	411,305.21	2,067,256.82	0.140%	1.34%
7	Jan-14	457	7,354,902.64	0.64%	851,986.27	445,265.61	406,720.66	2,473,977.48	0.167%	1.41%
8	Feb-14	379	6,120,044.42	0.55%	588,952.35	370,486.46	218,465.89	2,692,443.37	0.182%	1.24%
9	Mar-14	351	5,752,083.85	0.54%	408,350.23	632,036.14	(223,685.91)	2,468,757.46	0.167%	1.46%
10	Apr-14	362	5,702,727.20	0.55%	445,064.36	301,579.39	143,484.97	2,612,242.43	0.177%	1.41%
11	May-14	426	6,726,552.73	0.68%	341,245.03	316,962.33	24,282.70	2,636,525.13	0.178%	1.40%
12	Jun-14	436	6,809,571.49	0.72%	307,261.78	224,800.88	82,460.90	2,718,986.03	0.184%	1.39%
13	Jul-14	455	6,838,634.03	0.75%	540,757.09	215,610.31	325,146.78	3,044,132.81	0.206%	1.44%
14	Aug-14	506	7,842,799.94	0.90%	574,048.62	122,439.11	451,609.51	3,495,742.32	0.237%	1.30%
15	Sep-14	431	6,544,819.72	0.79%	361,424.97	249,287.25	112,137.72	3,607,880.04	0.244%	1.36%
16	Oct-14	455	6,797,571.15	0.85%	386,516.47	220,499.49	166,016.98	3,773,897.02	0.255%	1.41%
17	Nov-14	527	7,500,956.28	0.98%	304,302.00	285,295.06	19,006.94	3,792,903.96	0.257%	1.11%
18	Dec-14	549	7,566,149.59	1.04%	438,323.15	232,750.76	205,572.39	3,998,476.35	0.271%	1.45%
19	Jan-15	506	6,861,783.47	0.99%	386,938.23	173,605.67	213,332.56	4,211,808.91	0.285%	1.43%
20	Feb-15	410	5,078,391.49	0.76%	383,964.91	245,744.26	138,220.65	4,350,029.56	0.294%	1.16%
21	Mar-15	369	4,547,009.04	0.72%	661,755.10	286,503.30	375,251.80	4,725,281.36	0.320%	1.45%
22	Apr-15	358	4,242,372.42	0.71%	372,742.44	250,165.88	122,576.56	4,847,857.92	0.328%	1.37%
23	May-15	420	5,040,759.38	0.88%	413,795.60	249,245.67	164,549.93	5,012,407.85	0.339%	1.31%
24	Jun-15	390	4,467,342.36	0.83%	360,739.96	196,978.05	163,761.91	5,176,169.76	0.350%	1.45%
25	Jul-15	411	4,833,787.50	0.95%	393,704.75	365,923.34	27,781.41	5,203,951.17	0.352%	1.42%
26	Aug-15	420	4,777,949.63	0.99%	228,345.48	247,057.41	(18,711.93)	5,185,239.24	0.351%	1.26%

Nissan Auto Receivables Owner Trust 2013-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
27	Sep-15	440	4,693,493.79	1.03%	210,813.56	242,459.04	(31,645.48)	5,153,593.76	0.349%	1.34%
28	Oct-15	485	5,040,740.83	1.17%	313,378.92	180,116.43	133,262.49	5,286,856.25	0.358%	1.31%
29	Nov-15	442	4,396,638.01	1.08%	212,403.19	155,031.05	57,372.14	5,344,228.39	0.362%	1.22%
30	Dec-15	506	4,686,937.41	1.22%	186,119.06	241,530.33	(55,411.27)	5,288,817.12	0.358%	1.35%
31	Jan-16	537	4,655,187.08	1.29%	271,284.83	153,390.04	117,894.79	5,406,711.91	0.366%	1.32%
32	Feb-16	384	3,254,011.42	0.96%	291,353.36	255,502.91	35,850.45	5,442,562.36	0.368%	1.31%
33	Mar-16	362	2,959,125.03	0.94%	206,524.85	234,173.77	(27,648.92)	5,414,913.44	0.367%	1.37%
34	Apr-16	347	2,760,995.11	0.94%	209,668.75	245,584.45	(35,915.70)	5,378,997.74	0.364%	1.26%
35	May-16	369	2,809,078.99	1.02%	242,753.27	114,731.17	128,022.10	5,507,019.84	0.373%	1.32%
36	Jun-16	335	2,538,769.80	0.99%	115,105.10	178,834.46	(63,729.36)	5,443,290.48	0.368%	1.28%
37	Jul-16	386	2,716,733.17	1.14%	136,935.93	168,181.16	(31,245.23)	5,412,045.25	0.366%	1.25%
38	Aug-16	354	2,329,502.36	1.06%	147,241.37	185,739.22	(38,497.85)	5,373,547.40	0.364%	1.33%
39	Sep-16	362	2,211,565.93	1.09%	85,302.10	200,115.33	(114,813.23)	5,258,734.17	0.356%	1.27%
40	Oct-16	389	2,388,133.62	1.27%	105,585.27	88,694.87	16,890.40	5,275,624.57	0.357%	1.29%
41	Nov-16	359	2,166,138.47	1.26%	184,400.43	158,978.78	25,421.65	5,301,046.22	0.359%	1.27%
42	Dec-16	423	2,416,634.80	1.53%	123,740.53	118,910.97	4,829.56	5,305,875.78	0.359%	1.23%
43	Jan-17	358	1,889,707.48	1.32%	115,317.63	104,576.69	10,740.94	5,316,616.72	0.360%	1.32%
44	Feb-17	299	1,624,586.61	1.24%	71,530.14	150,388.51	(78,858.37)	5,237,758.35	0.355%	1.27%
45	Mar-17	260	1,251,491.07	1.07%	109,520.47	129,277.27	(19,756.80)	5,218,001.55	0.353%	1.38%
46	Apr-17	268	1,339,680.17	1.26%	88,582.09	92,321.70	(3,739.61)	5,214,261.94	0.353%	1.20%
47	May-17	252	1,223,932.79	1.29%	25,321.46	121,868.51	(96,547.05)	5,117,714.89	0.346%	1.33%
48	Jun-17	229	1,109,719.49	1.32%	62,117.68	115,105.18	(52,987.50)	5,064,727.39	0.343%	1.30%
49	Jul-17	254	1,179,639.72	1.58%	74,145.08	120,308.13	(46,163.05)	5,018,564.34	0.340%	1.28%
50	Aug-17	237	1,021,314.67	0.00%	45,859.06	110,721.97	(64,862.91)	4,953,701.43	0.335%	1.69%

Nissan Auto Receivables Owner Trust 2013-C

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Dec-13	833,333,333.31	808,809,059.07	0.970571	69	1,649,551.87	0	0.00	0	0.00
2	Jan-14	808,809,059.07	785,172,068.14	0.942206	101	2,333,932.54	15	337,888.09	2	73,523.60
3	Feb-14	785,172,068.14	763,019,273.79	0.915623	84	1,869,018.63	21	510,677.98	4	67,617.77
4	Mar-14	763,019,273.79	739,200,174.36	0.887040	99	2,325,841.15	12	263,823.38	3	63,236.03
5	Apr-14	739,200,174.36	715,242,203.46	0.858291	88	2,054,599.97	16	331,918.72	3	63,919.75
6	May-14	715,242,203.46	691,810,920.08	0.830173	139	2,948,051.52	20	467,360.31	3	36,329.56
7	Jun-14	691,810,920.08	669,633,962.32	0.803561	160	3,402,677.75	30	663,711.89	4	122,369.40
8	Jul-14	669,633,962.32	646,337,709.25	0.775605	169	3,549,829.86	38	829,117.38	10	190,539.50
9	Aug-14	646,337,709.25	623,809,573.49	0.748571	160	3,227,798.73	42	913,008.69	14	327,971.48
10	Sep-14	623,809,573.49	601,108,645.20	0.721330	154	3,141,290.48	34	598,192.65	12	275,996.41
11	Oct-14	601,108,645.20	579,284,649.64	0.695142	182	3,570,035.05	29	555,985.76	6	104,135.88
12	Nov-14	579,284,649.64	561,049,772.98	0.673260	181	3,514,451.33	58	1,048,326.37	14	281,294.53
13	Dec-14	561,049,772.98	539,670,120.91	0.647604	182	3,530,380.64	44	817,685.64	13	236,892.13
14	Jan-15	539,670,120.91	518,179,523.05	0.621815	176	3,429,826.96	49	888,930.14	20	398,113.10
15	Feb-15	518,179,523.05	499,895,002.32	0.599874	139	2,615,174.05	31	550,950.93	10	139,584.18
16	Mar-15	499,895,002.32	476,688,727.43	0.572026	149	2,767,047.72	21	409,244.73	4	46,450.54
17	Apr-15	476,688,727.43	456,041,331.08	0.547250	157	2,808,302.80	36	560,077.57	3	77,705.97
18	May-15	456,041,331.08	435,875,413.92	0.523050	183	3,302,826.22	42	720,591.47	8	98,321.71
19	Jun-15	435,875,413.92	415,172,640.39	0.498207	171	3,096,135.51	34	582,052.93	9	115,486.01
20	Jul-15	415,172,640.39	395,496,027.66	0.474595	161	2,900,137.96	38	713,821.99	8	123,373.45
21	Aug-15	395,496,027.66	377,543,484.94	0.453052	183	3,128,448.26	35	593,999.54	5	84,563.71
22	Sep-15	377,543,484.94	359,300,683.55	0.431161	181	3,049,315.58	31	541,420.77	6	90,325.08
23	Oct-15	359,300,683.55	341,459,530.17	0.409751	191	2,957,118.64	36	614,344.10	6	100,284.81
24	Nov-15	341,459,530.17	325,983,088.70	0.391180	181	2,815,986.92	43	725,427.00	8	131,125.52
25	Dec-15	325,983,088.70	309,232,403.99	0.371079	196	2,989,241.60	65	903,786.51	2	39,643.74
26	Jan-16	309,232,403.99	293,641,140.43	0.352369	191	2,783,013.08	57	855,343.11	15	146,859.63

Nissan Auto Receivables Owner Trust 2013-C — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
27	Feb-16	293,641,140.43	278,369,252.23	0.334043	142	1,988,029.67	40	644,454.48	12	155,647.53
28	Mar-16	278,369,252.23	262,057,234.54	0.314469	131	1,845,411.15	29	426,538.48	7	108,098.49
29	Apr-16	262,057,234.54	247,505,559.04	0.297007	138	1,733,658.58	30	425,793.01	3	45,212.66
30	May-16	247,505,559.04	233,746,110.97	0.280495	153	1,784,775.59	45	560,915.72	3	30,675.71
31	Jun-16	233,746,110.97	220,036,128.48	0.264043	158	1,803,997.21	40	514,591.49	9	56,500.34
32	Jul-16	220,036,128.48	208,186,209.70	0.249823	188	2,258,634.03	48	517,721.74	5	53,122.40
33	Aug-16	208,186,209.70	195,992,578.51	0.235191	151	1,898,030.68	43	553,593.68	10	62,975.74
34	Sep-16	195,992,578.51	184,006,915.45	0.220808	140	1,724,985.07	37	468,247.69	10	91,269.59
35	Oct-16	184,006,915.45	173,384,685.50	0.208062	152	1,843,092.97	41	503,374.59	9	78,796.64
36	Nov-16	173,384,685.50	163,202,986.41	0.195844	150	1,740,428.22	35	460,674.59	8	79,046.02
37	Dec-16	163,202,986.41	153,483,432.34	0.184180	168	1,821,068.62	36	442,259.02	7	63,176.27
38	Jan-17	153,483,432.34	143,022,708.92	0.171627	154	1,689,535.29	30	381,137.96	6	79,183.67
39	Feb-17	143,022,708.92	133,923,766.39	0.160709	132	1,401,271.64	31	350,755.40	8	106,264.11
40	Mar-17	133,923,766.39	123,230,013.54	0.147876	125	1,310,468.22	28	299,457.73	5	54,096.17
41	Apr-17	123,230,013.54	114,624,512.97	0.137549	109	1,045,429.54	43	433,540.36	6	65,160.72
42	May-17	114,624,512.97	105,775,927.25	0.126931	123	1,154,789.08	35	358,499.14	9	95,279.26
43	Jun-17	105,775,927.25	97,403,547.57	0.116884	108	958,474.50	26	277,656.86	5	31,895.61
44	Jul-17	97,403,547.57	89,223,731.04	0.107068	135	1,134,315.80	38	352,607.03	1	13,387.56
45	Aug-17	89,223,731.04	81,216,845.81	0.097460	112	918,697.13	37	334,438.23	8	82,216.02
46	Sep-17	81,216,845.81	74,238,573.84	0.089086	114	961,931.07	27	198,574.85	10	79,324.28
47	Oct-17	74,238,573.84	67,081,842.16	0.080498	95	722,645.28	21	181,396.03	10	54,719.36
48	Nov-17	67,081,842.16	60,689,372.67	0.072827	102	671,300.71	27	226,116.53	2	16,173.65
49	Dec-17	60,689,372.67	54,493,319.22	0.065392	122	744,718.85	31	199,747.44	0	0.00

Nissan Auto Receivables Owner Trust 2013-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Dec-13	69	1,649,551.87	0.20%	145,371.45	0.00	145,371.45	145,371.45	0.017%	1.23%
2	Jan-14	118	2,745,344.23	0.35%	27,517.65	62,720.15	(35,202.50)	110,168.95	0.013%	1.17%
3	Feb-14	109	2,447,314.38	0.32%	312,347.94	51,283.70	261,064.24	371,233.19	0.045%	1.04%
4	Mar-14	114	2,652,900.56	0.36%	289,723.74	121,202.92	168,520.82	539,754.01	0.065%	1.25%
5	Apr-14	107	2,450,438.44	0.34%	301,324.27	113,577.87	187,746.40	727,500.41	0.087%	1.30%
6	May-14	162	3,451,741.39	0.50%	385,692.11	211,139.76	174,552.35	902,052.76	0.108%	1.28%
7	Jun-14	194	4,188,759.04	0.63%	164,970.60	227,980.64	(63,010.04)	839,042.72	0.101%	1.19%
8	Jul-14	217	4,569,486.74	0.71%	214,895.43	157,929.55	56,965.88	896,008.60	0.108%	1.34%
9	Aug-14	216	4,468,778.90	0.72%	309,272.90	99,554.73	209,718.17	1,105,726.77	0.133%	1.30%
10	Sep-14	200	4,015,479.54	0.67%	459,505.86	29,913.12	429,592.74	1,535,319.51	0.184%	1.36%
11	Oct-14	217	4,230,156.69	0.73%	267,227.13	179,562.45	87,664.68	1,622,984.19	0.195%	1.33%
12	Nov-14	253	4,844,072.23	0.86%	248,870.67	187,616.33	61,254.34	1,684,238.53	0.202%	0.97%
13	Dec-14	239	4,584,958.41	0.85%	405,669.57	139,008.24	266,661.33	1,950,899.86	0.234%	1.35%
14	Jan-15	245	4,716,870.20	0.91%	222,261.38	134,300.81	87,960.57	2,038,860.43	0.245%	1.40%
15	Feb-15	180	3,305,709.16	0.66%	179,612.72	105,745.40	73,867.32	2,112,727.75	0.254%	1.09%
16	Mar-15	174	3,222,742.99	0.68%	474,639.62	217,065.58	257,574.04	2,370,301.79	0.284%	1.63%
17	Apr-15	196	3,446,086.34	0.76%	245,366.07	127,409.66	117,956.41	2,488,258.20	0.299%	1.44%
18	May-15	233	4,121,739.40	0.95%	366,901.89	159,898.60	207,003.29	2,695,261.49	0.323%	1.44%
19	Jun-15	214	3,793,674.45	0.91%	259,764.45	141,266.89	118,497.56	2,813,759.05	0.338%	1.53%
20	Jul-15	207	3,737,333.40	0.94%	305,194.96	191,338.12	113,856.84	2,927,615.89	0.351%	1.48%
21	Aug-15	223	3,807,011.51	1.01%	324,023.60	145,263.31	178,760.29	3,106,376.18	0.373%	1.38%
22	Sep-15	218	3,681,061.43	1.02%	165,457.02	185,249.90	(19,792.88)	3,086,583.30	0.370%	1.45%
23	Oct-15	233	3,671,747.55	1.08%	272,173.32	250,165.69	22,007.63	3,108,590.93	0.373%	1.45%
24	Nov-15	232	3,672,539.44	1.13%	385,725.30	136,200.80	249,524.50	3,358,115.43	0.403%	1.23%
25	Dec-15	263	3,932,671.85	1.27%	397,485.08	75,746.80	321,738.28	3,679,853.71	0.442%	1.42%
26	Jan-16	263	3,785,215.82	1.29%	174,183.72	229,558.47	(55,374.75)	3,624,478.96	0.435%	1.37%

Nissan Auto Receivables Owner Trust 2013-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
27	Feb-16	194	2,788,131.68	1.00%	241,568.32	121,963.97	119,604.35	3,744,083.31	0.449%	1.37%
28	Mar-16	167	2,380,048.12	0.91%	326,095.84	147,816.33	178,279.51	3,922,362.82	0.471%	1.52%
29	Apr-16	171	2,204,664.25	0.89%	221,785.12	207,936.67	13,848.45	3,936,211.27	0.472%	1.39%
30	May-16	201	2,376,367.02	1.02%	129,616.55	155,362.25	(25,745.70)	3,910,465.57	0.469%	1.34%
31	Jun-16	207	2,375,089.04	1.08%	55,299.02	100,784.15	(45,485.13)	3,864,980.44	0.464%	1.38%
32	Jul-16	241	2,829,478.17	1.36%	88,488.40	101,506.29	(13,017.89)	3,851,962.55	0.462%	1.19%
33	Aug-16	204	2,514,600.10	1.28%	115,996.12	116,222.09	(225.97)	3,851,736.58	0.462%	1.31%
34	Sep-16	187	2,284,502.35	1.24%	117,520.27	145,209.48	(27,689.21)	3,824,047.37	0.459%	1.33%
35	Oct-16	202	2,425,264.20	1.40%	148,731.49	84,189.42	64,542.07	3,888,589.44	0.467%	1.19%
36	Nov-16	193	2,280,148.83	1.40%	165,043.31	91,135.92	73,907.39	3,962,496.83	0.475%	1.16%
37	Dec-16	211	2,326,503.91	1.52%	183,054.35	81,465.40	101,588.95	4,064,085.78	0.488%	1.13%
38	Jan-17	190	2,149,856.92	1.50%	130,437.45	101,076.07	29,361.38	4,093,447.16	0.491%	1.29%
39	Feb-17	171	1,858,291.15	1.39%	60,847.88	125,228.79	(64,380.91)	4,029,066.25	0.483%	1.13%
40	Mar-17	158	1,664,022.12	1.35%	109,643.80	155,399.77	(45,755.97)	3,983,310.28	0.478%	1.39%
41	Apr-17	158	1,544,130.62	1.35%	90,773.39	48,631.98	42,141.41	4,025,451.69	0.483%	1.20%
42	May-17	167	1,608,567.48	1.52%	97,883.86	82,777.71	15,106.15	4,040,557.84	0.485%	1.28%
43	Jun-17	139	1,268,026.97	1.30%	160,992.48	94,134.18	66,858.30	4,107,416.14	0.493%	1.26%
44	Jul-17	174	1,500,310.39	1.68%	108,389.15	101,561.81	6,827.34	4,114,243.48	0.494%	1.28%
45	Aug-17	157	1,335,351.38	1.64%	62,285.95	75,156.02	(12,870.07)	4,101,373.41	0.492%	1.30%
46	Sep-17	151	1,239,830.20	1.67%	81,434.11	59,601.17	21,832.94	4,123,206.35	0.495%	1.24%
47	Oct-17	126	958,760.67	1.43%	65,697.33	107,821.69	(42,124.36)	4,081,081.99	0.490%	1.31%
48	Nov-17	131	913,590.89	1.51%	26,005.56	85,124.91	(59,119.35)	4,021,962.64	0.483%	1.24%
49	Dec-17	153	944,466.29	1.73%	37,435.18	83,710.85	(46,275.67)	3,975,686.97	0.477%	1.26%

Nissan Auto Receivables Owner Trust 2014-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Feb-14	1,041,666,670.96	1,005,592,390.00	0.965369	102	1,940,943.40	0	0.00	0	0.00
2	Mar-14	1,005,592,390.00	968,802,113.35	0.930050	122	2,258,355.08	13	250,474.77	0	0.00
3	Apr-14	968,802,113.35	934,174,708.58	0.896808	141	2,481,611.50	27	502,175.99	6	115,154.76
4	May-14	934,174,708.58	902,096,572.14	0.866013	189	3,387,802.83	35	641,838.63	9	126,576.06
5	Jun-14	902,096,572.14	871,954,561.14	0.837076	188	3,345,960.73	45	885,792.24	13	243,365.89
6	Jul-14	871,954,561.14	839,801,730.78	0.806210	223	4,150,089.51	36	639,641.03	16	344,345.68
7	Aug-14	839,801,730.78	811,321,428.02	0.778869	252	4,548,554.37	40	734,450.03	15	254,439.37
8	Sep-14	811,321,428.02	781,620,345.88	0.750356	198	3,371,536.47	59	1,153,903.42	11	174,477.53
9	Oct-14	781,620,345.88	752,934,880.06	0.722817	240	4,129,301.03	46	798,919.10	11	209,366.62
10	Nov-14	752,934,880.06	728,991,282.19	0.699832	241	3,774,255.75	54	953,653.69	19	308,281.78
11	Dec-14	728,991,282.19	701,175,963.92	0.673129	285	4,449,494.09	51	835,720.40	16	317,891.21
12	Jan-15	701,175,963.92	673,658,020.11	0.646712	243	3,954,224.44	59	978,564.99	13	240,288.48
13	Feb-15	673,658,020.11	649,500,021.21	0.623520	213	3,285,046.13	47	829,314.42	15	215,229.88
14	Mar-15	649,500,021.21	621,014,529.27	0.596174	178	2,605,154.74	46	739,211.71	9	183,797.33
15	Apr-15	621,014,529.27	595,015,188.17	0.571215	168	2,572,116.58	45	685,582.12	7	107,145.66
16	May-15	595,015,188.17	571,083,217.83	0.548240	226	3,366,788.65	36	534,884.15	9	137,474.93
17	Jun-15	571,083,217.83	545,008,747.14	0.523208	202	2,855,700.43	43	684,039.56	9	133,431.09
18	Jul-15	545,008,747.14	519,950,816.50	0.499153	212	2,858,898.83	50	704,831.02	11	157,010.90
19	Aug-15	519,950,816.50	496,669,073.17	0.476802	231	3,366,420.95	47	620,107.82	9	88,405.50
20	Sep-15	496,669,073.17	473,509,467.87	0.454569	226	3,250,949.70	51	693,105.15	8	80,700.83
21	Oct-15	473,509,467.87	451,761,435.42	0.433691	242	3,480,383.19	48	711,927.00	7	110,389.46
22	Nov-15	451,761,435.42	432,139,694.96	0.414854	243	3,177,629.99	52	798,271.67	5	90,028.00
23	Dec-15	432,139,694.96	411,173,774.97	0.394727	263	3,576,559.69	62	878,261.92	12	129,441.04
24	Jan-16	411,173,774.97	391,142,677.16	0.375497	271	3,472,190.70	61	803,526.74	16	200,896.49
25	Feb-16	391,142,677.16	371,603,566.86	0.356739	228	2,928,679.13	47	580,261.52	13	132,466.80

Nissan Auto Receivables Owner Trust 2014-A — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
26	Mar-16	371,603,566.86	350,747,000.01	0.336717	190	2,271,671.30	46	667,229.80	7	30,216.95
27	Apr-16	350,747,000.01	332,380,205.82	0.319085	169	1,955,185.50	43	528,247.47	6	60,288.55
28	May-16	332,380,205.82	314,459,331.79	0.301881	194	2,259,772.37	37	438,984.30	8	69,043.49
29	Jun-16	314,459,331.79	296,794,348.55	0.284923	210	2,361,785.95	45	537,352.04	9	87,563.22
30	Jul-16	296,794,348.55	280,349,902.01	0.269136	224	2,490,774.19	62	693,039.85	13	146,593.79
31	Aug-16	280,349,902.01	263,221,157.35	0.252692	207	2,176,198.06	56	615,506.16	7	73,450.64
32	Sep-16	263,221,157.35	246,923,021.18	0.237046	211	2,023,254.73	41	390,543.88	14	108,167.49
33	Oct-16	246,923,021.18	232,739,788.64	0.223430	229	2,209,813.14	59	525,602.02	10	71,891.40
34	Nov-16	232,739,788.64	219,115,044.11	0.210350	210	1,981,958.15	54	552,581.11	12	109,263.36
35	Dec-16	219,115,044.11	205,962,626.24	0.197724	220	2,184,914.65	72	659,003.23	9	69,952.52
36	Jan-17	205,962,626.24	192,002,099.25	0.184322	214	2,142,091.18	49	440,712.60	13	89,596.91
37	Feb-17	192,002,099.25	179,943,886.82	0.172746	155	1,452,550.84	53	480,675.44	10	30,674.74
38	Mar-17	179,943,886.82	166,599,093.74	0.159935	153	1,388,823.74	37	280,540.13	11	73,770.12
39	Apr-17	166,599,093.74	155,381,545.39	0.149166	163	1,527,211.51	50	402,706.64	10	73,603.69
40	May-17	155,381,545.39	143,673,160.55	0.137926	138	1,259,870.90	36	251,810.18	6	25,843.84
41	Jun-17	143,673,160.55	132,512,286.45	0.127212	145	1,312,352.71	38	355,181.12	4	3,105.87
42	Jul-17	132,512,286.45	122,539,544.76	0.117638	175	1,513,965.77	45	340,810.89	6	55,704.15
43	Aug-17	122,539,544.76	112,622,575.60	0.108118	142	1,205,558.31	48	385,309.54	13	94,584.83
44	Sep-17	112,622,575.60	103,777,710.92	0.099627	149	1,271,524.68	33	292,438.75	9	81,752.50
45	Oct-17	103,777,710.92	94,588,204.60	0.090805	145	1,090,243.99	29	212,610.54	9	68,533.85
46	Nov-17	94,588,204.60	86,288,577.41	0.082837	130	1,083,661.97	32	198,637.45	5	14,994.26
47	Dec-17	86,288,577.41	78,545,919.59	0.075404	155	1,176,050.24	34	207,754.88	4	10,901.08

Nissan Auto Receivables Owner Trust 2014-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Feb-14	102	1,940,943.40	0.19%	136,567.07	0.00	136,567.07	136,567.07	0.013%	1.60%
2	Mar-14	135	2,508,829.85	0.26%	350,117.51	14,068.29	336,049.22	472,616.29	0.045%	1.69%
3	Apr-14	174	3,098,942.25	0.33%	224,662.38	122,292.65	102,369.73	574,986.02	0.055%	1.58%
4	May-14	233	4,156,217.52	0.46%	287,666.35	163,105.95	124,560.40	699,546.42	0.067%	1.43%
5	Jun-14	246	4,475,118.86	0.51%	192,056.18	154,929.02	37,127.16	736,673.58	0.071%	1.32%
6	Jul-14	275	5,134,076.22	0.61%	473,319.46	181,455.92	291,863.54	1,028,537.12	0.099%	1.51%
7	Aug-14	307	5,537,443.77	0.68%	341,115.81	154,016.87	187,098.94	1,215,636.06	0.117%	1.30%
8	Sep-14	268	4,699,917.42	0.60%	484,501.25	112,514.77	371,986.48	1,587,622.54	0.152%	1.43%
9	Oct-14	297	5,137,586.75	0.68%	542,219.67	161,245.50	380,974.17	1,968,596.71	0.189%	1.39%
10	Nov-14	314	5,036,191.22	0.69%	181,451.87	340,090.77	(158,638.90)	1,809,957.81	0.174%	1.03%
11	Dec-14	352	5,603,105.70	0.80%	390,598.36	117,530.29	273,068.07	2,083,025.88	0.200%	1.39%
12	Jan-15	315	5,173,077.91	0.77%	468,723.62	210,493.31	258,230.31	2,341,256.19	0.225%	1.40%
13	Feb-15	275	4,329,590.43	0.67%	351,394.93	75,823.68	275,571.25	2,616,827.44	0.251%	1.17%
14	Mar-15	233	3,528,163.78	0.57%	692,014.42	329,357.72	362,656.70	2,979,484.14	0.286%	1.54%
15	Apr-15	220	3,364,844.36	0.57%	396,138.88	303,057.81	93,081.07	3,072,565.21	0.295%	1.40%
16	May-15	271	4,039,147.73	0.71%	291,598.54	191,794.66	99,803.88	3,172,369.09	0.305%	1.30%
17	Jun-15	254	3,673,171.08	0.67%	290,950.67	231,032.78	59,917.89	3,232,286.98	0.310%	1.51%
18	Jul-15	273	3,720,740.75	0.72%	308,075.85	210,155.72	97,920.13	3,330,207.11	0.320%	1.47%
19	Aug-15	287	4,074,934.27	0.82%	352,596.42	172,499.53	180,096.89	3,510,304.00	0.337%	1.38%
20	Sep-15	285	4,024,755.68	0.85%	190,325.34	178,725.87	11,599.47	3,521,903.47	0.338%	1.41%
21	Oct-15	297	4,302,699.65	0.95%	397,105.02	226,694.46	170,410.56	3,692,314.03	0.354%	1.34%
22	Nov-15	300	4,065,929.66	0.94%	367,623.97	187,690.41	179,933.56	3,872,247.59	0.372%	1.19%
23	Dec-15	337	4,584,262.65	1.11%	298,947.70	205,236.16	93,711.54	3,965,959.13	0.381%	1.35%
24	Jan-16	348	4,476,613.93	1.14%	257,662.57	128,509.27	129,153.30	4,095,112.43	0.393%	1.34%
25	Feb-16	288	3,641,407.45	0.98%	240,709.94	125,411.94	115,298.00	4,210,410.43	0.404%	1.33%
26	Mar-16	243	2,969,118.05	0.85%	191,520.71	208,885.12	(17,364.41)	4,193,046.02	0.403%	1.48%

Nissan Auto Receivables Owner Trust 2014-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
27	Apr-16	218	2,543,721.52	0.77%	214,501.74	140,493.91	74,007.83	4,267,053.85	0.410%	1.32%
28	May-16	239	2,767,800.16	0.88%	175,134.62	170,108.34	5,026.28	4,272,080.13	0.410%	1.32%
29	Jun-16	264	2,986,701.21	1.01%	116,339.90	162,804.90	(46,465.00)	4,225,615.13	0.406%	1.37%
30	Jul-16	299	3,330,407.83	1.19%	108,498.20	148,689.15	(40,190.95)	4,185,424.18	0.402%	1.30%
31	Aug-16	270	2,865,154.86	1.09%	255,824.50	82,881.27	172,943.23	4,358,367.41	0.418%	1.40%
32	Sep-16	266	2,521,966.10	1.02%	192,921.03	129,505.20	63,415.83	4,421,783.24	0.424%	1.38%
33	Oct-16	298	2,807,306.56	1.21%	76,753.63	152,671.42	(75,917.79)	4,345,865.45	0.417%	1.22%
34	Nov-16	276	2,643,802.62	1.21%	131,657.34	105,524.55	26,132.79	4,371,998.24	0.420%	1.23%
35	Dec-16	301	2,913,870.40	1.41%	206,970.86	134,493.15	72,477.71	4,444,475.95	0.427%	1.22%
36	Jan-17	276	2,672,400.69	1.39%	120,197.89	113,615.45	6,582.44	4,451,058.39	0.427%	1.34%
37	Feb-17	218	1,963,901.02	1.09%	114,238.51	144,729.85	(30,491.34)	4,420,567.05	0.424%	1.19%
38	Mar-17	201	1,743,133.99	1.05%	97,811.51	147,288.83	(49,477.32)	4,371,089.73	0.420%	1.36%
39	Apr-17	223	2,003,521.84	1.29%	107,486.01	84,437.35	23,048.66	4,394,138.39	0.422%	1.19%
40	May-17	180	1,537,524.92	1.07%	145,820.92	135,735.76	10,085.16	4,404,223.55	0.423%	1.32%
41	Jun-17	187	1,670,639.70	1.26%	106,400.39	115,390.18	(8,989.79)	4,395,233.76	0.422%	1.31%
42	Jul-17	226	1,910,480.81	1.56%	96,160.29	55,003.20	41,157.09	4,436,390.85	0.426%	1.22%
43	Aug-17	203	1,685,452.68	1.50%	77,556.05	99,771.22	(22,215.17)	4,414,175.68	0.424%	1.26%
44	Sep-17	191	1,645,715.93	1.59%	115,656.64	62,238.54	53,418.10	4,467,593.78	0.429%	1.16%
45	Oct-17	183	1,371,388.38	1.45%	125,308.95	116,757.27	8,551.68	4,476,145.46	0.430%	1.29%
46	Nov-17	167	1,297,293.68	1.50%	72,921.69	118,024.59	(45,102.90)	4,431,042.56	0.425%	1.23%
47	Dec-17	193	1,394,706.20	1.78%	52,558.38	55,900.11	(3,341.73)	4,427,700.83	0.425%	1.20%

Nissan Auto Receivables Owner Trust 2014-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Dec-14	885,416,666.65	860,238,030.41	0.971563	92	1,936,881.69	0	0.00	0	0.00
2	Jan-15	860,238,030.41	835,496,278.73	0.943619	118	2,641,084.49	18	427,167.05	0	0.00
3	Feb-15	835,496,278.73	812,135,602.72	0.917236	114	2,390,889.82	24	547,823.86	6	147,270.93
4	Mar-15	812,135,602.72	783,345,605.46	0.884720	92	1,892,087.61	28	463,947.40	2	20,334.41
5	Apr-15	783,345,605.46	757,401,745.22	0.855418	102	2,034,165.35	22	419,863.71	9	172,339.79
6	May-15	757,401,745.22	733,889,631.16	0.828864	166	3,417,116.66	26	445,541.43	5	108,291.93
7	Jun-15	733,889,631.16	707,446,680.33	0.798999	135	2,566,483.72	28	445,660.55	6	70,385.10
8	Jul-15	707,446,680.33	681,518,972.94	0.769716	166	3,200,515.87	32	605,162.81	4	4,359.24
9	Aug-15	681,518,972.94	658,629,449.29	0.743864	145	2,792,956.20	41	826,000.66	14	193,226.80
10	Sep-15	658,629,449.29	635,588,476.69	0.717841	165	3,144,737.57	38	724,798.04	6	100,926.38
11	Oct-15	635,588,476.69	612,491,240.72	0.691755	188	3,519,448.31	43	725,980.74	11	143,629.26
12	Nov-15	612,491,240.72	591,879,745.77	0.668476	171	3,144,993.23	40	821,980.62	15	209,596.20
13	Dec-15	591,879,745.77	569,628,627.52	0.643345	227	4,238,220.47	40	744,731.58	9	133,455.18
14	Jan-16	569,628,627.52	548,011,174.38	0.618930	210	3,774,952.29	37	691,996.97	8	122,533.90
15	Feb-16	548,011,174.38	526,091,191.56	0.594174	147	2,453,455.14	38	699,681.27	7	135,034.29
16	Mar-16	526,091,191.56	502,059,300.95	0.567032	166	2,851,993.90	30	554,181.86	8	107,252.06
17	Apr-16	502,059,300.95	481,428,379.48	0.543731	151	2,651,250.61	38	604,349.54	8	110,814.38
18	May-16	481,428,379.48	460,343,740.17	0.519918	189	3,171,096.21	41	707,302.28	10	110,555.00
19	Jun-16	460,343,740.17	439,210,166.49	0.496049	152	2,326,372.49	45	771,899.78	12	185,915.48
20	Jul-16	439,210,166.49	420,191,732.88	0.474569	225	3,554,489.82	53	830,915.60	13	221,077.98
21	Aug-16	420,191,732.88	399,876,392.75	0.451625	171	2,753,771.16	55	810,578.13	13	168,509.71
22	Sep-16	399,876,392.75	381,108,648.61	0.430429	144	2,203,687.49	49	860,618.68	10	141,023.42
23	Oct-16	381,108,648.61	362,270,929.36	0.409153	199	3,075,878.76	49	746,722.45	7	151,675.92
24	Nov-16	362,270,929.36	344,586,778.32	0.389180	190	2,859,427.16	43	658,559.26	7	92,675.95
25	Dec-16	344,586,778.32	327,453,715.37	0.369830	211	2,884,023.40	58	850,714.05	9	138,532.80

Nissan Auto Receivables Owner Trust 2014-B — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
26	Jan-17	327,453,715.37	309,899,322.18	0.350004	181	2,502,325.59	48	626,847.19	15	198,642.95
27	Feb-17	309,899,322.18	294,443,275.57	0.332548	174	2,347,994.56	39	440,947.59	12	159,543.12
28	Mar-17	294,443,275.57	276,742,967.96	0.312557	163	2,121,096.48	32	345,484.61	8	60,771.39
29	Apr-17	276,742,967.96	262,506,141.37	0.296478	170	2,216,950.02	34	380,485.87	10	68,294.33
30	May-17	262,506,141.37	246,733,148.64	0.278663	189	2,338,612.32	33	398,325.89	11	68,560.32
31	Jun-17	246,733,148.64	232,875,915.72	0.263013	167	2,113,953.52	50	579,692.05	9	93,509.35
32	Jul-17	232,875,915.72	219,789,554.86	0.248233	187	2,299,446.73	33	403,406.20	20	227,971.38
33	Aug-17	219,789,554.86	206,297,697.39	0.232995	163	1,999,080.47	42	492,986.02	7	63,552.17
34	Sep-17	206,297,697.39	194,415,983.25	0.219576	179	2,070,892.65	36	441,431.21	15	181,853.41
35	Oct-17	194,415,983.25	181,785,016.14	0.205310	172	2,017,707.23	30	329,856.44	4	53,416.61
36	Nov-17	181,785,016.14	170,319,204.12	0.192361	157	1,658,116.32	24	322,920.69	10	97,750.75
37	Dec-17	170,319,204.12	159,307,632.75	0.179924	191	2,016,696.05	36	386,325.88	6	79,899.99

Nissan Auto Receivables Owner Trust 2014-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Dec-14	92	1,936,881.69	0.23%	29,292.44	0.00	29,292.44	29,292.44	0.003%	1.10%
2	Jan-15	136	3,068,251.54	0.37%	55,899.77	0.00	55,899.77	85,192.21	0.010%	1.09%
3	Feb-15	144	3,085,984.61	0.38%	95,839.04	2,444.58	93,394.46	178,586.67	0.020%	0.98%
4	Mar-15	122	2,376,369.42	0.30%	527,130.30	53,869.82	473,260.48	651,847.15	0.074%	1.53%
5	Apr-15	133	2,626,368.85	0.35%	254,150.50	124,984.71	129,165.79	781,012.94	0.088%	1.31%
6	May-15	197	3,970,950.02	0.54%	484,945.59	146,029.74	338,915.85	1,119,928.79	0.126%	1.11%
7	Jun-15	169	3,082,529.37	0.44%	386,697.11	188,049.52	198,647.59	1,318,576.38	0.149%	1.43%
8	Jul-15	202	3,810,037.92	0.56%	441,557.50	228,031.39	213,526.11	1,532,102.49	0.173%	1.42%
9	Aug-15	200	3,812,183.66	0.58%	221,897.08	180,324.35	41,572.73	1,573,675.22	0.178%	1.17%
10	Sep-15	209	3,970,461.99	0.62%	398,522.64	137,598.47	260,924.17	1,834,599.39	0.207%	1.22%
11	Oct-15	242	4,389,058.31	0.72%	329,244.46	224,657.78	104,586.68	1,939,186.07	0.219%	1.26%
12	Nov-15	226	4,176,570.05	0.71%	435,222.88	88,356.65	346,866.23	2,286,052.30	0.258%	1.04%
13	Dec-15	276	5,116,407.23	0.90%	594,059.08	193,653.62	400,405.46	2,686,457.76	0.303%	1.25%
14	Jan-16	255	4,589,483.16	0.84%	453,903.21	180,435.61	273,467.60	2,959,925.36	0.334%	1.22%
15	Feb-16	192	3,288,170.70	0.63%	381,258.58	268,404.77	112,853.81	3,072,779.17	0.347%	1.29%
16	Mar-16	204	3,513,427.82	0.70%	346,049.29	268,415.51	77,633.78	3,150,412.95	0.356%	1.52%
17	Apr-16	197	3,366,414.53	0.70%	390,265.83	221,075.71	169,190.12	3,319,603.07	0.375%	1.25%
18	May-16	240	3,988,953.49	0.87%	400,712.18	224,602.41	176,109.77	3,495,712.84	0.395%	1.37%
19	Jun-16	209	3,284,187.75	0.75%	302,334.65	235,764.42	66,570.23	3,562,283.07	0.402%	1.42%
20	Jul-16	291	4,606,483.40	1.10%	272,505.89	134,145.36	138,360.53	3,700,643.60	0.418%	1.25%
21	Aug-16	239	3,732,859.00	0.93%	523,245.26	180,393.65	342,851.61	4,043,495.21	0.457%	1.42%
22	Sep-16	203	3,205,329.59	0.84%	419,874.76	283,849.18	136,025.58	4,179,520.79	0.472%	1.32%
23	Oct-16	255	3,974,277.13	1.10%	258,326.71	310,926.88	(52,600.17)	4,126,920.62	0.466%	1.37%
24	Nov-16	240	3,610,662.37	1.05%	370,743.77	164,144.86	206,598.91	4,333,519.53	0.489%	1.29%
25	Dec-16	278	3,873,270.25	1.18%	261,631.88	194,006.48	67,625.40	4,401,144.93	0.497%	1.28%
26	Jan-17	244	3,327,815.73	1.07%	313,495.74	206,720.04	106,775.70	4,507,920.63	0.509%	1.36%

Nissan Auto Receivables Owner Trust 2014-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
27	Feb-17	225	2,948,485.27	1.00%	250,043.82	178,552.47	71,491.35	4,579,411.98	0.517%	1.18%
28	Mar-17	203	2,527,352.48	0.91%	239,266.35	234,103.49	5,162.86	4,584,574.84	0.518%	1.46%
29	Apr-17	214	2,665,730.22	1.02%	117,931.37	193,902.09	(75,970.72)	4,508,604.12	0.509%	1.17%
30	May-17	233	2,805,498.53	1.14%	155,026.81	152,808.15	2,218.66	4,510,822.78	0.509%	1.39%
31	Jun-17	226	2,787,154.92	1.20%	122,126.30	104,229.68	17,896.62	4,528,719.40	0.511%	1.22%
32	Jul-17	240	2,930,824.31	1.33%	229,145.89	72,506.74	156,639.15	4,685,358.55	0.529%	1.17%
33	Aug-17	212	2,555,618.66	1.24%	287,998.74	169,809.99	118,188.75	4,803,547.30	0.543%	1.27%
34	Sep-17	230	2,694,177.27	1.39%	80,301.28	186,012.85	(105,711.57)	4,697,835.73	0.531%	1.10%
35	Oct-17	206	2,400,980.28	1.32%	253,107.51	162,275.14	90,832.37	4,788,668.10	0.541%	1.25%
36	Nov-17	191	2,078,787.76	1.22%	114,526.86	143,456.24	(28,929.38)	4,759,738.72	0.538%	1.13%
37	Dec-17	233	2,482,921.92	1.56%	151,257.66	80,067.44	71,190.22	4,830,928.94	0.546%	1.11%

Nissan Auto Receivables Owner Trust 2015-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Apr-15	1,459,180,628.33	1,409,933,084.11	0.966250	146	3,118,764.33	0	0.00	0	0.00
2	May-15	1,409,933,084.11	1,364,534,013.47	0.935137	239	4,607,338.03	25	572,113.20	0	0.00
3	Jun-15	1,364,534,013.47	1,315,036,032.19	0.901215	227	4,549,001.01	45	840,454.72	6	112,246.84
4	Jul-15	1,315,036,032.19	1,266,805,301.77	0.868162	274	5,183,521.46	54	1,072,690.68	11	190,212.04
5	Aug-15	1,266,805,301.77	1,223,528,433.65	0.838504	292	5,614,455.59	64	1,170,361.04	17	284,524.82
6	Sep-15	1,223,528,433.65	1,179,311,170.01	0.808201	306	5,746,909.78	59	1,220,829.59	10	161,659.78
7	Oct-15	1,179,311,170.01	1,137,023,980.01	0.779221	359	6,186,521.21	76	1,449,685.32	14	254,377.05
8	Nov-15	1,137,023,980.01	1,099,011,265.14	0.753170	342	6,493,162.93	86	1,528,026.34	22	348,887.44
9	Dec-15	1,099,011,265.14	1,057,272,169.62	0.724566	374	7,015,593.46	105	1,897,820.80	17	228,281.74
10	Jan-16	1,057,272,169.62	1,018,035,764.76	0.697676	377	7,030,254.10	91	1,705,468.08	31	408,230.03
11	Feb-16	1,018,035,764.76	979,651,249.14	0.671371	298	5,082,703.82	72	1,271,847.46	19	252,596.76
12	Mar-16	979,651,249.14	937,580,625.21	0.642539	267	4,505,787.67	66	1,122,465.99	16	258,243.18
13	Apr-16	937,580,625.21	898,778,279.72	0.615947	290	4,936,476.03	49	857,955.44	20	311,255.63
14	May-16	898,778,279.72	859,926,025.05	0.589321	313	4,874,399.99	72	1,189,461.48	18	276,935.09
15	Jun-16	859,926,025.05	821,560,383.54	0.563029	304	4,588,185.97	84	1,160,877.04	26	491,530.00
16	Jul-16	821,560,383.54	786,044,297.86	0.538689	391	5,951,323.61	99	1,399,119.57	32	333,627.75
17	Aug-16	786,044,297.86	750,542,385.14	0.514359	327	5,123,166.39	89	1,320,587.98	18	199,334.83
18	Sep-16	750,542,385.14	714,843,772.89	0.489894	317	4,935,701.54	78	1,185,987.74	21	270,884.53
19	Oct-16	714,843,772.89	681,790,072.62	0.467242	323	5,000,969.96	78	1,300,000.68	13	121,450.47
20	Nov-16	681,790,072.62	651,398,771.36	0.446414	339	5,234,700.36	86	1,379,427.78	23	254,060.87
21	Dec-16	651,398,771.36	622,036,182.04	0.426291	382	5,735,842.24	81	1,258,354.69	28	434,350.31
22	Jan-17	622,036,182.04	590,805,342.02	0.404888	344	5,106,523.80	89	1,250,620.71	26	338,840.94
23	Feb-17	590,805,342.02	562,212,333.29	0.385293	311	4,381,330.20	90	1,305,676.10	26	300,356.11
24	Mar-17	562,212,333.29	530,934,445.70	0.363858	285	4,023,025.45	62	855,798.84	19	253,459.14
25	Apr-17	530,934,445.70	504,465,156.37	0.345718	299	4,114,695.72	76	1,079,753.41	18	173,498.11

Nissan Auto Receivables Owner Trust 2015-A — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
26	May-17	504,465,156.37	476,858,636.44	0.326799	288	3,866,181.66	71	910,194.48	15	125,725.42
27	Jun-17	476,858,636.44	450,510,649.73	0.308742	261	3,519,592.54	85	1,151,872.49	8	62,160.79
28	Jul-17	450,510,649.73	425,998,457.15	0.291944	325	4,252,268.34	79	991,982.79	25	315,626.11
29	Aug-17	425,998,457.15	400,911,833.09	0.274751	259	3,277,590.58	84	1,158,913.88	20	226,566.72
30	Sep-17	400,911,833.09	378,765,177.45	0.259574	275	3,557,882.38	67	796,778.92	19	266,372.99
31	Oct-17	378,765,177.45	355,491,658.83	0.243624	251	3,166,330.22	52	672,230.88	17	144,640.97
32	Nov-17	355,491,658.83	334,114,386.32	0.228974	258	3,152,729.86	67	790,901.84	16	130,338.12
33	Dec-17	334,114,386.32	314,185,811.02	0.215317	309	3,649,246.18	61	750,492.72	18	147,089.16

Nissan Auto Receivables Owner Trust 2015-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Apr-15	146	3,118,764.33	0.22%	389,380.99	0.00	389,380.99	389,380.99	0.027%	1.38%
2	May-15	264	5,179,451.23	0.38%	387,660.38	169,376.73	218,283.65	607,664.64	0.042%	1.25%
3	Jun-15	278	5,501,702.57	0.42%	638,444.42	135,260.55	503,183.87	1,110,848.51	0.076%	1.49%
4	Jul-15	339	6,446,424.18	0.51%	704,836.62	225,074.68	479,761.94	1,590,610.45	0.109%	1.47%
5	Aug-15	373	7,069,341.45	0.58%	849,919.03	290,967.79	558,951.24	2,149,561.69	0.147%	1.26%
6	Sep-15	375	7,129,399.15	0.60%	1,200,057.04	370,546.00	829,511.04	2,979,072.73	0.204%	1.34%
7	Oct-15	449	7,890,583.58	0.69%	707,300.42	539,673.88	167,626.54	3,146,699.27	0.216%	1.28%
8	Nov-15	450	8,370,076.71	0.76%	544,952.32	365,674.64	179,277.68	3,325,976.95	0.228%	1.11%
9	Dec-15	496	9,141,696.00	0.86%	839,111.74	331,614.19	507,497.55	3,833,474.50	0.263%	1.35%
10	Jan-16	499	9,143,952.21	0.90%	925,831.80	414,851.30	510,980.50	4,344,455.00	0.298%	1.26%
11	Feb-16	389	6,607,148.04	0.67%	885,148.88	384,965.91	500,182.97	4,844,637.97	0.332%	1.25%
12	Mar-16	349	5,886,496.84	0.63%	717,273.77	549,340.26	167,933.51	5,012,571.48	0.344%	1.47%
13	Apr-16	359	6,105,687.10	0.68%	963,677.41	471,934.16	491,743.25	5,504,314.73	0.377%	1.38%
14	May-16	403	6,340,796.56	0.74%	713,644.34	347,768.02	365,876.32	5,870,191.05	0.402%	1.42%
15	Jun-16	414	6,240,593.01	0.76%	528,359.70	431,603.53	96,756.17	5,966,947.22	0.409%	1.44%
16	Jul-16	522	7,684,070.93	0.98%	699,395.04	344,483.02	354,912.02	6,321,859.24	0.433%	1.33%
17	Aug-16	434	6,643,089.20	0.89%	530,609.31	346,356.94	184,252.37	6,506,111.61	0.446%	1.37%
18	Sep-16	416	6,392,573.81	0.89%	548,599.55	431,997.12	116,602.43	6,622,714.04	0.454%	1.42%
19	Oct-16	414	6,422,421.11	0.94%	683,391.60	291,140.20	392,251.40	7,014,965.44	0.481%	1.35%
20	Nov-16	448	6,868,189.01	1.05%	444,662.12	328,172.49	116,489.63	7,131,455.07	0.489%	1.24%
21	Dec-16	491	7,428,547.24	1.19%	663,314.57	233,009.64	430,304.93	7,561,760.00	0.518%	1.22%
22	Jan-17	459	6,695,985.45	1.13%	552,252.50	387,910.37	164,342.13	7,726,102.13	0.529%	1.36%
23	Feb-17	427	5,987,362.41	1.06%	455,841.70	389,139.65	66,702.05	7,792,804.18	0.534%	1.26%
24	Mar-17	366	5,132,283.43	0.97%	533,970.81	308,105.33	225,865.48	8,018,669.66	0.550%	1.46%
25	Apr-17	393	5,367,947.24	1.06%	435,704.89	277,320.03	158,384.86	8,177,054.52	0.560%	1.25%
26	May-17	374	4,902,101.56	1.03%	440,272.02	326,425.47	113,846.55	8,290,901.07	0.568%	1.35%

Nissan Auto Receivables Owner Trust 2015-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
27	Jun-17	354	4,733,625.82	1.05%	466,234.47	302,919.04	163,315.43	8,454,216.50	0.579%	1.32%
28	Jul-17	429	5,559,877.24	1.31%	357,830.04	363,028.85	(5,198.81)	8,449,017.69	0.579%	1.25%
29	Aug-17	363	4,663,071.18	1.16%	403,349.23	232,007.05	171,342.18	8,620,359.87	0.591%	1.35%
30	Sep-17	361	4,621,034.29	1.22%	373,087.14	230,542.65	142,544.49	8,762,904.36	0.601%	1.22%
31	Oct-17	320	3,983,202.07	1.12%	430,815.80	231,777.08	199,038.72	8,961,943.08	0.614%	1.33%
32	Nov-17	341	4,073,969.82	1.22%	365,935.54	284,065.32	81,870.22	9,043,813.30	0.620%	1.25%
33	Dec-17	388	4,546,828.06	1.45%	310,436.55	241,586.25	68,850.30	9,112,663.60	0.625%	1.23%

Nissan Auto Receivables Owner Trust 2015-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Jul-15	1,357,005,766.34	1,313,618,857.80	0.968027	99	2,105,819.78	0	0.00	0	0.00
2	Aug-15	1,313,618,857.80	1,276,016,624.66	0.940318	136	2,878,618.28	28	563,811.03	1	27,962.90
3	Sep-15	1,276,016,624.66	1,236,595,854.67	0.911268	150	3,283,289.56	29	631,668.12	8	179,648.34
4	Oct-15	1,236,595,854.67	1,201,178,043.23	0.885168	197	4,052,951.53	34	809,480.69	9	171,515.31
5	Nov-15	1,201,178,043.23	1,168,249,130.81	0.860902	188	3,753,423.90	55	1,100,948.68	7	171,484.29
6	Dec-15	1,168,249,130.81	1,132,535,301.40	0.834584	221	4,576,048.15	54	1,046,405.92	12	173,193.13
7	Jan-16	1,132,535,301.40	1,098,980,347.21	0.809857	251	5,153,887.56	57	1,170,971.14	19	393,150.41
8	Feb-16	1,098,980,347.21	1,065,776,574.33	0.785388	201	3,861,657.20	39	653,126.40	14	253,997.44
9	Mar-16	1,065,776,574.33	1,028,810,106.23	0.758147	177	3,490,022.77	40	691,355.97	8	106,490.18
10	Apr-16	1,028,810,106.23	994,866,276.16	0.733133	185	3,388,647.84	41	651,618.87	10	140,500.06
11	May-16	994,866,276.16	961,190,537.54	0.708317	208	3,825,438.59	57	978,880.47	13	133,269.52
12	Jun-16	961,190,537.54	927,108,753.50	0.683202	232	4,305,304.01	42	739,301.72	15	284,665.54
13	Jul-16	927,108,753.50	895,054,012.00	0.659580	267	4,936,298.12	49	889,708.76	12	219,051.37
14	Aug-16	895,054,012.00	862,297,355.60	0.635441	237	4,426,461.33	61	989,543.50	7	74,120.10
15	Sep-16	862,297,355.60	830,498,842.87	0.612008	243	4,220,438.50	60	999,528.02	16	183,711.01
16	Oct-16	830,498,842.87	800,192,489.85	0.589675	251	4,596,066.30	66	1,104,654.38	20	266,513.81
17	Nov-16	800,192,489.85	771,424,149.01	0.568475	251	4,495,039.60	66	1,281,818.25	17	206,308.16
18	Dec-16	771,424,149.01	743,374,431.44	0.547805	301	5,327,054.26	69	1,325,069.04	21	280,887.74
19	Jan-17	743,374,431.44	713,402,878.69	0.525718	270	4,867,113.18	74	1,286,413.18	15	258,539.07
20	Feb-17	713,402,878.69	686,382,382.12	0.505807	203	3,621,167.95	61	1,034,720.05	20	208,369.16
21	Mar-17	686,382,382.12	655,243,402.64	0.482860	239	4,203,611.48	38	709,268.73	14	253,396.89
22	Apr-17	655,243,402.64	628,843,035.49	0.463405	227	3,873,403.19	82	1,457,515.70	8	110,248.96
23	May-17	628,843,035.49	600,744,344.69	0.442698	237	3,926,323.11	57	1,009,750.15	22	348,206.84
24	Jun-17	600,744,344.69	573,085,436.35	0.422316	237	3,759,933.74	59	1,032,969.41	14	240,344.39
25	Jul-17	573,085,436.35	547,439,132.38	0.403417	282	4,340,725.62	60	1,045,355.88	15	308,083.51

Nissan Auto Receivables Owner Trust 2015-B — (Continued)

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
26	Aug-17	547,439,132.38	521,703,025.48	0.384452	246	3,633,121.43	71	1,158,545.03	14	249,406.26
27	Sep-17	521,703,025.48	497,401,374.40	0.366543	243	3,486,057.17	67	1,010,386.54	14	183,009.50
28	Oct-17	497,401,374.40	472,917,353.78	0.348501	230	3,159,925.50	58	828,982.07	10	126,667.70
29	Nov-17	472,917,353.78	450,219,304.27	0.331774	229	3,132,638.50	62	912,610.67	14	178,502.47
30	Dec-17	450,219,304.27	428,605,356.47	0.315846	286	3,837,308.39	84	1,141,577.61	15	136,514.40

Nissan Auto Receivables Owner Trust 2015-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Jul-15	99	2,105,819.78	0.16%	122,260.69	0.00	122,260.69	122,260.69	0.009%	1.44%
2	Aug-15	165	3,470,392.21	0.27%	141,154.96	34,400.00	106,754.96	229,015.65	0.017%	1.12%
3	Sep-15	187	4,094,606.02	0.33%	351,537.14	67,140.37	284,396.77	513,412.42	0.038%	1.26%
4	Oct-15	240	5,033,947.53	0.42%	566,808.07	126,441.92	440,366.15	953,778.57	0.070%	1.07%
5	Nov-15	250	5,025,856.87	0.43%	444,294.42	174,617.15	269,677.27	1,223,455.84	0.090%	0.93%
6	Dec-15	287	5,795,647.20	0.51%	650,311.51	219,552.81	430,758.70	1,654,214.54	0.122%	1.14%
7	Jan-16	327	6,718,009.11	0.61%	650,403.49	237,422.02	412,981.47	2,067,196.01	0.152%	1.03%
8	Feb-16	254	4,768,781.04	0.45%	926,138.72	214,365.20	711,773.52	2,778,969.53	0.205%	1.04%
9	Mar-16	225	4,287,868.92	0.42%	742,699.61	370,605.09	372,094.52	3,151,064.05	0.232%	1.31%
10	Apr-16	236	4,180,766.77	0.42%	710,703.32	454,181.10	256,522.22	3,407,586.27	0.251%	1.16%
11	May-16	278	4,937,588.58	0.51%	525,736.72	441,989.49	83,747.23	3,491,333.50	0.257%	1.17%
12	Jun-16	289	5,329,271.27	0.57%	501,737.91	338,664.46	163,073.45	3,654,406.95	0.269%	1.24%
13	Jul-16	328	6,045,058.25	0.68%	746,945.02	253,856.22	493,088.80	4,147,495.75	0.306%	1.17%
14	Aug-16	305	5,490,124.93	0.64%	555,900.49	286,508.15	269,392.34	4,416,888.09	0.325%	1.25%
15	Sep-16	319	5,403,677.53	0.65%	382,346.96	308,546.54	73,800.42	4,490,688.51	0.331%	1.22%
16	Oct-16	337	5,967,234.49	0.75%	518,072.61	290,397.70	227,674.91	4,718,363.42	0.348%	1.16%
17	Nov-16	334	5,983,166.01	0.78%	680,281.08	354,866.72	325,414.36	5,043,777.78	0.372%	1.09%
18	Dec-16	391	6,933,011.04	0.93%	699,833.31	264,174.22	435,659.09	5,479,436.87	0.404%	1.07%
19	Jan-17	359	6,412,065.43	0.90%	616,768.04	352,301.80	264,466.24	5,743,903.11	0.423%	1.23%
20	Feb-17	284	4,864,257.16	0.71%	593,484.44	367,971.06	225,513.38	5,969,416.49	0.440%	1.07%
21	Mar-17	291	5,166,277.10	0.79%	436,602.42	302,111.63	134,490.79	6,103,907.28	0.450%	1.37%
22	Apr-17	317	5,441,167.85	0.87%	531,549.28	349,908.10	181,641.18	6,285,548.46	0.463%	1.10%
23	May-17	316	5,284,280.10	0.88%	541,632.03	303,339.71	238,292.32	6,523,840.78	0.481%	1.26%
24	Jun-17	310	5,033,247.54	0.88%	567,374.85	387,456.71	179,918.14	6,703,758.92	0.494%	1.30%

Nissan Auto Receivables Owner Trust 2015-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
25	Jul-17	357	5,694,165.01	1.04%	614,248.00	279,819.59	334,428.41	7,038,187.33	0.519%	1.20%
26	Aug-17	331	5,041,072.72	0.97%	411,889.82	316,801.26	95,088.56	7,133,275.89	0.526%	1.25%
27	Sep-17	324	4,679,453.21	0.94%	454,141.82	297,716.08	156,425.74	7,289,701.63	0.537%	1.19%
28	Oct-17	298	4,115,575.27	0.87%	411,949.90	259,629.14	152,320.76	7,442,022.39	0.548%	1.24%
29	Nov-17	305	4,223,751.64	0.94%	294,784.36	193,266.93	101,517.43	7,543,539.82	0.556%	1.15%
30	Dec-17	385	5,115,400.40	1.19%	298,544.43	168,859.84	129,684.59	7,673,224.41	0.565%	1.10%

Nissan Auto Receivables Owner Trust 2015-C

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Oct-15	1,230,010,825.44	1,192,284,549.56	0.969329	163	3,089,824.94	0	0.00	0	0.00
2	Nov-15	1,192,284,549.56	1,158,535,679.82	0.941891	196	3,873,798.21	29	592,773.48	0	0.00
3	Dec-15	1,158,535,679.82	1,122,693,429.02	0.912751	207	3,816,022.11	43	778,714.39	14	275,880.25
4	Jan-16	1,122,693,429.02	1,089,582,173.54	0.885831	247	4,460,029.94	62	1,049,299.32	15	283,377.05
5	Feb-16	1,089,582,173.54	1,055,933,479.37	0.858475	203	3,644,037.30	53	803,090.79	16	211,833.67
6	Mar-16	1,055,933,479.37	1,020,199,853.27	0.829423	206	3,632,914.42	45	857,827.54	18	286,421.71
7	Apr-16	1,020,199,853.27	987,468,253.14	0.802813	184	3,200,083.41	53	860,030.89	7	126,470.55
8	May-16	987,468,253.14	953,335,218.02	0.775062	231	4,160,176.70	53	861,942.53	20	299,618.67
9	Jun-16	953,335,218.02	918,715,880.79	0.746917	240	4,395,043.89	61	1,016,568.16	12	175,518.30
10	Jul-16	918,715,880.79	888,377,464.62	0.722252	296	5,104,496.54	73	1,221,558.06	22	207,887.44
11	Aug-16	888,377,464.62	855,373,460.79	0.695419	260	4,513,633.51	73	1,248,008.20	22	331,633.69
12	Sep-16	855,373,460.79	824,366,314.42	0.670211	275	4,681,408.04	64	1,024,679.62	11	164,595.24
13	Oct-16	824,366,314.42	795,674,620.80	0.646884	295	5,002,122.77	78	1,221,909.53	16	250,406.35
14	Nov-16	795,674,620.80	768,045,302.16	0.624422	244	4,293,070.90	76	1,333,109.78	25	331,901.19
15	Dec-16	768,045,302.16	740,887,061.46	0.602342	303	5,139,584.99	76	1,292,918.88	26	385,467.38
16	Jan-17	740,887,061.46	711,814,430.76	0.578706	260	4,575,883.49	75	1,180,187.53	23	278,557.96
17	Feb-17	711,814,430.76	685,333,571.42	0.557177	246	4,174,047.57	57	1,004,392.23	17	207,801.33
18	Mar-17	685,333,571.42	656,069,341.63	0.533385	243	3,993,153.56	52	765,246.77	13	178,914.40
19	Apr-17	656,069,341.63	630,938,925.87	0.512954	264	4,360,551.06	66	1,044,685.62	14	196,983.72
20	May-17	630,938,925.87	603,495,915.91	0.490643	242	4,018,375.80	65	990,799.56	17	211,188.84
21	Jun-17	603,495,915.91	576,722,244.90	0.468876	199	3,310,550.66	57	931,884.87	18	240,699.93
22	Jul-17	576,722,244.90	551,115,106.54	0.448057	283	4,574,221.29	50	810,218.32	12	160,749.48
23	Aug-17	551,115,106.54	526,364,498.36	0.427935	255	4,049,529.99	62	978,640.86	16	200,171.44
24	Sep-17	526,364,498.36	503,103,401.51	0.409024	259	3,738,550.81	61	1,054,156.86	23	303,975.36
25	Oct-17	503,103,401.51	479,439,596.78	0.389785	247	3,544,135.28	46	665,430.03	17	248,129.72
26	Nov-17	479,439,596.78	457,674,155.00	0.372090	243	3,533,227.06	67	958,028.27	15	185,213.69
27	Dec-17	457,674,155.00	437,204,165.47	0.355447	276	4,062,994.04	70	955,712.86	19	218,847.98

Nissan Auto Receivables Owner Trust 2015-C—(Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Oct-15	163	3,089,824.94	0.26%	273,461.19	0.00	273,461.19	273,461.19	0.022%	1.26%
2	Nov-15	225	4,466,571.69	0.39%	216,798.64	59,074.82	157,723.82	431,185.01	0.035%	1.06%
3	Dec-15	264	4,870,616.75	0.43%	376,359.36	127,171.49	249,187.87	680,372.88	0.055%	1.23%
4	Jan-16	324	5,792,706.31	0.53%	883,465.25	155,819.73	727,645.52	1,408,018.40	0.114%	1.08%
5	Feb-16	272	4,658,961.76	0.44%	728,381.45	296,253.92	432,127.53	1,840,145.93	0.150%	1.14%
6	Mar-16	269	4,777,163.67	0.47%	668,118.80	345,710.99	322,407.81	2,162,553.74	0.176%	1.32%
7	Apr-16	244	4,186,584.85	0.42%	839,768.92	420,826.95	418,941.97	2,581,495.71	0.210%	1.15%
8	May-16	304	5,321,737.90	0.56%	546,236.72	414,094.26	132,142.46	2,713,638.17	0.221%	1.28%
9	Jun-16	313	5,587,130.35	0.61%	970,127.61	377,878.52	592,249.09	3,305,887.26	0.269%	1.38%
10	Jul-16	391	6,533,942.04	0.74%	771,695.83	479,664.41	292,031.42	3,597,918.68	0.293%	1.12%
11	Aug-16	355	6,093,275.40	0.71%	669,639.40	234,648.92	434,990.48	4,032,909.16	0.328%	1.34%
12	Sep-16	350	5,870,682.90	0.71%	1,013,800.82	480,046.48	533,754.34	4,566,663.50	0.371%	1.24%
13	Oct-16	389	6,474,438.65	0.81%	593,017.61	392,447.41	200,570.20	4,767,233.70	0.388%	1.11%
14	Nov-16	345	5,958,081.87	0.78%	615,267.17	327,616.64	287,650.53	5,054,884.23	0.411%	1.07%
15	Dec-16	405	6,817,971.25	0.92%	697,818.33	351,686.09	346,132.24	5,401,016.47	0.439%	1.06%
16	Jan-17	358	6,034,628.98	0.85%	664,491.02	355,734.60	308,756.42	5,709,772.89	0.464%	1.24%
17	Feb-17	320	5,386,241.13	0.79%	757,441.25	382,021.48	375,419.77	6,085,192.66	0.495%	1.09%
18	Mar-17	308	4,937,314.73	0.75%	571,589.53	312,906.54	258,682.99	6,343,875.65	0.516%	1.35%
19	Apr-17	344	5,602,220.40	0.89%	334,047.21	454,070.68	(120,023.47)	6,223,852.18	0.506%	1.09%
20	May-17	324	5,220,364.20	0.87%	487,258.11	210,358.88	276,899.23	6,500,751.41	0.529%	1.30%
21	Jun-17	274	4,483,135.46	0.78%	549,862.07	263,479.57	286,382.50	6,787,133.91	0.552%	1.29%
22	Jul-17	345	5,545,189.09	1.01%	580,245.75	279,785.20	300,460.55	7,087,594.46	0.576%	1.25%
23	Aug-17	333	5,228,342.29	0.99%	415,978.91	385,996.52	29,982.39	7,117,576.85	0.579%	1.22%
24	Sep-17	343	5,096,683.03	1.01%	205,654.62	254,395.63	(48,741.01)	7,068,835.84	0.575%	1.15%
25	Oct-17	310	4,457,695.03	0.93%	558,021.60	208,663.40	349,358.20	7,418,194.04	0.603%	1.22%
26	Nov-17	325	4,676,469.02	1.02%	357,862.50	195,241.89	162,620.61	7,580,814.65	0.616%	1.11%
27	Dec-17	365	5,237,554.88	1.20%	389,752.49	200,482.19	189,270.30	7,770,084.95	0.632%	1.07%

Nissan Auto Receivables Owner Trust 2016-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Feb-16	1,041,666,666.68	1,009,456,030.07	0.969078	81	1,755,103.30	0	0.00	0	0.00
2	Mar-16	1,009,456,030.07	975,196,014.23	0.936188	109	2,218,180.95	14	265,625.39	0	0.00
3	Apr-16	975,196,014.23	945,309,529.20	0.907497	83	1,621,196.21	25	548,092.45	6	118,412.97
4	May-16	945,309,529.20	914,511,847.70	0.877931	128	2,687,998.69	18	352,331.02	10	231,510.67
5	Jun-16	914,511,847.70	884,018,212.89	0.848657	128	2,748,833.50	33	668,503.63	7	137,726.52
6	Jul-16	884,018,212.89	855,827,323.93	0.821594	179	3,653,191.27	29	613,673.62	12	208,200.73
7	Aug-16	855,827,323.93	826,327,739.23	0.793275	164	3,404,651.02	39	764,907.09	8	146,989.57
8	Sep-16	826,327,739.23	797,836,915.00	0.765923	153	3,120,439.08	36	778,057.08	13	169,546.48
9	Oct-16	797,836,915.00	770,238,680.72	0.739429	197	3,870,301.11	31	633,667.27	17	343,821.29
10	Nov-16	770,238,680.72	743,510,504.77	0.713770	207	4,117,125.18	37	692,384.77	10	152,211.55
11	Dec-16	743,510,504.77	717,976,728.53	0.689258	260	4,866,937.62	55	1,058,343.35	8	110,104.63
12	Jan-17	717,976,728.53	691,369,081.01	0.663714	230	4,296,336.54	65	1,212,333.09	16	332,409.02
13	Feb-17	691,369,081.01	666,564,320.85	0.639902	185	3,202,929.06	52	754,179.72	19	329,543.51
14	Mar-17	666,564,320.85	638,925,945.92	0.613369	186	3,003,358.92	32	511,138.74	13	137,378.34
15	Apr-17	638,925,945.92	616,152,032.85	0.591506	197	3,324,389.85	47	688,045.33	14	184,397.69
16	May-17	616,152,032.85	591,082,556.17	0.567439	196	3,290,570.93	39	556,179.71	17	179,489.07
17	Jun-17	591,082,556.17	567,180,002.32	0.544493	225	3,705,924.53	39	662,768.12	15	163,482.87
18	Jul-17	567,180,002.32	544,558,428.59	0.522776	231	3,880,324.08	66	992,635.86	13	173,715.68
19	Aug-17	544,558,428.59	521,252,766.06	0.500403	243	3,903,981.87	58	921,104.56	18	221,557.01
20	Sep-17	521,252,766.06	499,593,265.64	0.479610	223	3,562,191.22	63	847,556.95	15	174,301.27
21	Oct-17	499,593,265.64	476,353,344.67	0.457299	212	3,286,853.50	53	812,699.81	13	97,962.91
22	Nov-17	476,353,344.67	456,081,998.89	0.437839	208	3,095,545.47	62	911,877.06	16	206,445.38
23	Dec-17	456,081,998.89	435,877,302.80	0.418442	238	3,672,144.07	63	934,210.45	12	119,272.44

Nissan Auto Receivables Owner Trust 2016-A — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Feb-16	81	1,755,103.30	0.17%	244,173.14	0.00	244,173.14	244,173.14	0.023%	1.27%
2	Mar-16	123	2,483,806.34	0.25%	542,041.13	43,909.85	498,131.28	742,304.42	0.071%	1.46%
3	Apr-16	114	2,287,701.63	0.24%	306,209.29	163,902.76	142,306.53	884,610.95	0.085%	1.17%
4	May-16	156	3,271,840.38	0.36%	424,259.32	230,834.25	193,425.07	1,078,036.02	0.103%	1.27%
5	Jun-16	168	3,555,063.65	0.40%	637,564.59	168,336.98	469,227.61	1,547,263.63	0.149%	1.29%
6	Jul-16	220	4,475,065.62	0.52%	689,402.09	189,926.76	499,475.33	2,046,738.96	0.196%	1.17%
7	Aug-16	211	4,316,547.68	0.52%	833,080.29	270,274.79	562,805.50	2,609,544.46	0.251%	1.30%
8	Sep-16	202	4,068,042.64	0.51%	526,061.06	449,727.40	76,333.66	2,685,878.12	0.258%	1.26%
9	Oct-16	245	4,847,789.67	0.63%	395,357.74	296,965.42	98,392.32	2,784,270.44	0.267%	1.23%
10	Nov-16	254	4,961,721.50	0.67%	775,321.52	203,489.48	571,832.04	3,356,102.48	0.322%	1.19%
11	Dec-16	323	6,035,385.60	0.84%	535,707.60	278,676.37	257,031.23	3,613,133.71	0.347%	1.13%
12	Jan-17	311	5,841,078.65	0.84%	597,799.27	290,465.81	307,333.46	3,920,467.17	0.376%	1.28%
13	Feb-17	256	4,286,652.29	0.64%	814,057.31	246,910.90	567,146.41	4,487,613.58	0.431%	1.17%
14	Mar-17	231	3,651,876.00	0.57%	767,364.90	445,118.17	322,246.73	4,809,860.31	0.462%	1.42%
15	Apr-17	258	4,196,832.87	0.68%	421,093.40	375,764.79	45,328.61	4,855,188.92	0.466%	1.07%
16	May-17	252	4,026,239.71	0.68%	688,198.96	336,065.71	352,133.25	5,207,322.17	0.500%	1.30%
17	Jun-17	279	4,532,175.52	0.80%	210,758.07	374,370.77	(163,612.70)	5,043,709.47	0.484%	1.24%
18	Jul-17	310	5,046,675.62	0.93%	517,113.07	175,859.02	341,254.05	5,384,963.52	0.517%	1.20%
19	Aug-17	319	5,046,643.44	0.97%	462,201.70	299,904.70	162,297.00	5,547,260.52	0.533%	1.29%
20	Sep-17	301	4,584,049.44	0.92%	563,375.46	225,215.80	338,159.66	5,885,420.18	0.565%	1.20%
21	Oct-17	278	4,197,516.22	0.88%	383,707.72	181,013.32	202,694.40	6,088,114.58	0.584%	1.36%
22	Nov-17	286	4,213,867.91	0.92%	322,055.26	185,941.14	136,114.12	6,224,228.70	0.598%	1.16%
23	Dec-17	313	4,725,626.96	1.08%	488,802.82	231,802.65	257,000.17	6,481,228.87	0.622%	1.19%

Nissan Auto Receivables Owner Trust 2016-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Apr-16	1,562,499,952.99	1,515,314,361.70	0.969801	144	2,645,528.21	0	0.00	0	0.00
2	May-16	1,515,314,361.70	1,467,612,352.49	0.939272	197	3,904,075.69	30	613,133.93	0	0.00
3	Jun-16	1,467,612,352.49	1,421,375,217.56	0.909680	216	4,019,344.19	40	908,278.79	9	128,513.38
4	Jul-16	1,421,375,217.56	1,378,447,248.97	0.882206	303	5,403,874.78	45	902,529.99	19	438,490.80
5	Aug-16	1,378,447,248.97	1,332,676,152.45	0.852913	255	4,393,270.36	86	1,501,017.00	13	237,348.56
6	Sep-16	1,332,676,152.45	1,288,993,400.59	0.824956	271	4,471,653.00	61	998,966.63	27	398,712.54
7	Oct-16	1,288,993,400.59	1,246,783,258.93	0.797941	304	4,866,765.82	90	1,241,340.21	21	305,822.42
8	Nov-16	1,246,783,258.93	1,206,689,293.23	0.772281	283	4,710,835.34	86	1,183,064.49	28	338,824.08
9	Dec-16	1,206,689,293.23	1,168,642,495.14	0.747931	345	6,094,754.09	108	1,692,516.14	34	408,065.24
10	Jan-17	1,168,642,495.14	1,127,465,789.19	0.721578	300	5,545,124.42	106	1,831,055.78	32	462,041.99
11	Feb-17	1,127,465,789.19	1,090,353,999.70	0.697827	267	5,227,712.27	86	1,522,592.25	29	331,961.70
12	Mar-17	1,090,353,999.70	1,049,412,609.88	0.671624	251	4,623,258.03	64	1,152,431.19	23	322,139.61
13	Apr-17	1,049,412,609.88	1,013,463,682.63	0.648617	267	4,917,645.90	75	1,309,649.43	21	327,777.52
14	May-17	1,013,463,682.63	974,939,512.36	0.623961	286	5,503,054.42	60	970,935.81	15	200,609.22
15	Jun-17	974,939,512.36	937,635,763.36	0.600087	286	5,461,643.69	78	1,318,503.19	19	232,677.08
16	Jul-17	937,635,763.36	902,779,094.10	0.577779	367	6,354,772.60	88	1,533,970.89	28	401,765.23
17	Aug-17	902,779,094.10	866,923,803.95	0.554831	328	5,871,799.52	95	1,528,094.69	31	522,001.52
18	Sep-17	866,923,803.95	834,027,227.36	0.533777	329	5,641,033.42	92	1,594,865.03	28	410,994.17
19	Oct-17	834,027,227.36	798,844,918.27	0.511261	357	5,887,708.59	80	1,241,768.05	26	332,451.72
20	Nov-17	798,844,918.27	766,381,236.36	0.490484	340	5,646,745.67	89	1,430,091.41	26	309,064.51
21	Dec-17	766,381,236.36	735,860,332.25	0.470951	384	6,167,686.39	92	1,464,809.94	36	499,123.45

Nissan Auto Receivables Owner Trust 2016-B — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Apr-16	144	2,645,528.21	0.17%	212,710.29	0.00	212,710.29	212,710.29	0.014%	1.21%
2	May-16	227	4,517,209.62	0.31%	371,905.11	81,459.23	290,445.88	503,156.17	0.032%	1.27%
3	Jun-16	265	5,056,136.36	0.36%	563,024.18	101,355.78	461,668.40	964,824.57	0.062%	1.23%
4	Jul-16	367	6,744,895.57	0.49%	719,300.22	182,014.22	537,286.00	1,502,110.57	0.096%	1.09%
5	Aug-16	354	6,131,635.92	0.46%	1,036,496.28	291,974.36	744,521.92	2,246,632.49	0.144%	1.27%
6	Sep-16	359	5,869,332.17	0.46%	1,031,128.42	384,289.18	646,839.24	2,893,471.73	0.185%	1.23%
7	Oct-16	415	6,413,928.45	0.51%	1,335,836.81	310,129.19	1,025,707.62	3,919,179.35	0.251%	1.18%
8	Nov-16	397	6,232,723.91	0.52%	923,574.20	479,737.43	443,836.77	4,363,016.12	0.279%	1.11%
9	Dec-16	487	8,195,335.47	0.70%	711,178.27	478,066.80	233,111.47	4,596,127.59	0.294%	1.03%
10	Jan-17	438	7,838,222.19	0.70%	985,558.32	450,249.37	535,308.95	5,131,436.54	0.328%	1.22%
11	Feb-17	382	7,082,266.22	0.65%	1,338,732.31	382,821.60	955,910.71	6,087,347.25	0.390%	1.04%
12	Mar-17	338	6,097,828.83	0.58%	1,028,961.83	542,148.68	486,813.15	6,574,160.40	0.421%	1.30%
13	Apr-17	363	6,555,072.85	0.65%	888,335.40	485,680.67	402,654.73	6,976,815.13	0.447%	1.08%
14	May-17	361	6,674,599.45	0.68%	1,078,600.37	445,173.44	633,426.93	7,610,242.06	0.487%	1.25%
15	Jun-17	383	7,012,823.96	0.75%	652,807.76	546,281.27	106,526.49	7,716,768.55	0.494%	1.22%
16	Jul-17	483	8,290,508.72	0.92%	860,476.02	388,859.13	471,616.89	8,188,385.44	0.524%	1.12%
17	Aug-17	454	7,921,895.73	0.91%	894,153.77	481,266.38	412,887.39	8,601,272.83	0.550%	1.21%
18	Sep-17	449	7,646,892.62	0.92%	799,376.29	426,588.24	372,788.05	8,974,060.88	0.574%	1.11%
19	Oct-17	463	7,461,928.36	0.93%	958,578.44	396,581.00	561,997.44	9,536,058.32	0.610%	1.27%
20	Nov-17	455	7,385,901.59	0.96%	803,530.16	357,024.98	446,505.18	9,982,563.50	0.639%	1.16%
21	Dec-17	512	8,131,619.78	1.11%	575,678.97	465,024.76	110,654.21	10,093,217.71	0.646%	1.08%

Nissan Auto Receivables Owner Trust 2016-C

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Aug-16	1,302,083,363.58	1,260,905,637.23	0.968376	96	1,836,153.49	0	0.00	0	0.00
2	Sep-16	1,260,905,637.23	1,219,899,034.07	0.936882	128	2,350,855.18	17	275,155.17	0	0.00
3	Oct-16	1,219,899,034.07	1,181,181,702.62	0.907148	157	2,933,473.17	33	551,239.97	7	94,016.10
4	Nov-16	1,181,181,702.62	1,143,806,141.68	0.878443	155	2,713,746.67	33	534,907.95	11	123,396.51
5	Dec-16	1,143,806,141.68	1,106,629,113.95	0.849891	217	3,701,340.27	53	851,769.46	9	143,547.12
6	Jan-17	1,106,629,113.95	1,067,689,774.68	0.819986	190	3,619,569.49	60	983,760.64	17	161,422.22
7	Feb-17	1,067,689,774.68	1,032,266,801.70	0.792781	172	2,864,835.37	45	739,263.15	21	299,074.12
8	Mar-17	1,032,266,801.70	991,921,366.36	0.761796	177	3,046,521.95	37	582,437.36	20	299,579.14
9	Apr-17	991,921,366.36	956,702,829.52	0.734748	198	3,643,100.60	46	730,873.30	18	155,955.62
10	May-17	956,702,829.52	919,253,008.92	0.705986	191	3,292,048.37	44	702,488.30	12	144,223.50
11	Jun-17	919,253,008.92	883,673,712.14	0.678661	181	3,011,537.10	42	662,895.84	17	257,768.22
12	Jul-17	883,673,712.14	850,281,320.20	0.653016	294	4,593,830.53	44	791,830.25	14	171,933.64
13	Aug-17	850,281,320.20	816,749,519.16	0.627264	226	3,459,973.68	65	1,128,296.14	10	115,881.82
14	Sep-17	816,749,519.16	786,544,527.40	0.604066	237	3,870,408.87	57	797,315.76	23	323,265.09
15	Oct-17	786,544,527.40	754,644,534.20	0.579567	226	3,595,248.87	65	1,086,299.72	15	165,712.46
16	Nov-17	754,644,534.20	724,284,629.93	0.556251	209	3,367,283.20	57	884,048.95	16	287,712.23
17	Dec-17	724,284,629.93	695,679,087.18	0.534282	249	4,133,411.39	68	1,020,877.32	16	158,390.12

Nissan Auto Receivables Owner Trust 2016-C — (Continued)

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Aug-16	96	1,836,153.49	0.15%	50,669.14	0.00	50,669.14	50,669.14	0.004%	1.20%
2	Sep-16	145	2,626,010.35	0.22%	454,401.20	5,000.31	449,400.89	500,070.03	0.038%	1.23%
3	Oct-16	197	3,578,729.24	0.30%	542,778.41	58,127.43	484,650.98	984,721.01	0.076%	1.13%
4	Nov-16	199	3,372,051.13	0.29%	643,151.18	189,180.91	453,970.27	1,438,691.28	0.110%	1.08%
5	Dec-16	279	4,696,656.85	0.42%	506,469.25	245,990.50	260,478.75	1,699,170.03	0.130%	1.10%
6	Jan-17	267	4,764,752.35	0.45%	576,103.26	226,655.66	349,447.60	2,048,617.63	0.157%	1.27%
7	Feb-17	238	3,903,172.64	0.38%	649,655.99	310,100.51	339,555.48	2,388,173.11	0.183%	1.09%
8	Mar-17	234	3,928,538.45	0.40%	625,876.98	416,482.02	209,394.96	2,597,568.07	0.199%	1.42%
9	Apr-17	262	4,529,929.52	0.47%	816,079.67	264,314.80	551,764.87	3,149,332.94	0.242%	1.16%
10	May-17	247	4,138,760.17	0.45%	649,509.34	358,722.28	290,787.06	3,440,120.00	0.264%	1.33%
11	Jun-17	240	3,932,201.16	0.44%	712,674.06	446,155.98	266,518.08	3,706,638.08	0.285%	1.26%
12	Jul-17	352	5,557,594.42	0.65%	618,891.21	279,137.75	339,753.46	4,046,391.54	0.311%	1.20%
13	Aug-17	301	4,704,151.64	0.58%	520,315.20	409,534.54	110,780.66	4,157,172.20	0.319%	1.24%
14	Sep-17	317	4,990,989.72	0.63%	346,889.74	211,416.35	135,473.39	4,292,645.59	0.330%	1.07%
15	Oct-17	306	4,847,261.05	0.64%	669,646.74	201,452.79	468,193.95	4,760,839.54	0.366%	1.21%
16	Nov-17	282	4,539,044.38	0.63%	583,079.08	230,644.04	352,435.04	5,113,274.58	0.393%	1.15%
17	Dec-17	333	5,312,678.83	0.76%	595,477.41	234,604.37	360,873.04	5,474,147.62	0.420%	1.07%

Nissan Auto Receivables Owner Trust 2017-A

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Mar-17	1,041,666,668.41	1,009,862,775.62	0.969468	81	1,721,264.19	0	0.00	0	0.00
2	Apr-17	1,009,862,775.62	980,663,089.86	0.941437	106	2,349,167.53	20	412,285.51	0	0.00
3	May-17	980,663,089.86	950,518,513.71	0.912498	140	3,042,463.34	20	404,313.57	7	165,548.67
4	Jun-17	950,518,513.71	920,775,675.45	0.883945	153	3,280,013.92	31	549,585.09	6	99,360.24
5	Jul-17	920,775,675.45	892,686,919.15	0.856979	196	4,385,951.14	46	939,258.59	11	165,647.74
6	Aug-17	892,686,919.15	863,055,154.76	0.828533	185	3,839,331.18	49	1,134,558.40	14	223,373.43
7	Sep-17	863,055,154.76	836,228,154.18	0.802779	208	4,244,870.61	60	1,228,898.61	15	344,866.92
8	Oct-17	836,228,154.18	806,927,231.93	0.774650	227	4,599,723.49	56	1,068,278.36	15	270,359.94
9	Nov-17	806,927,231.93	779,685,682.79	0.748498	210	4,003,219.23	58	1,154,612.07	18	289,215.81
10	Dec-17	779,685,682.79	753,198,669.93	0.723071	273	5,047,577.18	76	1,390,137.17	18	278,455.16

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Mar-17	81	1,721,264.19	0.17%	223,924.19	0.00	223,924.19	223,924.19	0.021%	1.13%
2	Apr-17	126	2,761,453.04	0.28%	383,924.48	52,042.08	331,882.40	555,806.59	0.053%	0.97%
3	May-17	167	3,612,325.58	0.38%	720,381.82	136,050.05	584,331.77	1,140,138.36	0.109%	1.07%
4	Jun-17	190	3,928,959.25	0.43%	694,623.92	238,812.54	455,811.38	1,595,949.74	0.153%	1.07%
5	Jul-17	253	5,490,857.47	0.62%	540,276.39	239,394.25	300,882.14	1,896,831.88	0.182%	1.00%
6	Aug-17	248	5,197,263.01	0.60%	904,403.64	268,626.25	635,777.39	2,532,609.27	0.243%	1.15%
7	Sep-17	283	5,818,636.14	0.70%	732,083.59	458,489.00	273,594.59	2,806,203.86	0.269%	0.97%
8	Oct-17	298	5,938,361.79	0.74%	1,120,526.60	310,304.91	810,221.69	3,616,425.55	0.347%	1.19%
9	Nov-17	286	5,447,047.11	0.70%	893,485.68	539,254.61	354,231.07	3,970,656.62	0.381%	1.07%
10	Dec-17	367	6,716,169.51	0.89%	802,059.23	260,367.79	541,691.44	4,512,348.06	0.433%	1.04%

Nissan Auto Receivables Owner Trust 2017-B

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Aug-17	1,440,234,238.54	1,392,183,095.09	0.966637	218	3,794,818.10	0	0.00	0	0.00
2	Sep-17	1,392,183,095.09	1,348,257,417.98	0.936138	238	4,191,217.73	37	630,795.35	0	0.00
3	Oct-17	1,348,257,417.98	1,300,655,695.01	0.903086	273	4,804,375.52	31	468,141.65	12	235,861.97
4	Nov-17	1,300,655,695.01	1,255,770,189.19	0.871921	305	5,459,263.15	61	921,922.10	10	142,310.19
5	Dec-17	1,255,770,189.19	1,212,829,705.00	0.842106	346	6,103,402.77	77	1,266,541.22	22	340,806.81

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Aug-17	218	3,794,818.10	0.27%	262,380.81	0.00	262,380.81	262,380.81	0.018%	1.14%
2	Sep-17	275	4,822,013.08	0.36%	362,352.16	60,922.36	301,429.80	563,810.61	0.039%	0.98%
3	Oct-17	316	5,508,379.14	0.42%	655,805.46	89,148.04	566,657.42	1,130,468.03	0.078%	1.18%
4	Nov-17	376	6,523,495.44	0.52%	958,258.29	239,505.92	718,752.37	1,849,220.40	0.128%	1.09%
5	Dec-17	445	7,710,750.80	0.64%	867,255.06	230,789.36	636,465.70	2,485,686.10	0.173%	1.06%

Nissan Auto Receivables Owner Trust 2017-C

Historic Pool Performance

Month Count	Month	Beginning Pool Balance ($)	Ending Pool Balance ($)	Pool Factor	31-60 Day Delinquent (#)(1)	31-60 Day Delinquent ($)(1)	61-90 Day Delinquent (#)(1)	61-90 Day Delinquent ($)(1)	91-120+ Day Delinquent (#)(1)	91-120+ Day Delinquent ($)(1)
1	Nov-17	1,562,500,261.00	1,517,651,248.62	0.971297	197	4,027,033.63	0	0.00	0	0.00
2	Dec-17	1,517,651,248.62	1,473,380,831.76	0.942964	282	5,716,364.45	42	930,386.61	0	0.00

Month Count	Month	Total Delinquent (#)	Total Delinquent ($)	Total Delinquent % of End Balance	Monthly Defaulted Receivables ($)(2)	Net Liquidated Proceeds ($)(3)	Net Losses ($)(4)	Cumulative Net Losses ($)(4)	Cumulative Net Losses (%)(4)	Prepayments (1-Mo. ABS)(5)
1	Nov-17	197	4,027,033.63	0.27%	274,960.58	0.00	274,960.58	274,960.58	0.018%	0.97%
2	Dec-17	324	6,646,751.06	0.45%	540,407.25	59,231.95	481,175.30	756,135.88	0.048%	0.97%

(1)	An account is considered delinquent if 20% or more of the scheduled payment is 15 days past due.

(2)	A “Defaulted Receivable” is (a) a Receivable (other than a Receivable as to which a Repurchase Payment has been made) which, by its terms, is delinquent 120 days or more, (b) a Receivable that is delinquent less than 120 days, but the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the related Financed Vehicle or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to a Chapter 13 bankruptcy proceeding.

(3)	See “Distribution on the Notes—Calculation of Available Amounts” in this Prospectus for more information on Net Liquidation Proceeds.

(4)	Net losses generally consist of the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from any Collection Periods.

(5)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the nonscheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred percent and the SMM by (b) the sum of (i) one-hundred percent and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date plus the number of months since the cut-off date.

NISSAN AUTO RECEIVABLES 2018-A OWNER TRUST

$200,000,000 Notes, Class A-1

$295,000,000 Notes, Class A-2a

$75,000,000 Notes, Class A-2b

$300,000,000 Notes, Class A-3

$130,000,000 Notes, Class A-4

Nissan Auto Receivables Corporation II

Depositor

Nissan Motor Acceptance Corporation

Servicer/Sponsor

PROSPECTUS

Underwriters

BofA Merrill Lynch

HSBC

Lloyds Securities

MUFG

BNP PARIBAS

Scotiabank

SOCIETE GENERALE

TD Securities

Dealer Prospectus Delivery Obligation. Until May 22, 2018, which is 90 days following the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus. Such delivery obligation generally may be satisfied through the filing of the prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.